Exhibit 99

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT THE CONTENTS OF THIS DOCUMENT AND/OR THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER DULY AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED) IF YOU ARE IN THE UNITED KINGDOM OR, IF NOT, FROM ANOTHER APPROPRIATELY AUTHORISED INDEPENDENT FINANCIAL ADVISER.

If you sell or have sold or otherwise transferred all of your Carphone Warehouse Ordinary Shares, please send this document (but not any personalised Form of Proxy or Form of Election), as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. However, such documents should not be mailed, transmitted or distributed, in whole or in part, in, into or from any jurisdiction in which such act would constitute a violation of the relevant laws of such jurisdiction. If you have sold or otherwise transferred part only of your holding of Carphone Warehouse Ordinary Shares, please retain these documents and consult the bank, stockbroker or other agent through whom the sale or transfer was effected.

No application will be made to the UK Listing Authority or to the London Stock Exchange for any of the Carphone Warehouse B Shares, Carphone Warehouse C Shares or Carphone Warehouse Deferred Shares to be admitted to the Official List or to trading on the London Stock Exchange’s main market for listed securities, nor will the Carphone Warehouse B Shares, Carphone Warehouse C Shares or Carphone Warehouse Deferred Shares be listed or admitted to trading on any other investment exchange.

Carphone Warehouse Group plc

[Logo of Carphone Warehouse Group PLC]

Transactions with Best Buy, return of cash to Carphone Warehouse Shareholders and Carphone Warehouse Capital Reduction

Circular to Carphone Warehouse Shareholders

and

Notice of Carphone Warehouse Group plc General Meeting

Your attention is drawn to the letter from the Chairman of the Company which is set out in Part I of this document and which contains the unanimous recommendation of the Carphone Warehouse Directors that you vote in favour of the Carphone Warehouse Resolutions to be proposed at the Carphone Warehouse General Meeting. Please read the whole of this document and, in particular, the certain risks and other factors that should be considered set out in the section headed “Risk Factors” in Part II of this document. Definitions are set out in Part IX of this document.

Notice of the Carphone Warehouse General Meeting to be held at the offices of Osborne Clarke, One London Wall, London EC2Y 5EB at 10.00 a.m. on 20 January 2012 is set out at the end of this document. A Form of Proxy for use in connection with the Carphone Warehouse General Meeting accompanies this document. To be valid, Forms of Proxy should be completed, signed and returned in accordance with the instructions printed on them so as to be received by the Company’s registrar, Equiniti, at Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, as soon as possible and in any event by 10.00 a.m. on 18 January 2012. Completion and return of a Form of Proxy will not preclude Carphone Warehouse Shareholders from attending and voting in person at the Carphone Warehouse General Meeting, should they so wish.

None of the Carphone Warehouse B Shares, Carphone Warehouse C Shares nor the Carphone Warehouse Deferred Shares have been or will be registered under the Securities Act or the state securities laws of the United States and none of them may be offered or sold in the United States or to any US persons unless pursuant to a transaction that has been registered under the

Securities Act and the relevant state securities laws or a transaction that is not subject to the registration requirements of the Securities Act and the state securities laws, either due to an exemption therefrom or otherwise.

None of the Carphone Warehouse B Shares, Carphone Warehouse C Shares, Carphone Warehouse Deferred Shares nor this document has been approved, disapproved or otherwise recommended by any US federal or state securities commission or other regulatory authority or any non-US securities commission or regulatory authority nor have such authorities passed upon or endorsed the merits of the Proposals or confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offence in the United States.

The attention of Overseas Shareholders is drawn to paragraph 6 of Section A of Part IV of this document. Carphone Warehouse Shareholders with a registered address in the United States, Canada, Australia, New Zealand, Japan or the Republic of South Africa are only eligible to elect for the Income Option and will automatically receive the C Share Dividend. The other Share Alternatives are not being made available to Carphone Warehouse Shareholders resident, or with a registered address, in any of these jurisdictions.

This document does not constitute an invitation to participate in the B/C Share Scheme in or from any jurisdiction in or from which, or to or from which, it is unlawful to make such offer under applicable securities laws or otherwise.

Carphone Warehouse is admitted to the standard segment of the Official List and therefore is not required to consult or appoint a sponsor in connection with the Best Buy Mobile Disposal and the Option Agreement. Accordingly, Credit Suisse is acting solely as financial adviser to Carphone Warehouse and not as sponsor for the purposes of the Listing Rules.

Credit Suisse, which is authorised and regulated in the United Kingdom by the FSA, is acting solely for Carphone Warehouse and no-one else in connection with the Best Buy Mobile Disposal and the Option Agreement and will not regard as a client anyone (whether or not a recipient of this document) other than Carphone Warehouse in connection with the Best Buy Mobile Disposal and the Option Agreement and will not be responsible to anyone (whether or not a recipient of this document) other than Carphone Warehouse for providing the protections afforded to its clients or for providing advice in relation to the Best Buy Mobile and the Option Agreement.

This document has been issued by and is the sole responsibility of Carphone Warehouse. Credit Suisse does not accept any responsibility whatsoever for, and makes no representation or warranty, express or implied, in relation to, the contents of this document (including its accuracy, completeness or verification) or any other statement made or purported to be made by it, or on its behalf, in connection with Carphone Warehouse or the Proposals. Credit Suisse accordingly disclaims to the fullest extent permitted by law all and any responsibility and liability, whether arising in tort, contract or otherwise, which it might otherwise have in respect of this document or any such statement.

IMPORTANT NOTICE

The release, publication or distribution of this document in jurisdictions other than the United Kingdom may be restricted by law and therefore persons into whose possession this document comes should inform themselves about, and observe, any applicable restrictions or requirements. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction. This document has been prepared for the purposes of complying with English law and the Listing Rules and the applicable rules and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws and regulations of any jurisdiction outside of England and Wales. The statements contained in this document are made as at the date of this document, unless some other time is specified in relation to them, and the publication of this document shall not give rise to any implication that there has been no change in the facts set forth herein since such date. Nothing contained in this document shall be deemed to be a forecast, projection or estimate of the future financial performance of the Company, the Carphone Warehouse Group or the Continuing Group except where otherwise stated.

FORWARD-LOOKING STATEMENTS

This document contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company, the Carphone Warehouse Group and the Continuing Group and certain plans and objectives of the members of the Carphone Warehouse Group. In some cases, these forward-looking statements can be identified by the fact that they do not relate to historical or current facts and by the use of forward-looking terminology, including the terms “anticipates”, “believes”, “estimates”, “expects”, “intends”, “plans”, “prepares”, “goal”, “target”, “will”, “may”, “should”, “could” or “would” or, in each case, their negative or other variations or comparable terminology. These statements are based on assumptions and assessments made by the Carphone Warehouse Directors in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe appropriate. Investors should specifically consider the factors identified in this document that could cause actual results to differ before making an investment decision. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, the Carphone Warehouse Group or the Continuing Group, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. They are also based on numerous assumptions regarding the Carphone Warehouse Group’s present and future business strategies and the environment in which it is believed that the Continuing Group will operate in the future. These forward-looking statements speak only as at the date of this document. Except as required by the FSA, the London Stock Exchange, the Listing Rules, the Prospectus Rules, the Disclosure and Transparency Rules or applicable law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this document to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Should one or more of these risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this document.

FINANCIAL INFORMATION

Unless otherwise stated, historical financial information contained in this document in respect of the Carphone Warehouse Group and the Best Buy Europe Group has been extracted or derived from the Carphone Warehouse Group’s 2011 annual report and accounts (for historical financial information for the financial year ended 31 March 2011) and the Carphone Warehouse Group’s interim results statement or press release in relation to transactions with Best Buy, both dated 7 November 2011 (for historical financial information for the six months ended 30 September 2011).

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

2012

Latest time and date for receipt of Forms of Proxy	10.00 a.m. on 18 January

Carphone Warehouse General Meeting	10.00 a.m. on 20 January

Completion of the Best Buy Mobile Disposal	25 January

Election Deadline	4.30 p.m. on 27 January

B/C Share Scheme Record Time and ex-dividend date	6.00 p.m. on 27 January

Carphone Warehouse B Shares and Carphone Warehouse C Shares allotted	30 January

C Share Dividend becomes payable on the Carphone Warehouse C Shares and such shares are automatically reclassified as Carphone Warehouse Deferred Shares (First Effective Date)	30 January

Redemption of Carphone Warehouse B Shares issued pursuant to the Immediate Capital Option (First Effective Date)	30 January

CREST accounts credited with Carphone Warehouse B Shares issued pursuant to the Deferred Capital Option	10 February

Despatch of cheques in respect of proceeds under the Income Option and the Immediate Capital Option (First Payment Date)	by 10 February

Despatch of shares certificates in respect of Carphone Warehouse B Shares issued in respect of elections for the Deferred Capital Option	by 10 February

Redemption of Carphone Warehouse B Shares under the Deferred Capital Option (Second Effective Date)	10 April

Despatch of cheques in respect of proceeds under the Deferred Capital Option (Second Payment Date)	by 17 April

Carphone Warehouse Capital Reduction becomes effective	during May

All references in this document to times are to London time.

All changes to this expected timetable will be announced via a regulatory information service.

CARPHONE WAREHOUSE DIRECTORS, COMPANY SECRETARY, REGISTERED OFFICE AND ADVISERS

DIRECTORS

Charles Dunstone

Roger Taylor

Nigel Langstaff

John Gildersleeve

Baroness Morgan of Huyton

John Allwood

COMPANY SECRETARY

Tim Morris

FINANCIAL ADVISER TO THE COMPANY	REGISTERED OFFICE

Credit Suisse Securities (Europe) Limited	1 Portal Way
One Cabot Square	London W3 6RS
London E14 4QJ

LEGAL ADVISER TO THE COMPANY	REPORTING ACCOUNTANTS

Osborne Clarke	Deloitte LLP
One London Wall	2 New Street Square
London EC2Y 5EB	London EC4A 3BZ

REGISTRARS	LEGAL ADVISER TO THE FINANCIAL ADVISER

Equiniti Limited	Herbert Smith LLP
Aspect House	Exchange House
Spencer Road	Primrose Street
Lancing	London EC2A 2HS
West Sussex BN99 6DA

PART I

LETTER FROM THE CHAIRMAN OF THE COMPANY

[Logo of Carphone Warehouse Group PLC]

Directors:	Registered office:

Charles Dunstone (Chairman)	1 Portal Way
Roger Taylor (Chief Executive Officer)	London W3 6RS
Nigel Langstaff (Chief Financial Officer)
John Gildersleeve (Non-Executive Deputy Chairman and
Senior Independent Director)
Baroness Morgan of Huyton (Non-Executive Director)
John Allwood (Non-Executive Director)

To: Carphone Warehouse Shareholders and, for information only, to persons with information rights

23 December 2011

Dear Carphone Warehouse Shareholder,

Transactions with Best Buy, return of cash to Carphone Warehouse
Shareholders and Carphone Warehouse Capital Reduction

1.        Introduction

On 7 November 2011, Carphone Warehouse announced that it proposed to enter into a series of transactions with Best Buy in relation to the companies’ joint interests in Europe, Canada and the United States and in relation to new opportunities in other jurisdictions globally.

The Proposals involve the disposal of the Carphone Warehouse Group’s interest in the Best Buy Mobile Profit Share for £838 million in cash, comprising the Best Buy Mobile Initial Consideration, which has been fixed at £813 million through the Carphone Warehouse Hedge and which is payable on completion of the Best Buy Mobile Disposal, and the Best Buy Mobile Consultancy Payments of £5 million in each of the following five years, subject to the provision of agreed services and other standard terms and conditions. The disposal accelerates the crystallisation of value for Carphone Warehouse Shareholders and represents significant value creation in the five years since the launch of the Best Buy Mobile Business. The Carphone Warehouse Board’s intention is to provide a return of 172 pence per Carphone Warehouse Ordinary Share (approximately £813 million) through the B/C Share Scheme, a route that will give Carphone Warehouse Shareholders (with certain limited exceptions) the choice of receiving income or capital.

The Proposals also provide the potential for substantial future value creation through the launch of the Global Connect Business, a partnership with Best Buy which aims to replicate the success of Best Buy Mobile in other jurisdictions outside Europe, Canada and the United States, including China and Mexico.

As part of the Proposals, a new holding company, New BBEDL, will be inserted above Best Buy Europe. In addition, Carphone Warehouse and Best Buy will each grant the other a series of put and call options to acquire their respective interests in New BBEDL and the Global Connect Subsidiaries, providing the opportunity to address the long-term ownership structure of those businesses.

On completion of the Proposals, the assets of the Continuing Group will comprise:

•                         a 50 per cent. interest in New BBEDL, which will in turn own the core European mobile phone retailing operations, CPW Europe, a leading European retailer of mobile and other wireless technology and services;

•                         an interest in the Global Connect Business;

•                          the rights to receive the Best Buy Mobile Consultancy Payments of £5 million per annum over a five year period from completion of the Best Buy Mobile Disposal, subject to the provision of agreed services and other standard terms and conditions;

•                          a 47 per cent. interest in Virgin Mobile France, the largest MVNO in the French market;

•                          cash and loans receivable, which had a value of £125 million at 30 September 2011; and

•                          freehold property with a book value of £67 million as at 30 September 2011.

As a company admitted to the standard segment of the Official List which is therefore not required to consult or appoint a sponsor in connection with the Proposals, Carphone Warehouse is not subject to the provisions of Chapter 10 of the Listing Rules which requires class 1 transactions to be subject to shareholder consent. As such, Credit Suisse is acting solely as financial adviser to Carphone Warehouse and not as sponsor for the purposes of the Listing Rules. This document has not been vetted or approved by the UK Listing Authority. However, the Company has publicly stated that it intends to comply with such rules as if it were a premium listed company. As such, due to their size and nature, the Company has decided that the Best Buy Mobile Disposal and entry into the Option Agreement should be conditional upon, amongst other things, the approval of Carphone Warehouse Shareholders at the Carphone Warehouse General Meeting to be held at the offices of Osborne Clarke at One London Wall, London EC2Y 5EB at 10.00 a.m. on 20 January 2012. Resolutions will also be proposed at the Carphone Warehouse General Meeting to facilitate the B/C Share Scheme, to approve the proposed Carphone Warehouse Capital Reduction, to approve the Participation Plan and grant authority to allot new Carphone Warehouse Ordinary Shares to employees of the New BBEDL Group pursuant to the Restricted Share Award.

The purpose of this document, which has not been vetted or approved by the UKLA or reviewed by a sponsor, is to provide Carphone Warehouse Shareholders with details of the Proposals, including the background to, and reasons for them, to explain why the Carphone Warehouse Board unanimously considers the Proposals to be in the best interests of the Company and Carphone Warehouse Shareholders as a whole and to recommend that you vote in favour of the Carphone Warehouse Resolutions to be proposed at the Carphone Warehouse General Meeting. Each member of the Carphone Warehouse Board has irrevocably undertaken to vote in favour of the Carphone Warehouse Resolutions in respect of his/her entire holding of Carphone Warehouse Ordinary Shares which amount, in aggregate, to approximately 29.5 per cent. of the Company’s issued share capital at 21 December 2011 (being the latest practicable date prior to the publication of this document). A notice convening the Carphone Warehouse General Meeting to consider and, if thought fit, to approve the Carphone Warehouse Resolutions is set out at the end of this document.

The actions you should take to vote on the Carphone Warehouse Resolutions, and the recommendation of the Carphone Warehouse Board, are set out in paragraphs 12 and 14 of this Part I respectively.

2.        Information on the Continuing Group

Following completion of the Best Buy Mobile Disposal, the Continuing Group’s principal investment will be a 50 per cent. interest in the Best Buy Europe Group (via its shareholding in New BBEDL), which in turn will own CPW Europe. At 30 September 2011, CPW Europe had retail operations across nine European countries through 2,453 stores and wellestablished online platforms, trading principally under “The Carphone Warehouse” and “The Phone House” brands. The business is evolving its existing proposition to provide a broader range of products and services, through a new format of store labelled internally as ‘Wireless World’, and through an evolving multi-channel offering. ‘Wireless World’ stores are generally larger than other CPW Europe stores and offer a wider range of mobile phones, tablets and other connected devices and services. The format has proved popular with consumers and has delivered strong financial returns. As at 30 September 2011, 197 of CPW Europe’s stores had adopted the ‘Wireless World’ format and CPW Europe is on target to have between 350 and 400 ‘Wireless World’ format stores by the end of the current financial year.

The Best Buy Europe Group also owns Best Buy UK, a venture which was launched in April 2010 to provide a broader range of consumer electronics through “Best Buy” branded larger format ‘Big Box’ stores and online channels. While Best Buy UK performed well at the level of customer satisfaction, with only eleven stores, it lacked the national reach to achieve scale and brand economies. In light of the current economic environment and a lack of visibility of an acceptable return, Best Buy Europe has decided to close Best Buy UK during the current financial year. Details of the likely cost of this closure are set out in paragraph 9 of this Part 1.

The Carphone Warehouse Group’s share of the Best Buy Europe Group’s profit after tax for the year ended 31 March 2011, excluding post-tax profits from the Best Buy Mobile Profit Share and post-tax losses from Best Buy UK (using the UK corporation tax rate then in force of 28 per cent. for these businesses), amounted to £48 million. The Carphone Warehouse Group’s share of the Best Buy Europe Group’s profit after tax for the six months to 30 September 2011 on the same basis (using the UK corporation tax rate then in force of 26 per cent. for these businesses) was £4 million. The gross assets associated with the Best Buy Europe Group in the Carphone Warehouse Group balance sheet were £568 million at 30 September 2011.

The Carphone Warehouse Group will also have a direct interest in the Global Connect Business, which intends to develop partnerships with established retailers in markets outside Europe, Canada and the United States. The Global Connect Business aims to minimise its own capital investment, instead contributing expertise in retailing connected products and services, and sharing vendor relationships, to provide value to these retail partners. The Carphone Warehouse Group will share the gains from the Global Connect Business with Best Buy in all markets, including China and Mexico, where the Carphone Warehouse Group will be partnering with local Best Buy Group operations.

In addition, the Carphone Warehouse Group will have the rights to receive the Best Buy Mobile Consultancy Payments of £5 million per annum over a five year period from completion of the Best Buy Mobile Disposal, subject to the provision of agreed services and other standard terms and conditions, and will continue to hold a 47 per cent. interest in Virgin Mobile France; cash and loans receivable which had a value of £125 million at 30 September 2011; and freehold property with a book value of £67 million as at 30 September 2011.

3.       Information on Best Buy Mobile

Best Buy Mobile was launched in the US in 2006 as a partnership between the Carphone Warehouse Group and Best Buy, through which the Best Buy Europe Group receives the Best Buy Mobile Profit Share. As detailed in paragraph 1.1 of Part III of this document, the Best Buy Mobile Profit Share provides the Company, through its interests in Best Buy Europe, with a share of incremental EVA from Best Buy Mobile above a defined threshold. Best Buy Mobile is funded by Best Buy, for which Best Buy makes a capital charge which is deducted from the profit share. Best Buy Mobile has seen significant growth in market share and earnings since launch, on the back of a rapid rollout of its differentiated proposition across the Best Buy estate in North America.

Following initial trials in 2007, dedicated Best Buy Mobile centres were introduced to all of Best Buy’s ‘Big Box’ stores, a process that was completed during 2009. As at 30 September 2011, Best Buy Mobile was operating from 1,106 ‘Big Box’ Best Buy stores.

In addition, Best Buy Mobile has rolled out stand-alone stores which are of a similar format to ‘Wireless World’ stores in Europe. As at 30 September 2011, it had 247 stand-alone stores, with plans to take total stand-alone stores to between 600 and 800 over time.

Best Buy Mobile has experienced strong connections growth during this rapid expansion phase, delivering 58 per cent. growth in the year ended 31 March 2009, 30 per cent. in the year ended 31 March 2010 and 28 per cent. in the year ended 31 March 2011. Connections growth in the six months ended 30 September 2011 was 8 per cent., in part reflecting a strong comparative period which included some particularly successful product launches.

The Carphone Warehouse Group’s post-tax share of the Best Buy Mobile Profit Share was £35 million for the year ended 31 March 2011 and £17 million for the six months ended 30 September 2011. There were no gross assets associated with the Best Buy Mobile Profit Share on the Carphone Warehouse Group balance sheet at 30 September 2011.

4.        Background to, and reasons for, the Proposals

Carphone Warehouse has had discussions over several months with Best Buy in relation to opportunities to simplify and to develop their partnership. The Best Buy Mobile Disposal will enable Best Buy to evolve its proposition around ‘connected’ products and services in its core North American market, without the restrictions imposed by the Best Buy Mobile Agreement. In return, Carphone Warehouse has an opportunity to accelerate the distribution to Carphone Warehouse Shareholders of the significant value that has been created through the Best Buy Mobile Profit Share since the partnership was launched in 2006. The consideration for the Carphone Warehouse Group’s interest in the Best Buy Mobile Profit Share is £838 million in cash, comprising the Best Buy Mobile Initial Consideration which has been fixed at £813 million through the Carphone Warehouse Hedge and which is payable at completion of the Best Buy Mobile Disposal, and the Best Buy Mobile Consultancy Payments of £5 million in each of the following five years, subject to the provision of agreed services and other standard terms and conditions. The Carphone Warehouse Board’s intention is to provide a return of approximately £813 million to Carphone Warehouse Shareholders through the B/C Share Scheme, a route that will give Carphone Warehouse Shareholders (with certain limited exceptions) the choice of receiving income or capital.

The Best Buy Proposals also provide for a new governance structure through the creation of a Global Connect Board, which will have oversight of the Best Buy Europe Group as well as the Global Connect Business. The Global Connect Board will include one representative from each of Carphone Warehouse and Best Buy, together with a management team resourced from the Best Buy Europe Group, and including representatives from Best Buy Mobile. The Global Connect Board will be chaired for an initial three year term by Roger Taylor, the Company’s Chief Executive Officer. Through this structure, the intention is to accelerate the development of CPW Europe’s product and service proposition to take advantage of the exciting product pipeline across smartphones, tablets and other ‘connected’ products and services. The Global Connect Agreement will also enable the partnership to address the growth potential in the sale of these ‘connected’ products and services outside Europe, Canada and the United States, including within Best Buy’s operations in China and Mexico.

Finally, the Best Buy Proposals establish a mechanism to address the long-term ownership of the Best Buy Europe Group, by putting in place the Option Agreement under which Carphone Warehouse and Best Buy will each grant the other a call option to acquire their respective 50 per cent. interest in New BBEDL. Each of the options will be exercisable from March 2015, with Best Buy first having the opportunity to purchase the Company’s interest at fair market value. If Best Buy chooses not to exercise its call option then the Company will have the right to purchase Best Buy’s interest at a 10 per cent. discount to this fair market value. If neither party exercises its call option in 2015, each of the options will roll forward every three years until one party elects to exercise, although the Company will no longer be entitled to the 10 per cent. discount. Fair market value for this purpose will be based on, among other factors, earnings, growth profile and indebtedness, and each party has the right to appoint an independent expert to provide input to the valuation process. In the case of dispute between the parties’ appointed experts, a third independent expert will be appointed to determine valuation.

Further put and call options will be granted by each party to the other with regard to the acquisition by Best Buy of the Company’s interest in the Global Connect Subsidiaries, although these will only be exercisable after a period of time following the exercise of either party’s call option over New BBEDL. The process to determine the relevant valuation will be similar to that used for New BBEDL.

Similar options will be capable of exercise by either the Company or Best Buy in the event of a change of control of the other party at any time.

5.        Principal terms of the Best Buy Proposals

(a)                Reorganisation and Best Buy Mobile Disposal

The Reorganisation consists of a series of steps through which the Best Buy Mobile Disposal will be effected.

Preparatory Steps

The Preparatory Steps, which are not subject to Carphone Warehouse Shareholder approval, have taken place prior to the publication of this document. The Preparatory Steps were as follows:

(i)                     on 30 November 2011, Carphone Warehouse incorporated two new companies (New CPWM and New BBEDL) and CPW Limited incorporated a new company (New IPCo);

(ii)                  prior to the Reorganisation, the Carphone Warehouse Group’s shares in Best Buy Europe were held 45 per cent. by Carphone Warehouse and 5 per cent. by CPW Retail (a wholly owned subsidiary of Carphone Warehouse). In order to simplify the ownership structure of Best Buy Europe, on 12 December 2011, CPW Retail transferred its 5 per cent. share holding in Best Buy Europe to Carphone Warehouse. On 14 December 2011, Best Buy Europe also undertook a reduction of its share capital. As a consequence of these steps, the issued shares in Best Buy Europe were held 50 per cent. by Carphone Warehouse and 50 per cent. by Best Buy Distributions;

(iii)               on 15 December 2011, Carphone Warehouse, Best Buy Distributions and New CPWM entered into a share exchange agreement pursuant to which all of the shares in Best Buy Europe held by each of Carphone Warehouse and Best Buy Distributions were transferred to New CPWM in consideration for the allotment of an equal number of A and B shares in the capital of New CPWM to each of Carphone Warehouse and Best Buy Distributions;

(iv)              under the terms of the CPW Licence Agreement, CPW Limited licences certain know-how to CPW Mobile. On 15 December 2011, CPW Limited entered into a deed of assignment and amendment pursuant to which it assigned to New IPCo its rights under the CPW Licence Agreement, together with certain intellectual property; and

(v)                 on 16 December 2011, New CPWM entered into a share purchase agreement with CPW Limited for the acquisition of the entire issued share capital of New IPCo. On the same date, New CPWM also acquired the entire issued share capital of CPW Mobile.

As a result of these steps, New CPWM, which is owned 50 per cent. by each of Carphone Warehouse and Best Buy Distributions, has temporarily become the holding company of Best Buy Europe. Ownership of CPW Mobile has been transferred to New CPWM and CPW Limited’s rights under the CPW Licence Agreement, together with certain intellectual property, have been assigned to New IPCo.

Final Steps

As a second stage of the Reorganisation, subject to the approval of the Carphone Warehouse Resolutions at the Carphone Warehouse General Meeting, the Final Steps will be implemented.

Pursuant to the Final Steps, the remaining Best Buy Europe Group will be demerged from New CPWM to New BBEDL (which will be 50 per cent. owned by each of the Company and Best Buy Distributions, subject to the provisions of the New BBEDL Shareholders’ Agreement).

Following this demerger, Best Buy Distributions will invest £813 million (by way of equity investment and loan) into New CPWM. The Company will then request that New CPWM distribute £813 million to the Company as a cash dividend. Following these steps, all of the Company’s shares in New CPWM will be re-classified as deferred shares such that, in the future, the Company will have no further meaningful interest in New CPWM or the Best Buy Mobile Agreement, either directly or indirectly.

The effect of the Best Buy Mobile Disposal will be the disposal by Carphone Warehouse of its interests in the Best Buy Mobile Profit Share. If the Company were premium listed, the size of this disposal means that it would be a class 1 transaction for the purposes of Chapter 10 of the Listing Rules. In view of the Company’s stated intention to comply with Chapter 10 as if it were a premium listed company, the Company has decided that the Best Buy Mobile Disposal should be subject to shareholder approval in resolution 1 to be proposed at the Carphone Warehouse General Meeting.

Further details of the Reorganisation and the Best Buy Mobile Disposal are set out in paragraph 1 of Part III of this document.

(b)               Global Connect Arrangements

The Company and Best Buy intend to enter into the Global Connect Agreement on or after completion of the Best Buy Mobile Disposal. The Global Connect Agreement will set out the terms of new profit sharing arrangements between the Company and Best Buy, aiming to replicate the success of Best Buy Mobile in jurisdictions outside of Europe, Canada and the United States by forming business ventures (where appropriate) with major retailers in target markets. The Company and Best Buy have already agreed arrangements in respect of China and Mexico where the Company will be partnering with local Best Buy Group operations and for which the Company will receive 20 per cent. of incremental EVA. In other markets, Carphone Warehouse and Best Buy will share the gains from the Global Connect Business equally. The Global Connect Board will be created and will initially be chaired by Roger Taylor, Chief Executive Officer of Carphone Warehouse.

Further details of the Global Connect Arrangements are set out in paragraph 2 of Part III of this document.

(c)                Options

As part of the steps to address the long-term ownership of the Best Buy Europe Group, the Company and Best Buy will each grant the other a call option to acquire their respective 50 per cent. interests in New BBEDL. Each of the options will be exercisable from March 2015 with Best Buy first having the opportunity to purchase the Company’s interest at fair market value. If Best Buy chooses not to exercise then the Company will have the right to purchase Best Buy’s interest at a 10 per cent. discount to this fair market value. If neither party exercises their call option then both options will roll forward every three years until one party decides to exercise, although the Company will no longer be entitled to the 10 per cent. discount.

The Option Agreement will contain further put and call options granted by each party to the other in respect of the Company’s interests in the Global Connect Businesses although these will only be exercisable after a period of time following the exercise of either Best Buy’s or the Company’s call option over New BBEDL. Other put and call options will be capable of exercise in respect of their respective interests in New BBEDL and the Global Connect Businesses by either the Company or Best Buy if the other suffers a change of control at any time.

The Best Buy Call Options permit Best Buy to acquire Carphone Warehouse’s interest in New BBEDL and, in due course, in the Global Connect Businesses at Best Buy’s sole discretion. As such, if the Company were premium listed, the value of the business underlying the Best Buy Call Options and the fact that they are capable of exercise at Best Buy’s sole discretion mean that entry into the Option Agreement would be a class 1 transaction for the purposes of Chapter 10 of the Listing Rules. In view of the Company’s stated intention to comply with Chapter 10 as if it were a premium listed company, the Company has decided that entry into the Option Agreement should be subject to shareholder approval in resolution 1 to be proposed at the Carphone Warehouse General Meeting.

Further details of the Options are set out in paragraph 3 of Part III of this document.

6.                       Principal terms of the Carphone Warehouse Share Proposals

(a)                 B/C Share Scheme

The B/C Share Scheme is the route through which the initial proceeds of the Best Buy Mobile Disposal of approximately £813 million will be returned to Carphone Warehouse Shareholders.

Under the B/C Share Scheme, 172 pence per Carphone Warehouse Ordinary Share will be returned to Carphone Warehouse Shareholders through the issue to them of Carphone Warehouse B Shares and/or Carphone Warehouse C Shares.

Subject to the terms of the B/C Share Scheme, each Carphone Warehouse Shareholder will receive one Carphone Warehouse B Share or one Carphone Warehouse C Share for everyone Carphone Warehouse Ordinary Share held at the B/C Share Scheme Record Time.

Carphone Warehouse Shareholders (other than Overseas Shareholders resident, or with a registered address, in a Restricted Territory) will be able to elect between the three Share Alternatives, or a combination thereof, as follows:

(i)                     Income Option - Carphone Warehouse Shareholders who elect for this option will receive one Carphone Warehouse C Share for each Carphone Warehouse Ordinary Share held. A C Share Dividend of 172 pence per Carphone Warehouse C Share will be paid in cash to each such shareholder;

(ii)                  Immediate Capital Option - Carphone Warehouse Shareholders who elect for this option will receive one Carphone Warehouse B Share for each Carphone Warehouse Ordinary Share held. Such Carphone Warehouse B Shares will be redeemed on the First Effective Date and 172 pence per Carphone Warehouse B Share will be paid in cash to each such shareholder; and

(iii)               Deferred Capital Option - Carphone Warehouse Shareholders who elect for this option will receive one Carphone Warehouse B Share for each Carphone Warehouse Ordinary Share held. Such Carphone Warehouse B Shares will be redeemed on the Second Effective Date and 172 pence per Carphone Warehouse B Share will be paid in cash to each such shareholder.

The B/C Share Scheme structure has been chosen because it gives all Carphone Warehouse Shareholders (with the exception of those resident, or with a registered address, in a Restricted Territory) choice as to when and how they receive their cash. This is intended to give certain Carphone Warehouse Shareholders the flexibility, which may be relevant under their prevailing tax regime (such as the UK), to receive their cash proceeds as income, capital, deferred capital or any combination of the three. Each Share Alternative is expected to return 172 pence of cash per Carphone Warehouse B Share or Carphone Warehouse C Share.

Carphone Warehouse Shareholders should read Part VII of this document which outlines the different tax consequences of the Share Alternatives in the UK. Carphone Warehouse Shareholders who are in any doubt as to their tax position, or who are subject to taxation in a jurisdiction other than the UK, should consult an appropriate professional adviser.

Carphone Warehouse Shareholders who do not make a valid election, and all Overseas Shareholders with a registered address in a Restricted Territory, will be deemed to have elected for the Income Option in respect of ALL of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time.

Overseas Shareholders’ attention is drawn to paragraph 6 of Section A of Part IV of this document. In particular, Overseas Shareholders should note that, by making a valid election for either the Immediate Capital Option or the Deferred Capital Option, such Carphone Warehouse Shareholders will be deemed to represent, warrant, undertake and/or agree (as applicable) to the terms set out in paragraph 6 of Section A of Part IV of this document. Overseas Shareholders with a registered address in a Restricted Territory will be deemed to have elected for the Income Option in respect of all of their B/C Share Entitlement. The tax consequences of the B/C Share Scheme may vary for Overseas Shareholders and, accordingly, Overseas Shareholders should consult their own independent professional adviser without delay.

It will be necessary for certain amendments to be made to the Carphone Warehouse Articles to facilitate the B/C Share Scheme. As such, the Carphone Warehouse New Articles will be subject to shareholder approval in resolution 2 to be proposed at the Carphone Warehouse General Meeting. The authorities required by the Carphone Warehouse Directors to implement the B/C Share Scheme are subject to shareholder approval in resolution 3 to be proposed at the Carphone Warehouse General Meeting.

Further details of the B/C Share Scheme are set out in Sections A to F of Part IV of this document.

(b)                Carphone Warehouse Capital Reduction

Following completion of the B/C Share Scheme, the Company will have no Carphone Warehouse B Shares or Carphone Warehouse C Shares in issue. The Company’s issued share capital will consist of Carphone Warehouse Ordinary Shares and Carphone Warehouse Deferred Shares. A capital redemption reserve, arising from the redemption of the Carphone Warehouse B Shares, will appear in the financial statements of the Company.

In order to simplify the Company’s share capital position, the Carphone Warehouse Directors intend for all of the Carphone Warehouse Deferred Shares to be cancelled as part of the Carphone Warehouse Capital Reduction.

Pursuant to the Carphone Warehouse Capital Reduction:

(i)                      all of the Carphone Warehouse Deferred Shares will be cancelled; and

(ii)                   the capital redemption reserve arising from the redemption of the Carphone Warehouse B Shares will be cancelled.

The Carphone Warehouse Capital Reduction, which is subject to Carphone Warehouse Shareholder approval in resolution 4 to be proposed at the Carphone Warehouse General Meeting and the approval of the Court, is being carried out in order to create distributable reserves in Carphone Warehouse.

Further details of the Carphone Warehouse Capital Reduction are set out in Section G of Part IV of this document.

(c)                 Participation Plan

The Best Buy Europe LTIP was introduced in 2010 to provide long-term incentives to employees of the Best Buy Europe Group. Under the Best Buy Europe LTIP, participants receive options over A shares in Best Buy Europe and each of Best Buy and the Company has an obligation to acquire such A shares at a value based on earnings over the vesting period, as detailed in Section H of Part IV of this document.

In order to align the interests of participants with those of the Company, it is proposed that the value of the A shares be assessed at defined points during the vesting period, and that nil-priced options in Carphone Warehouse Ordinary Shares be granted to participants to match this value, so that participants benefit from growth in the market capitalisation of the Company during the vesting period.

In order to put this proposal into effect, the Company proposes to introduce the Participation Plan, the principal provisions of which are summarised in Section H of Part IV of this document. The approval of Carphone Warehouse Shareholders for the Participation Plan is being sought in resolution 5 at the Carphone Warehouse General Meeting. In addition, Carphone Warehouse Shareholder approval in resolutions 6 and 7 is being sought to issue new Carphone Warehouse Ordinary Shares and disapply statutory pre-emption rights in relation to the Participation Plan.

(d)                Restricted Share Award

In order to retain and incentivise certain senior executives of the Best Buy Europe Group, who are expected to play an important role in delivering value to Carphone Warehouse Shareholders, Carphone Warehouse Shareholder approval in resolutions 6 and 7 is being sought to issue new Carphone Warehouse Ordinary Shares and disapply statutory pre-emption rights in relation to the Restricted Share Award.

Further details of the Restricted Share Award are set out at Section I of Part IV of this document.

7.                       Financial effects of the Proposals on the Continuing Group

It is intended that the Best Buy Mobile Initial Consideration (fixed at £813 million through the Carphone Warehouse Hedge) will be distributed to Carphone Warehouse Shareholders by way of the B/C Share Scheme.

It is anticipated that the Proposals will result in a net increase in net assets of £1 million. As detailed in Part VI of this document, movements in net assets relate principally to employee incentive schemes, deferred tax and transaction-related costs. No net assets associated with the Best Buy Mobile Profit Share will be disposed of as part of the Best Buy Mobile Disposal.

As detailed in paragraph 3.2 of Part VIII of this document, the Proposals will also result in the issue of 15.7 million new Carphone Warehouse Ordinary Shares in connection with the CPW VES, representing approximately 3.4 per cent. of the Company’s issued share capital at 21 December 2011 (being the latest practicable date prior to publication of this document).

As a consequence of the Best Buy Mobile Disposal, the Carphone Warehouse Group will not participate in the Best Buy Mobile Profit Share after 1 October 2011. In the year ended 31 March 2011, the Best Buy Mobile Profit Share contributed approximately 8 pence to the Company’s basic earnings per share.

Save in the event of a change of control, the Options cannot be exercised prior to March 2015. If exercised by Best Buy, the Carphone Warehouse Group will dispose of its investments in New BBEDL and the Global Connect Businesses in return for consideration equal to the fair market value of these investments at the relevant time. As the fair market value at these future dates of exercise are unknown, the consideration received and the resulting profit or loss cannot currently be determined.

In addition, the Company and Best Buy have agreed a dividend policy for the Best Buy Europe Group which provides for an annual dividend covered 2.5 times by earnings, subject to certain conditions in relation to the availability of funds to cover such dividends. This dividend policy provides the opportunity to distribute funds to Carphone Warehouse that will in turn support the Company’s dividend commitments.

8.                       Use of the proceeds

An amount equal to the Best Buy Mobile Initial Consideration will be distributed to Carphone Warehouse Shareholders by way of the B/C Share Scheme.

If Best Buy exercises any of the Options to acquire the Company’s interests in New BBEDL and/or the Global Connect Businesses or if the Company exercises any put option it may have over the Company’s interests in the Global Connect Businesses, the Company intends to return to Carphone Warehouse Shareholders the material part of any cash proceeds received, having first had regard to the Company’s financial position and other investment criteria at that time.

9.                       Current trading, prospects and operational trends of the Continuing Group

For the six months ended 30 September 2011, CPW Europe reported Headline EBIT of £20 million (2010: £44 million). This reduction was in line with the Company’s expectations, reflecting a drop in UK market volumes as a result of the shift from 18 to 24 month contracts from 2009 onwards, and a relatively weak prepay market. It also reflected a reduction in profits from CPW Europe’s German operation, during a year of transition and reorganisation for that business.

Looking forward to the rest of this year and beyond, CPW Europe expects to see further benefit from the ‘Wireless World’ store format and improved commercial terms with network operators. The consumer environment in Europe remains challenging, particularly for the prepay segment, but CPW Europe continues to enjoy a rapid product development cycle in smartphones and tablets and continued customer enthusiasm for connected technology. The Carphone Warehouse Board considers that CPW Europe remains well-placed strategically and operationally to capitalise on these opportunities.

Virgin Mobile France generated year-on-year Headline revenue growth of 22 per cent. in the six months ended 30 September 2011, reflecting strong customer acquisition over the previous 12 months. The business added 88,000 customers to its base in the period, compared to a net reduction of 33,000 in the same period last year, taking it through a longstanding customer base target of 2 million. The accelerated customer acquisition dampened earnings in the six months to 30 September 2011, with Headline EBIT of £8 million compared to £20 million in the corresponding period in the prior year, but the Company believes that this investment will help to drive both earnings and value over time.

Virgin Mobile France continues to develop its full MVNO infrastructure and the Carphone Warehouse Board considers that this will enable the business to enhance its customer proposition and its strategic positioning in the future.

The Carphone Warehouse Board remains confident in meeting previous full-year earnings guidance for CPW Europe (being the lower end of a Headline EBIT range of between £135 million and £150 million) and Virgin Mobile France (being a Headline EBIT range of between £25 million and £26 million).

Best Buy UK recorded an EBIT loss of £47 million in the six months ended 30 September 2011 (2010: £29 million), reflecting significant investment to attract footfall and drive brand awareness. In the light of this loss profile and a lack of visibility of an acceptable return, Best Buy Europe has decided to close Best Buy UK during the current financial year. Further operating losses of between approximately £25 million and £30 million are expected through to closure. The cash costs of closure are expected to amount to between approximately £65 million and £75 million post-tax. Non-cash asset write-downs are expected to amount to between approximately £40 million and £45 million.

10.                Carphone Warehouse General Meeting

The notice convening the Carphone Warehouse General Meeting to be held at the offices of Osborne Clarke, One London Wall, London EC2Y 5EB at 10.00 a.m. on 20 January 2012 is set out at the end of this document. The purpose of the meeting is to approve the Carphone Warehouse Resolutions. Carphone Warehouse Shareholders should note that, if one of the Carphone Warehouse Resolutions is not passed, none of the subsequent Carphone Warehouse Resolutions will be capable of being passed.

11.                Action to be taken in relation to the Carphone Warehouse General Meeting

You will find accompanying this document a Form of Proxy for use at the Carphone Warehouse General Meeting or at any adjournment thereof. You are requested to complete and sign the Form of Proxy, whether or not you propose to attend the Carphone Warehouse General Meeting in person, in accordance with the instructions printed on it and return it as soon as possible, but in any event so as to be received no later than 10.00 a.m. on 18 January 2012, by the Company’s registrars, Equiniti, at Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA.

12.                Action to be taken in relation to the B/C Share Scheme

The procedure for making elections under the B/C Share Scheme depends on whether your Carphone Warehouse Ordinary Shares are held in certificated or uncertificated form and is summarised below.

Carphone Warehouse Shareholders (other than Overseas Shareholders resident, or with a registered address, in a Restricted Territory) may elect for any combination of the Share Alternatives, provided that the total number of Carphone Warehouse Ordinary Shares in respect of which an election is made does not exceed a Carphone Warehouse Shareholder’s total holding as at the B/C Share Scheme Record Time.

Carphone Warehouse Shareholders need to make their own decision regarding any election(s) they make under the B/C Share Scheme between the Share Alternatives and are recommended to consult their own independent professional adviser.

(a)                Carphone Warehouse Ordinary Shares held in certificated form

Carphone Warehouse Shareholders (other than Overseas Shareholders resident, or with a registered address, in a Restricted Territory) who hold Carphone Warehouse Ordinary Shares in certificated form should make any election for the Share Alternative(s) suitable for them by completing the Form of Election, in accordance with the instructions printed thereon, and returning it as soon as possible and, in any event, so as to be received by post (using the accompanying reply-paid envelope if posting from inside the United Kingdom) or (during normal business hours only) by hand to Equiniti Limited, Corporate Actions at Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, by no later than 4.30 p.m. on 27 January 2012.

Carphone Warehouse Shareholders who do not complete and return a valid Form of Election by 4.30 p.m. on 27 January 2012 will be deemed to have elected for the Income Option in respect of the entire number of Carphone Warehouse Ordinary Shares held by them at the B/C Share Scheme Record Time.

Carphone Warehouse Shareholders should note that there is no requirement to return their share certificates to Equiniti with their Forms of Election.

Overseas Shareholders with a registered address in a Restricted Territory will not be sent a Form of Election and will be deemed to have elected for the Income Option in respect of all of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time.

Further details regarding the completion of a Form of Election are set out in Section E of Part IV of this document.

(b)               Carphone Warehouse Ordinary Shares held in uncertificated form

Carphone Warehouse Shareholders (other than Overseas Shareholders resident, or with a registered address, in a Restricted Territory) who hold their Carphone Warehouse Ordinary Shares in uncertificated form should refer to the applicable procedures and related timings set out in Section F of Part IV of this document. Any Carphone Warehouse Shareholder whose TTE Instruction does not settle by 4.30 p.m. on 27 January 2012 will be deemed to have elected for the Income Option in respect of the entire number of Carphone Warehouse Ordinary Shares held by them at the B/C Share Scheme Record Time.

The CREST Manual may also assist you in making a TTE Instruction.

Carphone Warehouse Shareholders who do not make a valid election, and all Overseas Shareholders with a registered address in a Restricted Territory, will be deemed to have elected for the Income Option in respect of ALL of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time.

Further details regarding the making of B/C Share Scheme Elections are set out in Section F of Part IV of this document.

13.                 Further information

Your attention is drawn to the further information set out in Parts II to VIII of this document. In particular, Carphone Warehouse Shareholders should consider carefully the risk factors associated with the Continuing Group and the Proposals set out in Part II of this document.

14.                 Recommendation

The Carphone Warehouse Board has received financial advice from Credit Suisse in connection with the Best Buy Mobile Disposal and the Option Agreement. In providing financial advice to the Carphone Warehouse Board, Credit Suisse has relied on the Carphone Warehouse Board’s commercial assessment of the Best Buy Mobile Disposal and the Option Agreement.

The Carphone Warehouse Board considers the Proposals to be in the best interests of the Company and Carphone Warehouse Shareholders as a whole. Accordingly, the Carphone Warehouse Board unanimously recommends that Carphone Warehouse Shareholders vote in favour of the Carphone Warehouse Resolutions to be proposed at the Carphone Warehouse General Meeting, as each member of the Carphone

Warehouse Board has irrevocably undertaken to do in relation to his/her own individual holding, which amount in total to 134,918,802 Carphone Warehouse Ordinary Shares, representing approximately 29.5 per cent. of the existing issued share capital of the Company as at 21 December 2011, being the latest practicable date prior to publication of this document.

Yours faithfully,

Charles Dunstone

Chairman

PART II

RISK FACTORS

The attention of Carphone Warehouse Shareholders is drawn to certain risks that could materially affect Carphone Warehouse, the Continuing Group and the implementation of the Proposals. In addition to all of the other information set out in this document, Carphone Warehouse Shareholders should carefully consider the risk factors set out below and reach their own views prior to making any decision.

The Carphone Warehouse Directors believe that the factors described below represent the current material risks; however, the business, financial condition, results, operations or share price of Carphone Warehouse may be materially and adversely affected by other factors which are currently not known to the Carphone Warehouse Directors.

PART A: RISKS RELATING TO THE PROPOSALS

1.1             Certain of the Proposals are conditional upon Carphone Warehouse Shareholder approval at the Carphone Warehouse General Meeting

Each of the Best Buy Mobile Disposal, the Option Agreement, the B/C Share Scheme and the Carphone Warehouse Capital Reduction is subject to Carphone Warehouse Shareholder approval at the Carphone Warehouse General Meeting. Save for the Carphone Warehouse Resolution numbered 1, each of the Carphone Warehouse Resolutions is conditional on the previous Carphone Warehouse Resolution having been passed and, as such, if one of the Carphone Warehouse Resolutions is not passed, none of the subsequent Carphone Resolutions will be capable of being passed. If the resolution numbered 1 in the notice of the Carphone Warehouse General Meeting is not passed: i) the Company would retain its interest in the Best Buy Mobile Profit Share and would not receive the Best Buy Mobile Consideration; ii) the Company would not enter into the Option Agreement or the Global Connect Agreement; iii) the Carphone Warehouse Shareholders would not receive the approximately £813 million through the B/C Share Scheme; iv) the Carphone Warehouse Capital Reduction would not take place and v) neither the Participation Plan nor the Restricted Share Award would proceed. If the resolutions numbered 2 and 3 in the notice of the Carphone Warehouse General Meeting are not passed: i) the Carphone Warehouse Shareholders would not receive the approximately £813 million through the B/C Share Scheme; ii) the Carphone Warehouse Capital Reduction would not take place and iii) neither the Participation Plan nor the Restricted Share Award would proceed. If the resolution numbered 4 in the notice of the Carphone Warehouse General Meeting is not passed, the Carphone Warehouse Capital Reduction would not take place and neither the Participation Plan nor the Restricted Share Award would proceed. If the resolutions numbered 5, 6 or 7 in the notice of the Carphone Warehouse General Meeting are not passed, neither the Participation Plan nor the Restricted Share Award would proceed.

1.2             The Reorganisation may not complete

The Reorganisation consists of a number of detailed steps, including a number of reductions of capital and payments of dividends by the relevant companies. If, for any reason, any of the steps of the Reorganisation proves to be impossible or impracticable to implement, the Reorganisation will not complete and the Best Buy Mobile Disposal will not occur. In such a situation, none of the other Proposals would proceed.

1.3             The Carphone Warehouse Hedge expires on 29 February 2012

The Best Buy Mobile Initial Consideration is fixed at $1,303,401,600 (the “Dollar Amount”). Carphone Warehouse has entered into the Carphone Warehouse Hedge with Credit Suisse pursuant to which the Dollar Amount is fixed at £813 million. The Carphone Warehouse Hedge expires on 29 February 2012. If the Best Buy Mobile Disposal does not complete on or before 29 February 2012, Carphone Warehouse will lose the protection of the Carphone Warehouse Hedge and the Dollar Amount may equate to less than £813 million. In this case, the amount of cash returned to Carphone Warehouse Shareholders pursuant to the B/C Share Scheme would be reduced.

1.4             The Best Buy Call Options are exercisable entirely at the discretion of Best Buy

The Best Buy Call Options are exercisable entirely at the discretion of Best Buy and therefore the Company can provide no certainty that they will be exercised.

1.5             The valuation of the Company’s interests in New BBEDL and the Global Connect Businesses is uncertain

Save in the event of a change of control of Carphone Warehouse when the following Options can be exercised earlier, the Best Buy Call Options in relation to the Company’s interests in New BBEDL cannot be exercised before March 2015, and the Best Buy Call Options in relation to the Company’s interests in the Global Connect Businesses cannot be exercised until 2017 or 2019. If any of such options are exercised, the price payable by Best Buy is fair market value at the time of exercise, and the valuation of the Company’s interests is therefore inherently uncertain, and it may be that the valuation is not optimal at the time of exercise. Additionally, the Company is not in a position to control the valuation of its interests in New BBEDL and the Global Connect Businesses, since they may be determined by an independent third party valuation expert.

1.6             The Company may not be able to exercise its call options over New BBEDL and the Global Connect Businesses

The Company’s call option over Best Buy’s interest in New BBEDL can only be exercised if Best Buy first decides not to exercise that part of the Best Buy Call Options over the Company’s interests in New BBEDL or if Best Buy suffers a change of control. As such, the Company may not have the opportunity to exercise its call option and acquire Best Buy’s interest in New BBEDL. The Company’s ability pursuant to its call option to acquire Best Buy’s interest in New BBEDL at a 10 per cent. discount to fair market value only applies on the first occasion the Company can exercise that option. If the Company does not exercise at that time but is able to and does exercise such call option at a later time then that discount will not apply and the Company will have to pay the full market value. There is no guarantee that the Company will be able to raise the necessary finance at the relevant time in order to satisfy the consideration under such option and/or under the option to acquire certain Global Connect Businesses from Best Buy or if Best Buy is subject to a change of control and therefore this would mean the Company could not exercise its call options and lose the right to acquire Best Buy’s interest in New BBEDL and/or certain Global Connect Businesses. The Company may also, depending on the amount of consideration payable, require the approval of the Company’s shareholders at that time pursuant to the Listing Rules. There is no guarantee that, in such circumstances, the Company’s shareholders would approve such an acquisition.

1.7             If the Company suffers a change of control, Best Buy has the right to call for the Company to sell its interests in New BBEDL and the Global Connect Businesses

If the Company suffers a change of control, Best Buy has the right under the Option Agreement to call for the Company to sell its interests in New BBEDL and the Global Connect Businesses at fair market value. The Company has no power to influence whether it suffers a change of control and the existence of such a call option may prevent a change of control of the Company or reduce the value of the Company on a change of control.

1.8             Fees payable to the Company under the Best Buy Consultancy Agreement are dependent on the Company carrying out consultancy services for Best Buy over a period of five years

Fees payable to the Company under the Best Buy Consultancy Agreement are dependent on the Company carrying out consultancy services for Best Buy over a period of five years. The Company will be reliant on certain senior executives, including Charles Dunstone, to carry out such services. The Company cannot guarantee that such executives will remain in the employment of the Company during such period and, as such, full payment under the Best Buy Consultancy Agreement cannot be guaranteed.

1.9             Carphone Warehouse Shareholders who elect to receive Carphone Warehouse B Shares may not be able to receive all of their proceeds in this form

Carphone Warehouse Shareholders who elect to receive Carphone Warehouse B Shares may be subject to the scaling-back arrangements described in paragraph 3 of Section A of Part IV of this document. To the extent that such scaling-back arrangements apply, such Carphone Warehouse Shareholders may suffer adverse tax consequences.

1.10      Carphone Warehouse Shareholders who elect for the Deferred Capital Option may not receive the deferred element of their proceeds under the B/C Share Scheme at the time envisaged or until such time (if any) as the Company has sufficient distributable profits available

It is expected that Carphone Warehouse Shareholders who elect for the Deferred Capital Option and receive Carphone Warehouse B Shares will have all the Carphone Warehouse B Shares which they receive as a result redeemed at a later date. While the Company intends to redeem such Carphone Warehouse B Shares between 10 April 2012 and 30 April 2012, the Company will only be able to redeem such Carphone Warehouse B Shares if it has sufficient distributable profits available at that time. If the Company does not have sufficient distributable profits available, Carphone Warehouse Shareholders who have elected for the Deferred Capital Option may not receive the deferred element of their proceeds under the BI C Share Scheme at the time envisaged or until such time (if any) as the Company has sufficient distributable profits available.

1.11      The market price of the Carphone Warehouse Ordinary Shares may be unstable and may fall as a result of the BlC Share Scheme

The market price of the Carphone Warehouse Ordinary Shares may be unstable and may fall as a result of the B/C Share Scheme. If the market price of the Carphone Warehouse Ordinary Shares does become unstable, it will be difficult to make meaningful comparisons between the market price of the Carphone Warehouse Ordinary Shares and other Company data such as earnings and dividends per share, before and after the B/C Share Scheme. Any holder of vested share options in Carphone Warehouse who does not exercise such options before the B/C Share Scheme Record Time will not be entitled to participate in the B/C Share Scheme in respect of the Carphone Warehouse Ordinary Shares to which helshe would be entitled pursuant to such exercise.

1.12      The Carphone Warehouse B Shares are unlisted and may be difficult to transfer

Although the Carphone Warehouse B Shares will be transferable, no application has been, nor will be, made for the Carphone Warehouse B Shares to be admitted to the Official List or to trading on the London Stock Exchange’s main market for listed securities, nor will the Carphone Warehouse B Shares be listed or admitted to trading on any other investment exchange. It is therefore highly unlikely that, if the B/C Share Scheme is implemented, an active trading market for the Carphone Warehouse B Shares will develop or, if developed, will be sustained. As a result, Carphone Warehouse Shareholders may find it difficult to transfer their Carphone Warehouse B Shares.

1.13      Neither the Carphone Warehouse C Shares nor the Carphone Warehouse Deferred Shares will be transferable at all

Neither the Carphone Warehouse C Shares nor the Carphone Warehouse Deferred Shares will be transferable at all. As such, there will be no market in these shares and Carphone Warehouse Shareholders’ ability to transfer such shares will be non-existent.

1.14      Current tax legislation and practice may change

The general guide to certain UK tax consequences of the B/C Share Scheme for Carphone Warehouse Shareholders set out in Part VII of this document is based on current UK law and HMRC’s practice as at the date of this document. Current legislation and practice may change (including in the period from the date of this document and the date(s) on which any proceeds of the B/C Share Scheme are received by Carphone Warehouse Shareholders) and any such change may affect the taxation liabilities of Carphone Warehouse Shareholders in relation to the B/C Share Scheme.

1.15      The Carphone Warehouse Capital Reduction is conditional on Court approval

The Carphone Warehouse Capital Reduction is subject to the approval of the Court. If the court fails to sanction the Carphone Warehouse Capital Reduction, it will not proceed.

PART B: RISKS RELATING TO THE CONTINUING GROUP

1.                      External risks

The Continuing Group is subject to a number of external risks. The Continuing Group defines external risks as those that stem from factors that are mainly outside its control. These risks often arise from the nature of the Continuing Group’s businesses and the industries in which they operate.

1.1              Legal, regulatory, political and societal risks

The Continuing Group’s businesses are at risk from significant and rapid change in the legal systems, regulatory controls, and customs and practices in the countries in which they and/or their suppliers operate

These changes affect a wide range of areas including: supplier pricing; infrastructure investment; product liability; distribution and sale of products to customers; property rights and planning laws; the ability to transfer funds and assets externally; employment practices, including trade unions; data protection; environment; health and safety issues including those in respect of mobile communication products; the selling of insurance and similar products governed by the FSA or similar authorities in other countries; and accounting, taxation and stock exchange regulation. Accordingly, changes to, or violation of, these systems, controls or practices could increase the Continuing Group’s administrative or regulatory compliance costs, restrict its operations, require other sanctions and have material and adverse impacts on the reputation, performance and financial condition of the Continuing Group. There can be no assurance that the Continuing Group’s businesses will be able to comply with any new regulations or law to which they might become subject.

Political developments and changes within and outside the UK in society, including increased scrutiny of the Continuing Group’s businesses or their industry or their suppliers in the countries in which they operate, for example within and outside the UK by lobby groups or the media, may result in or increase the rate of material legal and regulatory change and changes to customs and practices that could have a material adverse effect on the Continuing Group’s businesses.

The Continuing Group may decide to appeal and/or challenge any changes to laws or regulations that may be material to its businesses and this may increase costs and/or distract management time from day-to-day business matters.

Where relevant, the Continuing Group’s businesses anticipate being compliant with the procedures and processes proposed by the payment card industry within the required time period agreed with the acquiring banks although there is an inherent risk that full compliance may not be achieved on time. This could have a material adverse influence on the performance and financial condition of the Continuing Group’s businesses.

1.2              Business continuity and incident management

The Continuing Group’s businesses are at risk from disruption of key systems and assets on which they depend

The functioning of the IT systems (some of which are outsourced to third parties’ control) within the Continuing Group’s businesses could be disrupted for reasons either within or beyond their control, including but not limited to: accidental damage; disruption to the supply of utilities or services; extreme weather events; safety issues; systems failure; workforce actions; or environmental contamination. There is a risk that such disruption may materially and adversely affect the Continuing Group’s businesses’ ability to sell products or services to customers and therefore materially and adversely affect their reputation, performance or financial condition.

1 .3             Competition

Increased competition in key markets may materially and adversely impact the Continuing Group’s businesses’ performance and financial condition

There is already a high level of competition in the markets in which the Continuing Group’s businesses operate. This level of competition may increase, which may further limit the future ability of the Best Buy Europe Group and Virgin Mobile France to maintain their respective market share and revenue levels. In addition, the level of competition in the Global Connect Territories may limit the ability of the Global Connect Businesses to establish market share and revenue levels at an acceptable level in such territories. The Best Buy Europe Group, Virgin Mobile France or the Global Connect Businesses may be unable to compete effectively if their competitors’ resources are applied to: change areas of focus; reduce prices; increase capital investment and marketing; or sell new products on an exclusive basis. This may result in increased pricing pressure from competitors.

The Continuing Group’s businesses also compete in marketplaces in which some operators have fewer resources or are under financial pressure. Operators in such a position may behave unpredictably or erratically and undercut the market or run loss-leading offers on products and services to shore up their position in the short-term. This may have an adverse impact on sales and margins within the Best Buy Europe Group, Virgin Mobile France and the Global Connect Businesses.

The evolution of the internet as a retail channel and changes in consumer behaviour may adversely impact the financial position of the retail business within the Best Buy Europe Group as customers choose to spend more online which may be detrimental to the Best Buy Europe Group’s retail business.

1.4              Consumer demand

General economic conditions and/or a decline in consumer discretionary spending may materially and adversely impact sales

The Best Buy Europe Group and Virgin Mobile France sell and the Global Connect Business intends to be involved in the sale of some products and services that consumers tend to view as conveniences rather than necessities. As a result, these businesses are more sensitive to changes in general economic conditions that impact consumer spending than some other consumer businesses. Economic conditions and other factors including consumer confidence, employment levels, prevailing interest rates, tax rates, consumer debt levels, as well as fuel and energy costs and the availability of consumer credit could reduce consumer spending or change consumer purchasing habits. The current uncertain economic outlook, particularly in the United Kingdom and other European economies, could materially and adversely affect consumer spending habits and the operating results of the Continuing Group’s businesses.

The Best Buy Europe Group and Virgin Mobile France have products appealing to a wide range of consumers. However, the Best Buy Europe Group, Virgin Mobile France and/or the Global Connect Businesses may be unable to respond successfully or at a reasonable cost to rapid changes in consumer demand or consumer preferences and tastes that may materially and adversely affect the performances of such businesses.

Due to the nature of the markets in which the Best Buy Europe Group and Virgin Mobile France operate and the Global Connect Businesses intend to operate, they may experience seasonal fluctuations in trading conditions. Any poor performance in peak trading seasons may have a material effect on the financial results of these businesses.

The domestic and international political situation also affects consumer confidence. The outcomes of political elections and the threat or outbreak of terrorism or other hostilities in the countries in which the Continuing Group operates could lead to a decrease in consumer spending. Any of these events and factors could cause a decrease in sales or an increase in inventory markdowns or certain operating expenses, which could materially and adversely affect the Continuing Group’s businesses’ results of operation.

The commercial property market has an uncertain outlook, such that the valuations of the Continuing Group’s property assets cannot be guaranteed or be expected to increase. The current tenants of those properties are primarily either subsidiaries of Best Buy Europe or companies within the TalkTalk group and there is no guarantee that future tenants of equivalent standing will be available should the current tenants vacate the properties when the current leases expire. This may have a material adverse effect on the value of the relevant properties.

1.5              Dependence on suppliers and customers

The Best Buy Europe Group and Virgin Mobile France are exposed and the Global Connect Business will be exposed to the distribution strategies of mobile network operators and product manufacturers

The Best Buy Europe Group and Virgin Mobile France depend and the Global Connect Business will depend upon the availability, quality and cost of products and services, which exposes each of them to price, quality and supply variations. These businesses are reliant upon selling products and services of mobile network operators and other manufacturers and suppliers. The termination of any of these arrangements, whether through the change in distribution strategy of the mobile network operators or otherwise, could materially impact the revenues generated by these businesses. Suitable alternative products or services from mobile network operators may not be available on commercially reasonable terms or may not be available at all. Also, the terms available from mobile network operators may become materially different in the future and this may have an adverse impact on the financial position of the Continuing Group’s businesses.

Virgin Mobile France operates a mobile virtual network that is dependent primarily upon Orange to deliver the underlying mobile network service. The termination of this arrangement by Orange or Virgin Mobile France for whatever reason could materially and adversely affect delivery and/or the performance of Virgin Mobile France’s business. Suitable alternative services from other mobile network operators may not be available on similar or alternative reasonable commercial terms or may not be available at all.

2.                       Internal risks

Internal risks are those arising from factors primarily within the control of the Continuing Group or its businesses, including those that result from the corporate structure of the Continuing Group and its businesses and the way each carries on its business.

2.1               Control of joint ventures and material breakdown in relationship between shareholders

Carphone Warehouse does not exercise overall control over the Best Buy Europe Group, Virgin Mobile France or the Global Connect Businesses and therefore relies on the co-operation of its joint venture partners

The Continuing Group’s principal businesses and investments are the Best Buy Europe Group, Virgin Mobile France and the Global Connect Businesses, each of which is (or will be) a joint venture over which the Continuing Group does not exercise overall control.

Material decisions cannot be taken without the consent of the relevant joint venture partners such that the Continuing Group depends, in part, upon the continued co-operation between Carphone Warehouse and its relevant joint venture partner in reaching decisions at board and shareholder level within the relevant joint venture. A material breakdown in the relationship between Carphone Warehouse and Best Buy or the Virgin group could lead to an inability of the Best Buy Europe Group, Virgin Mobile France or the Global Connect Business to make and implement decisions. Such a breakdown in relations could have a material adverse effect on the growth, business and financial results of the Best Buy Europe Group, Virgin Mobile France or the Global Connect Business and, consequently, the Continuing Group.

2.2               Management of joint ventures

Carphone Warehouse relies on information to be disseminated by senior management of the Best Buy Europe Group, Virgin Mobile France and the Global Connect Businesses

The Continuing Group relies on the senior management of the Best Buy Europe Group, Virgin Mobile France and the Global Connect Businesses to inform the Continuing Group’s nominated directors of those businesses of material risks as and when they arise and how such risks are being dealt with on a day-to-day basis. The Continuing Group may therefore be unable to react quickly enough, if at all, to any particular risk that could have a material adverse effect on the Continuing Group’s businesses.

2.3               IT

The Continuing Group’s businesses depend on key software applications and hardware supplied by third parties for the provision of services and the billing of customers

Any disruption caused by failings in key software applications, of underlying equipment or of communication networks could delay or otherwise affect the Continuing Group’s businesses’ ability to take and fulfil orders; to provide customer support; to monitor stock levels; or otherwise impact on the Continuing Group’s businesses’ day-to-day decision-making and have a material and adverse effect on business continuity and the performance of the Continuing Group’s businesses.

2.4               Outsourcing

The Best Buy Europe Group and Virgin Mobile France have a number of outsourcing arrangements and are at risk of third parties not delivering on their contractual agreements

The Best Buy Europe Group and Virgin Mobile France have outsourcing arrangements with a number of third parties, notably in respect of IT, customer service, finance and human resources operations. The Best Buy Europe Group and Virgin Mobile France are therefore at risk from failures by these third parties to perform their contractual commitments, which may materially and adversely impact the reputation, performance and financial position of the Continuing Group.

2.5               Employees

The Continuing Group’s businesses depend on the continued contribution of its executive officers and employees, both individually and as a group

While the Continuing Group’s businesses review their people policies on a regular basis and invest significant resources in training and development and recognising and encouraging individuals with high potential, there can be no guarantee that they will be able to attract, develop and retain these individuals at an appropriate cost and ensure that the capabilities of the Continuing Group’s employees meet its business needs. Any failure to do so may impact on the performance of the Continuing Group’s businesses.

There is a risk that certain senior personnel critical to the running of the Continuing Group’s businesses could leave the Continuing Group. This could have a negative impact on the Continuing Group’s businesses’ ability to maintain relationships with customers, employees, suppliers and others with whom it has business dealings, with negative consequences for its continued performance and growth.

2.6               FSA compliance

Non-compliance with applicable financial regulations could have a material impact on the Continuing Group

The Best Buy Europe Group’s business in the UK is authorised by the FSA to sell certain types of insurance products and similar authorisations and/or regulations and regulators apply in other territories. The Best Buy Europe Group intends that all of its businesses should remain compliant with such regulations although compliance cannot be guaranteed. Any noncompliance could have a material impact on the business of the Best Buy Europe Group.

2.7               Future growth of the Best Buy Europe Group

The Best Buy Europe Group’s growth strategy includes expanding its retail and distribution businesses

The Best Buy Europe Group’s future growth is dependent, in part, on the ability to build, buy or lease new stores, not just selling existing products and services, but also potentially a wider portfolio of consumer electrical and other products and services. The Best Buy Europe Group competes with other retailers and businesses for suitable locations for stores. Local land use, local zoning issues, environmental regulations and other regulations applicable to the types of stores it desires to construct may affect its ability to find suitable locations and also influence the cost of building, buying or leasing stores. The Best Buy Europe Group also may have difficulty negotiating real estate purchase agreements or leases on acceptable terms. Failure to manage these and other similar factors effectively will affect its ability to build, buy or lease new stores which may have a material adverse effect on future profitability.

The Best Buy Europe Group seeks to expand its business in existing markets in order to attain a greater overall market share. Stores typically draw customers from their local areas and, as a consequence, a new store may draw customers away from nearby existing stores and may cause customer traffic and comparable store sales performances to decline at those existing stores.

The Best Buy Europe Group may also open stores in new markets. The risks associated with entering a new market include difficulties in attracting customers due to a lack of customer familiarity with the brand, lack of familiarity with local customer preferences and seasonal differences in the market. In addition, entry into new markets may bring the Best Buy Europe Group into competition with new competitors or with existing competitors with a large, established market presence. The Best Buy Europe Group cannot ensure that new stores will be profitably deployed and, as a result, its future profitability may be materially and adversely affected.

The Best Buy Europe Group may also not be successful in rolling-out new stores of whatever size selling a more diversified portfolio of products and services. This may also adversely affect the future profitability of the Best Buy Europe Group.

2.8               Future growth of Virgin Mobile France

Virgin Mobile France’s anticipated growth cannot be guaranteed given potential competition in France from mobile networks and MVNOs, the possibility of increased costs and potential changes in consumer preferences.

2.9               Future growth of the Global Connect Business

The establishment of the Global Connect Business and its anticipated growth cannot be guaranteed given uncertainty around identifying suitable partners, agreeing acceptable commercial terms, and potential competition in the markets in which it may operate.

3.                      Execution risks

Execution risks arise from the implementation of the strategies of the Continuing Group’s businesses and their change and restructuring programmes, including the Global Connect Arrangements, which aim to enhance long-term shareholder value.

3.1               Growth strategy

Failure in pursuit or execution of new business ventures, strategic alliances and acquisitions could have a material adverse impact on the Continuing Group’s business

The Continuing Group’s businesses’ growth strategy may include expansion via new business ventures, strategic alliances and acquisitions, including the Global Connect Businesses. Assessing a potential growth opportunity involves extensive due diligence, however, the amount of information the Continuing Group’s businesses can obtain may be limited and the Continuing Group’s businesses can give no assurance that new business ventures (including the Global Connect Businesses), strategic alliances and acquisitions will positively affect its financial performance or will perform as planned.

Integrating new stores and concepts can be a difficult task. Cultural differences in some markets into which the Continuing Group’s businesses may expand or into which the Continuing Group’s businesses introduce new retail concepts may result in customers in those markets being less receptive than anticipated. Acquisitions may divert the Continuing Group’s businesses’ capital and management’s attention from other business issues and opportunities. The Continuing Group’s businesses may not be able successfully to assimilate or integrate companies that they may acquire, including their personnel, financial systems, distribution, operations and general operating procedures. The Continuing Group’s businesses may also encounter challenges in achieving appropriate internal control over financial reporting in connection with the integration of an acquired company. If the Continuing Group’s businesses fail to assimilate or integrate acquired companies successfully, their business and operating results could suffer materially.

4.                      Financial risks

4.1               Market risks

The Continuing Group’s businesses are exposed to market risks such as interest rate rises, fluctuations in foreign currency and default by counterparties.

The main financial risks facing the Continuing Group’s businesses are fluctuations in foreign currency (particularly the Euro), interest rate risk and default by counterparties. Any of these financial risks may have a material adverse impact on the performance and financial condition of the Continuing Group.

The continued uncertainty regarding the world economy and, in particular, the economy in Europe and the stability of the Euro may have a material adverse effect on the Continuing Group’s business and operating results.

4.2               Virgin Mobile France dividends

Ability to extract profits from Virgin Mobile France may be restricted.

When all shareholder loans have been repaid in full, it may be possible for Virgin Mobile France to pay dividends to shareholders. However, there is no guarantee that Virgin Mobile France will achieve the level of profitability necessary for this to happen or that its shareholders will agree that dividends should be declared or paid.

PART C: RISKS RELATING TO THE BEST BUY MOBILE PROFIT SHARE

The amount of the Best Buy Profit Share is dependent on factors outside of the Company’s control. In particular, Best Buy Mobile is subject to competitive pressures in the markets in which it operates. The Company cannot guarantee that such competitive pressures will not have an adverse effect on the amount of the Best Buy Profit Share in any given period.

Risks relating to the Best Buy Mobile Profit Share will no longer be relevant to the Continuing Group following completion of the Best Buy Mobile Disposal.

PART III

PRINCIPAL TERMS OF THE BEST BUY PROPOSALS

1.                     Reorganisation and the Best Buy Mobile Disposal

1.1             Best Buy Mobile Agreement

The Best Buy Mobile Agreement, entered into on 30 June 2008, is an amendment and restatement of a previous agreement between Best Buy Stores, LP, Old Carphone Warehouse and CPW Mobile.

The previous agreement governed the provision of know-how to Best Buy Stores, LP by CPW Mobile in respect of the marketing and sale of mobile products and accessories, as well as associated services (including, without limitation, airtime from network operators) within standalone stores, stores within stores and other distribution channels (including, without limitation, internet and direct sale processes) owned and operated directly or indirectly by Best Buy.

The Best Buy Mobile Agreement amends the royalties of the previous arrangements between Best Buy Stores, LP and CPW Mobile.

The Best Buy Mobile Profit Share provides the Company, through its interest in Best Buy Europe, with a share of incremental EVA from the Best Buy Mobile Business above a defined threshold. The initial threshold was based on the earnings of Best Buy Mobile when the venture was launched; this threshold is adjusted for new ‘Big Box’ stores. Best Buy Mobile is funded by Best Buy, for which Best Buy makes a capital charge which is deducted from the profit share. There is no profit share below the minimum threshold; beyond the minimum threshold, there is a ratchet mechanism whereby the level of profit share increases in steps from 20 per cent. to 50 per cent. above defined levels of incremental EVA. The incremental EVA generated by Best Buy Mobile exceeded the 50 per cent. threshold in the six months ended 30 September 2011 and in the years ended 31 March 2011 and 31 March 2010.

1.2             Best Buy Mobile Disposal

Carphone Warehouse and Best Buy have reached agreement in relation to the Best Buy Mobile Disposal which will be implemented by way of the Reorganisation in accordance with the Best Buy Implementation Agreement.

1.3             Steps to implement the Best Buy Mobile Disposal

The Reorganisation consists of a series of steps through which the Best Buy Mobile Disposal will be effected. The Preparatory Steps, which are not subject to Carphone Warehouse Shareholder approval, have taken place prior to the publication of this document. The Final Steps will take place following the Carphone Warehouse General Meeting, conditional on all Carphone Warehouse Resolutions being approved at such meeting.

(a)                    Preparatory Steps

The Preparatory Steps were as follows:

(i)                 on 30 November 2011, Carphone Warehouse incorporated two new companies (New CPWM and New BBEDL) and CPW Limited incorporated a new company (New IPCo);

(ii)              prior to the Reorganisation, the Carphone Warehouse Group’s shares in Best Buy Europe were held 45 per cent. by Carphone Warehouse and 5 per cent. by CPW Retail (a wholly owned subsidiary of Carphone Warehouse). In order to simplify the ownership structure of Best Buy Europe, on 12 December 2011, CPW Retail transferred its 5 per cent. share holding in Best Buy Europe to Carphone Warehouse. On 14 December 2011, Best Buy Europe also undertook a reduction of its share capital. As a consequence of these steps, the issued shares in Best Buy Europe were held 50 per cent. by Carphone Warehouse and 50 per cent. by Best Buy Distributions;

(iii)           on 15 December 2011, Carphone Warehouse, Best Buy Distributions and New CPWM entered into a share exchange agreement pursuant to which all of the shares in Best Buy Europe held by each of Carphone Warehouse and Best Buy

Distributions were transferred to New CPWM in consideration for the allotment of an equal number of A and B shares in the capital of New CPWM to each of Carphone Warehouse and Best Buy Distributions;

(iv)          under the terms of the CPW Licence Agreement, CPW Limited licences certain know-how to CPW Mobile. On 15 December 2011, CPW Limited entered into a deed of assignment and amendment pursuant to which it assigned to New IPCo its rights under the CPW Licence Agreement, together with certain intellectual property; and

(v)             on 16 December 2011, New CPWM entered into a share purchase agreement with CPW Limited for the acquisition of the entire issued share capital of New IPCo. On the same date, New CPWM also acquired the entire issued share capital of CPW Mobile.

(b)                   Final Steps

Subject to the passing of the Carphone Warehouse Resolutions:

(i)                 on or around 23 January 2012, each of New CPWM, Carphone Warehouse, Best Buy Distributions, New BBEDL and Best Buy Europe will enter into a demerger agreement in respect of the demerger of Best Buy Europe from New CPWM to New BBEDL. The demerger will take the form of a capital reduction demerger pursuant to which:

(A)           New CPWM will capitalise the merger reserve created on its acquisition of Best Buy Europe and undertake a reduction of capital involving the cancellation of the B shares and associated share premium account in the capital of New CPWM (which represent the value of the Best Buy Europe Group other than the Best Buy Mobile Business); and

(B)             following the cancellation of the B shares and associated share premium account in New CPWM, in consideration for the transfer of all of the shares in the capital of Best Buy Europe to New BBEDL, New BBEDL will allot new shares to each of Carphone Warehouse and Best Buy Distributions;

(ii)              on or around 24 January 2012, Best Buy Distributions will subscribe for shares in the capital of New CPWM and will make a loan to New CPWM. New CPWM will then undertake a reduction of capital involving a reduction of part of its share premium account; and

(iii)           on or around 25 January 2012, Carphone Warehouse will request that New CPWM distribute £813 million to Carphone Warehouse as a cash dividend, following which Carphone Warehouse’s shares in the capital of New CPWM will automatically convert into worthless deferred shares.

1.4              New BBEDL Shareholders’ Agreement

The New BBEDL Shareholders’ Agreement will be entered into following completion of the Best Buy Mobile Disposal and sets out matters governing the parties’ respective interests in the New BBEDL Group and the management and provision of finance to the New BBEDL Group.

Under the terms of the New BBEDL Shareholders’ Agreement, each of Best Buy and Carphone Warehouse agrees to guarantee the performance by the Continuing Group (in the case of Carphone Warehouse and which, for the purposes of the New BBEDL Shareholders’ Agreement, excludes the New BBEDL Group) or Best Buy Distributions (in the case of Best Buy) of its obligations under the New BBEDL Shareholders’ Agreement and to indemnify each other and the New BBEDL Group for all losses which they, or the New BBEDL Group, may suffer from any failure to perform such obligations.

Each of the parties agrees that the New BBEDL Group will be financed out of cashflow and its own bank facilities and that the shareholders of New BBEDL will only be required to make loans or letters of support to the New BBEDL Group if they both decide to do so.

Save for certain reserved matters, the business and affairs of the Best Buy Europe Group will be managed by the shareholders, the board and the management team of the New BBEDL Group. The board will comprise a minimum of two directors, including a chief executive officer and a chief financial officer. Each of Best Buy Distributions and Carphone Warehouse retains the right to appoint up to two directors each. The chairman of New BBEDL does not have a casting vote. The board’s decisions will be made by simple majority vote. The consent of the Best Buy Group as a shareholder will be required in respect of setting the compensation levels of the chief executive officer, the chief financial officer and chief operating officer, together with the appointment of such officers, and approving the New BBEDL Group’s capital expenditure and budget. The board of New BBEDL is also subject to the powers and authorities of the Global Connect Board under the provisions of the Global Connect Governance Paper in areas such as remuneration matters.

Certain matters will also be reserved for and require the prior consent of both Best Buy Distributions and Carphone Warehouse as shareholders in New BBEDL. These include, among other things, modifications to the share capital of New BBEDL, related party transactions and any material decisions relating to any sale of shares in New BBEDL by either shareholder. The New BBEDL Shareholders’ Agreement contains provisions governing how a deadlock is resolved where a serious issue has arisen or there has been a breakdown in relations of the board that will materially affect the day-to-day operations or the long-term development of the business. While a deadlock exists, and in the event that a deadlock remains unresolved, the management and operation of the New BBEDL Group shall continue in a manner consistent with the situation prior to the deadlock. The failure to resolve a deadlock will not give rise to the liquidation of the New BBEDL Group. New BBEDL will also have a defined dividend policy, as stated in the New BBEDL Shareholders’ Agreement.

Each of Best Buy and the Continuing Group will be restricted in certain of its activities while it remains a shareholder in New BBEDL. These restrictive covenants include an undertaking not to be involved in any business competing with the business of the New BBEDL Group (subject to certain exceptions).

Neither Carphone Warehouse nor Best Buy Distributions may transfer any of its share holding in New BBEDL unless:

(i)                  the transfer falls under the provisions of the Option Agreement;

(ii)               the transferring party obtains the consent of the other shareholder; or

(iii)            such transfer falls within a limited number of permitted transfers (including to the other shareholder in limited circumstances and for internal reorganisation or tax purposes) provided in the New BBEDL Shareholders’ Agreement.

The New BBEDL Shareholders’ Agreement will terminate upon the occurrence of any of the following events:

(i)                  Best Buy Distributions or Carphone Warehouse (or their transferees) acquiring all of the shares in New BBEDL;

(ii)               the making of an order or passing of a resolution for the winding up of New BBEDL (except on a restructure for reasonable business or tax reasons); or

(iii)            by agreement of Best Buy and Carphone Warehouse (or their transferees).

The New BBEDL Shareholders’ Agreement is governed by English law. The parties agree to submit to a dispute resolution procedure and the forums set out therein to the exclusion of the jurisdiction of any other forum.

1.5             Best Buy Consultancy Agreement

The Company has agreed that it will provide certain consultancy services to Best Buy in respect of the Best Buy Mobile Business in return for a fee of £5 million a year for five years with effect from completion of the Best Buy Mobile Disposal. The fee will be paid quarterly in arrears. The services to be provided by the Company to Best Buy include, amongst others:

(i)                  attendance by Charles Dunstone at certain meetings each year with the chief executive officer of Best Buy to discuss New BBEDL shareholder matters and the Global Connect Business strategy;

(ii)               Charles Dunstone providing advice and assistance to the Global Connect Board (including in respect of contacting such MNOs as the Global Connect Board shall reasonably request); and

(iii)            Charles Dunstone providing advice and assistance to the Global Connect Board and the Global Connect Businesses from time to time.

Best Buy shall provide the Company with a remedy period of 14 days if the Company fails to perform any of the above services for any reason and, if such failure continues, Best Buy’s sole remedy against Carphone Warehouse or Charles Dunstone will be a pro-rata reduction in the annual fee and material non-performance will permit Best Buy to terminate all future payments.

The parties have agreed not to disclose any confidential information provided by one to the other.

2.                      Global Connect Arrangements

Under the Heads of Terms, the Company and Best Buy have agreed to enter the Global Connect Agreement in respect of the Global Connect Businesses in the Global Connect Territories. It is intended that the Global Connect Agreement will be entered into on or after completion of the Best Buy Mobile Disposal although the Heads of Terms set out the agreed key principles in respect of the Global Connect Business in China and Mexico and other Global Connect Territories.

In China and Mexico, the Global Connect Business will operate through existing Best Buy distribution channels in those territories. The Company will be entitled to receive 20 per cent. of incremental EVA in each of those countries. The Company’s entitlement in China will start from 1 January 2012 and in Mexico from the date the first Global Connect Business commences trading in that country although the Company has not yet agreed when the Global Connect Business will start in Mexico. The starting EVA for Mexico will be zero. The starting EVA for China will be agreed with Best Buy in due course and will be based on the actual performance of the current mobile business in that country over the 12 months to 31 December 2011. The Company will be entitled to review and verify the starting EVA for China within 12 months after the end of the first accounting year of the Global Connect Business in China, with an agreed process for verification and the resolution of any disagreements. Best Buy will provide all capital to the Global Connect Businesses in China and Mexico and will be entitled to receive a fixed rate of interest on such capital as part of the calculation of incremental EVA.

In other Global Connect Territories, the sharing of economics will be agreed with the relevant local partner, subject to the principle that, as between Best Buy and the Company, they shall be equal partners with respect to any capital, losses or gains by either party.

The governance of the Global Connect Business across all of Global Connect Territories shall be carried out by the Global Connect Board, a non-statutory board which will have certain agreed upon powers, responsibilities and influence across:

(i)                    all of the Global Connect Territories;

(ii)                 the New BBEDL Group; and

(iii)              Best Buy Mobile, as agreed between the Company and Best Buy.

The Global Connect Board will have a voting member from each of the Company and Best Buy, together with other non-voting members from time to time, and will be initially chaired by Roger Taylor. Other than the salaries and expenses of the Global Connect Board members, the operating costs of the Global Connect Board and its direct team will be split equally between the Company and Best Buy. An escalation procedure has also been agreed to assist in resolving any deadlock or other disputes that may arise between the Company and Best Buy.

The final Global Connect Agreement will also include the detailed mechanics to calculate incremental EVA (where applicable) or other gains, reserved matters requiring the approval of both the Company and Best Buy and restrictive covenants, both during the carrying on of the Global Connect Business and for three years following any party ceasing to be involved with such business.

3.                      Options

Following completion of the Best Buy Mobile Disposal, the Company and Best Buy will enter into the Option Agreement granting each other certain put and call options in respect of their respective interests in New BBEDL and the Global Connect Businesses.

From March 2015, Best Buy will have the option to exercise the BBY BBEDL Call Option by first serving a notice of interest on the Company during March 2015. If Best Buy serves such a notice, the Company and Best Buy will be obliged to work to agree the fair market value of the Company’s interests in New BBEDL within 30 days after the end of March 2015, with each exchanging their own third party valuations in respect of the same. If no agreement is reached then either party may refer the valuation to an independent expert for determination within a further 30 days. The valuation will be based on a number of metrics, including current earnings, latest three year business plans, growth profile, net cash and debt, and will be based on multiple valuation methods, including but not limited to discounting future cash flows and other comparables, as well as the relative brand investment made by the entity or business to which the Option relates and the brand rights being purchased by the relevant party. No discount or enhancement for minority or majority stakes, Controlling Interests or rights to consolidate will be made. Once the fair market value has been agreed or determined, Best Buy will have 14 days to exercise the option and both parties will be afforded at least six months to complete such option in the event (where applicable) shareholder approval and/or tax clearances are required and/or the necessary finance needs to be raised (the “Valuation Process and Timetable”).

If Best Buy does not exercise and complete the BBY BBEDL Call Option, the Company will have the right to exercise the CPW BBEDL Call Option within 14 days of Best Buy failing to exercise the BBY BBEDL Call Option, provided that the Company has also served a notice of interest on Best Buy during March 2015. Following the service of such notice, a similar process to the Valuation Process and Timetable will apply to this option. The fair market value of Best Buy’s interests in New BBEDL will be reduced by 10 per cent. the first time the Company has the choice to exercise the CPW BBEDL Call Option. No such reduction will apply if the Company has the right to exercise the CPW BBEDL Call Option on any subsequent occasion. Any amount still to be paid under the Best Buy Consultancy Agreement will also be taken into account in respect of the BBY BBEDL Call Option and the CPW BBEDL Call Option.

If neither the BBY BBEDL Call Option nor the CPW BBEDL Call Option is exercised and completed, each option will become exercisable again on the same terms every three years thereafter until one of them is exercised and completed.

If Best Buy exercises and completes the BBY BBEDL Call Option, Best Buy will have the option to exercise the BBY C&M Call Option A by serving a notice of interest on the Company in respect of the same during March 2017. Following the service of such a notice, a similar process to the Valuation Process and Timetable will apply to this option.

If Best Buy exercises and completes the BBY BBEDL Call Option, Best Buy will also have the option to exercise the BBY C&M/GC Call Option by serving a notice of interest on the Company in respect of the same during March 2019. Following the service of such a notice, a similar process to the Valuation Process and Timetable will apply to this option.

If Best Buy does not exercise and complete any part of the BBY C&M/GC Call Option, the Company will have the right to exercise the CPW Put Option A provided the Company has served a notice of interest on Best Buy in respect of the same during March 2019. Following the service of such a notice, a similar process to the Valuation Process and Timetable will apply to this option.

Any element of the BBY C&M/GC Call Option and the CPW Put Option A which is not exercised and completed will become exercisable again every four years thereafter until they have all been exercised and completed.

If the Company exercises and completes the CPW BBEDL Call Option, the Company will have the right to exercise the CPW Put Option B by serving a notice of interest on Best Buy in respect of the same in March 2019. Following the service of such a notice, a similar process to the Valuation Process and Timetable will also apply to this option.

If the Company does not exercise any part of the CPW Put Option B in 2019, Best Buy will have the right to exercise the BBY C&M Call Option B provided Best Buy has served a notice of interest on the Company in respect of the same during March 2019. Following the service of such a notice, a similar process to the Valuation Process and Timetable will apply to this option.

Any element of the CPW Put Option B and the BBY C&M Call Option B which is not exercised and completed will become exercisable again every four years thereafter until they have all been exercised and completed.

If any party (save for Charles Dunstone, either alone or with Roger Taylor and any of their connected persons and in each case through a genuine and good faith structure through which he or they hold a Controlling Interest themselves) acquires a Controlling Interest in the Company at any time, Best Buy may:

(i)                  (if it has not previously done so) exercise the BBY BBEDL Call Option; and/or

(ii)               (if it has not previously exercised it and irrespective of whether Best Buy has exercised the BBY BBEDL Call Option) exercise the BBY C&M/GC Call Option in respect of all (and not part) of the interests capable of being acquired under that option.

To exercise these options, Best Buy must serve a notice of interest within 30 days following the notification to Best Buy by the Company of the acquisition of the Controlling Interest in the Company (which the Company is required to do within two business days of being notified of such acquisition). Following the service of such a notice, a similar process to the Valuation Process and Timetable will apply to each of these options.

If any party acquires a Controlling Interest in Best Buy (save for Richard Schulze, either alone or with Brian Dunn and any of their connected persons and in each case through a genuine and good faith structure through which he or they hold a Controlling Interest themselves) at any time, the Company may:

(i)                  (if it has not previously done so and irrespective of whether Best Buy has first declined to exercise the BBY BBEDL Call Option) exercise the CPW BBEDL Call Option; and/or

(ii)               (if it has not previously exercised it and irrespective of whether Best Buy has first declined to exercise any other option or the Company has exercised the CPW BBEDL Call Option) exercise the CPW Put Option A in respect of the Global Connect Businesses in China and Mexico only; and

(iii)            exercise the Change of Control Call Option if the CPW Put Option B has been exercised.

To exercise these options, the Company must serve a notice of interest within 30 days following the notification to the Company by Best Buy of the acquisition of the Controlling Interest in Best Buy (which Best Buy is required to do within two business days of being notified of such acquisition). Following the service of such a notice, a similar process to the Valuation and Process and Timetable will apply to each of these options.

It is proposed that the Company’s interest in the Global Connect Businesses in each of the Global Connect Territories will be held via the Global Connect Subsidiaries, such that it is the shares in these subsidiaries which will be the subject of the relevant option. At any time after Best Buy has served a notice of interest in respect of the BBY BBEDL Call Option and no later than 14 days after it is exercised, the Company shall be entitled to serve a substitution notice on Best Buy to substitute its shares in New BBEDL for shares in the Company or a new parent of the Company and thereafter Best Buy shall be obliged to purchase those substituted shares. Prior to completing such purchase, the Company will be obliged to divest itself (or divest the new parent), whether by demerger or otherwise, of all of its other companies and assets apart from its interests in New BBEDL and CPW Brands 2. Best Buy and the Company have also agreed that any final transaction structure used to complete the BBY BBEDL Call Option will ensure that New BBEDL and the Company are left with no tax liability in respect of the de-grouping from the Company of CPW Brands 2 and that the parties achieve the maximum mutual tax efficiency for their respective groups and shareholders, including, without limitation, that Carphone Warehouse Shareholders receive any payment as capital.

Each exercise notice served under the Option Agreement will not be capable of being revoked without the consent of the other party. Each of the Company and Best Buy will have up to six months to secure the completion of any option once exercised in order to obtain any necessary shareholder approval, carry out any necessary reorganisation, raise the necessary finance and obtain any other applicable regulatory approval. If no completion date is stated in the exercise notice, completion shall be on the sixtieth business day after the exercise date. If, following the exercise of any option, one party fails to complete under such option (other than through a failure to obtain shareholder or any other regulatory approval at the time), the defaulting party shall indemnify the other party for all costs, expenses and losses incurred by the non-defaulting party.

Each of Best Buy and the Company undertakes to the other that it will not sell, mortgage of otherwise dispose of any interest in the securities the subject of any of the options under the Option Agreement until completion of the relevant option except as may be permitted pursuant to the New BBEDL Shareholders’ Agreement or the Global Connect Agreement.

On completion, the relevant vendor and purchaser shall deliver to each other such normal documentation as would be required to transfer the interest in question and the Option Agreement provides that they each appoint a director of the company the subject of the exercised option to enter into such documentation to give effect to such completion.

Each vendor provides certain warranties to the purchaser, including:

(i)                  to sell the relevant interests to the relevant purchaser under the relevant option with full title guarantee, free from all liens, charges and encumbrances;

(ii)               that it has the capacity to enter into and perform the agreement; and

(iii)            that it has not committed the company the subject of the option to any liabilities of which the purchaser is not aware.

The maximum liability of the vendor under these warranties will be the amount of consideration received by the vendor from the purchaser. The claim period will be 12 months following completion and any liability in respect of any notified claim shall cease after nine months following notification if (to the extent not settled) legal proceedings are not commenced.

If the Company completes the CPW BBEDL Call Option:

(i)                  the rights of the New BBEDL Group to use the Geek Squad brand can be terminated by Best Buy by giving 18 months’ notice except that such termination cannot take effect earlier than 54 months following such completion; and

(ii)               the rights of the New BBEDL Group to use the Best Buy brand shall terminate on the second anniversary of completion.

On completion of the BBY BBEDL Call Option, the New BBEDL Group will retain the right to use the “Carphone Warehouse” brand in Europe and the Company will retain the right to use such brand outside of Europe.

Each vendor will, on completion of an option, be subject to the restrictive covenants applicable to the business and country in question in respect of, in particular, non-competition and non-solicitation of employees for a period of three years, as provided under the applicable terms of the New BBEDL Shareholders’ Agreement and the Global Connect Agreement.

The Option Agreement contains other customary provisions for an option agreement, including in respect of any reorganisation of shares the subject of an option, a prohibition on assignment except intra-group, further assurance, time of the essence, invalidity, releases and waivers, counterparts, remedies, third party rights, confidentiality, costs and expenses and notices.

The Option Agreement will terminate in respect of the option in question when that option has been exercised and completed.

Once one party to the Option Agreement has acquired pursuant the relevant option the other party’s interests in New BBEDL or any other Global Connect Business, any other option in respect of any other interest of the other party in the business the subject of the exercised and completed option shall no longer be capable of being exercised and the provisions relating to the exercise and completion of such other option(s) shall be terminated.

The Company and Best Buy will be entitled to change any of the provisions of the Option Agreement as they shall agree from time to time including, without limitation, in respect of the subject matter of any option, the calculation and/or agreement of fair market value and the dates applying to the exercise and completion of any option including without limitation any of the Best Buy Call Options.

The Option Agreement will be governed by English law and subject to the exclusive jurisdiction of the English courts.

PART IV

PRINCIPAL TERMS OF THE CARPHONE WAREHOUSE SHARE PROPOSALS

SECTION A: BlC SHARE SCHEME - GENERAL

1.                       Amount of return of capital

The aggregate amount to be returned under the B/C Share Scheme will amount to approximately £813 million.

2.                       Conditions to the implementation of the B/C Share Scheme

The B/C Share Scheme is conditional upon the approval by Carphone Warehouse Shareholders of resolutions 2 and 3 to be proposed at the Carphone Warehouse General Meeting.

If this condition is not satisfied by 8.00 a.m. on 31 January 2012, or such later time and/or date as the Carphone Warehouse Directors may determine, no Carphone Warehouse B Shares or Carphone Warehouse C Shares will be allotted or issued and the B/C Share Scheme will not take effect.

3.                       Allotment and issue of Carphone Warehouse B Shares and Carphone Warehouse C Shares It is proposed that the Company capitalise a sum not exceeding £754,038,946 standing to the credit of the Company’s share premium account and then apply the resulting amount for the purpose of paying up in full Carphone Warehouse B Shares with a nominal value of 172 pence each and Carphone Warehouse C Shares with a nominal value of 0.01 pence each, on the basis that the aggregate nominal value of the Carphone Warehouse B Shares and Carphone Warehouse C Shares so issued shall not exceed £754,038,946, as described below.

The Carphone Warehouse B Shares and Carphone Warehouse C Shares will be issued to Carphone Warehouse Shareholders on the basis of one Carphone Warehouse B Share or one Carphone Warehouse C Share for each Carphone Warehouse Ordinary Share held at the B/C Share Scheme Record Time, which is expected to be 6.00 p.m. on 27 January 2012.

The exact number of Carphone Warehouse B Shares and Carphone Warehouse C Shares to be issued will depend upon (in addition to the factors described below) the elections made (or deemed to be made) by each Carphone Warehouse Shareholder between the Share Alternatives, but in total will be equal to the number of Carphone Warehouse Ordinary Shares in issue at the B/C Share Scheme Record Time. As at 21 December 2011 (the latest practicable date prior to the publication of this document) there were 457,054,122 Carphone Warehouse Ordinary Shares in issue. The Company does not currently hold any treasury shares. As detailed in paragraph 3.2 of Part VIII of this document, the Proposals will result in the allotment of 15,700,421 new Carphone Warehouse Ordinary Shares in connection with the CPW VES. It is anticipated that these new Carphone Warehouse Ordinary Shares will be allotted in the period between the Carphone Warehouse General Meeting and the B/C Share Scheme Record Time. As such, it is anticipated that there will be 472,754,543 Carphone Warehouse Ordinary Shares in issue on the B/C Share Scheme Record Time.

The number of Carphone Warehouse B Shares which will be issued is effectively subject to a maximum limit by reference to the aggregate amount of the Company’s share premium account. In order for the redemption proceeds to be taxed as generally described in Part VII of this document, the Carphone Warehouse B Shares must be paid up in full as to the redemption amount out of the amounts standing to the credit of the Company’s share premium account that represent new consideration for tax purposes and have not previously been taken into account in payments to Carphone Warehouse Shareholders. Further, given the Company’s proposal to return approximately £813 million to Carphone Warehouse Shareholders under the B/C Share Scheme, it will also be necessary for the Company to allot and issue a certain number of Carphone Warehouse C Shares, again paying up such shares using the Company’s share premium account, in order to complete the return of cash pursuant to the B/C Share Scheme.

The maximum number of Carphone Warehouse B Shares which may be allotted and issued, and the actual number of Carphone Warehouse B Shares and Carphone Warehouse C Shares to be allotted and issued, will be determined by the Carphone Warehouse Directors

(in their absolute discretion) taking account of the foregoing. However, as at 21 December 2011 (being the latest practicable date prior to publication of this document) and assuming that all Carphone Warehouse Shareholders had validly elected for the Immediate Capital Option and/or the Deferred Capital Option, the Company would have been able to allot and issue (credited as fully paid) a maximum of 438,367,119 Carphone Warehouse B Shares with a nominal value of 172 pence each. If elections are made for a greater number of Carphone Warehouse B Shares than are able to be issued, the scaling-back arrangements described in paragraph 4 below would apply, but in all events it is intended that Carphone Warehouse Shareholders would receive the same cash proceeds, whether this is effected through Carphone Warehouse B Shares, Carphone Warehouse C Shares or a combination of the two.

The rights and restrictions to be attached to the Carphone Warehouse B Shares and the Carphone Warehouse C Shares are more fully set out in Sections Band C of this Part IV respectively.

The Carphone Warehouse C Shares will not be transferable.

No share certificates will be issued in respect of the Carphone Warehouse B Shares issued to satisfy elections for the Immediate Capital Option or the Carphone Warehouse C Shares, and no CREST accounts will be credited with such shares.

The Company expects to despatch share certificates in respect of Carphone Warehouse B Shares issued to satisfy elections for the Deferred Capital Option by 10 February 2012. Carphone Warehouse Shareholders who hold their Carphone Warehouse Ordinary Shares in CREST will automatically have any Carphone Warehouse B Shares issued to them to satisfy elections for the Deferred Capital Option credited to their CREST account. The relevant CREST accounts will be credited at approximately 8.00 a.m. on 10 February 2012. Carphone Warehouse Shareholders should note that, although the Carphone Warehouse B Shares will be transferable, they will not be admitted to the Official List or to trading on the London Stock Exchange’s main market for listed securities, nor will they be listed or admitted to trading on any other investment exchange. As such, it is highly unlikely that an active market for them will develop or, if developed, be sustained.

The Company will announce the exact number of Carphone Warehouse B Shares and Carphone Warehouse C Shares issued on or around 30 January 2012.

4.                       Share Alternatives

Carphone Warehouse Shareholders (with the exception of Overseas Shareholders resident, or with a registered address, in a Restricted Territory) may choose between the three Share Alternatives (the Income Option, the Immediate Capital Option, and the Deferred Capital Option), or a combination of the three Share Alternatives, in respect of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time. Details of how to make an election are set out in Section E of this Part IV and on the Form of Election accompanying this document in respect of Carphone Warehouse Ordinary Shares held in certificated form and, in respect of Carphone Warehouse Ordinary Shares held in CREST, in Section F of this Part IV. If you elect for more than one Share Alternative, you will need to specify a whole number for each Share Alternative you choose.

Overseas Shareholders with a registered address in a Restricted Territory will not be sent Forms of Election and will be deemed to have elected for the Income Option in respect of their entire number of Carphone Warehouse Ordinary Shares held by them at the BlC Share Scheme Record Time. Carphone Warehouse Shareholders who do not complete and return a valid Form of Election or TTE Instruction by 4.30 p.m. on 27 January 2012 will be deemed to have elected for the Income Option in respect of ALL of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time. Carphone Warehouse Shareholders who complete a valid Form of Election or TTE Instruction in respect of less than the entire number of Carphone Warehouse Ordinary Shares held by them at the B/C Share Scheme Record Time will be deemed to have elected for the Income Option for those Carphone Warehouse Ordinary Shares in respect of which no election has been made.

Carphone Warehouse Shareholders should read the general guidance on certain aspects of the UK tax consequences of the B/C Share Scheme set out in Part VII of this document. Carphone Warehouse Shareholders who are in any doubt as to their tax position, or who are subject to tax in a jurisdiction other than the United Kingdom, should consult an appropriate professional adviser.

Alternative1-Income Option

Carphone Warehouse Shareholders who elect, or are deemed to have elected, for the Income Option in respect of some or all of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time will receive one Carphone Warehouse C Share in respect of each Carphone Warehouse Ordinary Share held at the B/C Share Scheme Record Time and validly elected to such Share Alternative. Carphone Warehouse Shareholders with a registered address in a Restricted Territory, or who do not make a valid election, will automatically be deemed to have elected for the Income Option in respect of all their Carphone Warehouse Ordinary Shares.

The C Share Dividend of 172 pence will become automatically payable on each such Carphone Warehouse C Share on the First Effective Date. It is expected that Carphone Warehouse Shareholders entitled to receive the C Share Dividend will be sent cheques or, if mandate instructions are held in respect of a Sterling bank account, that payments will be made by BACS to mandated accounts in respect of the C Share Dividend, on the First Payment Date. All payments in respect of the C Share Dividend will be made in Sterling.

When the C Share Dividend becomes payable, the Carphone Warehouse C Shares will be automatically reclassified as Carphone Warehouse Deferred Shares, with each holder of Carphone Warehouse C Shares receiving one Carphone Warehouse Deferred Share for each such Carphone Warehouse C Share held. The Carphone Warehouse Deferred Shares will carry extremely limited rights as more fully described in Section D of this Part IV and will have negligible value. The Deferred Shares would then be cancelled as part of the Carphone Warehouse Capital Reduction.

No share certificates will be issued in respect of the Carphone Warehouse C Shares or the Carphone Warehouse Deferred Shares and no CREST accounts will be credited with Carphone Warehouse C Shares or Carphone Warehouse Deferred Shares. Neither the Carphone Warehouse C Shares nor the Carphone Warehouse Deferred Shares will be transferable.

The rights and restrictions attached to the Carphone Warehouse C Shares and the Carphone Warehouse Deferred Shares are more fully set out in Sections C and D of this Part IV respectively.

Overseas Shareholders with a registered address in a Restricted Territory will automatically be deemed to have elected for the Income Option in respect of all their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time. The attention of Overseas Shareholders (and, in particular, Overseas Shareholders resident, or with a registered address, in a Restricted Territory) is generally drawn to paragraph 6 of this Part IV.

Alternative 2-lmmediate Capital Option

Carphone Warehouse Shareholders (other than Overseas Shareholders with a registered address in a Restricted Territory) who elect for the Immediate Capital Option will receive one Carphone Warehouse B Share in respect of each Carphone Warehouse Ordinary Share held at the B/C Share Scheme Record Time and validly elected to such Share Alternative. The circumstances in which Carphone Warehouse Shareholders may receive Carphone Warehouse C Shares rather than Carphone Warehouse B Shares under this Immediate Capital Option are described further in paragraph 3 of this Section A.

The number of Carphone Warehouse B Shares which will be issued is subject to a maximum limit as described in paragraph 3 of this Section A. The maximum number of Carphone Warehouse B Shares which may be issued, and the actual number of Carphone Warehouse B Shares and Carphone Warehouse C Shares to be allotted and issued, will be determined by the Carphone Warehouse Directors (in their absolute discretion) as described above in paragraph 3 of this Section A.

Where the number of Carphone Warehouse B Shares that would, absent the application of such limit, fall to be allotted and issued solely on the basis of elections made by Carphone Warehouse Shareholders exceeds the actual number of Carphone Warehouse B Shares to be allotted and issued as determined by the Carphone Warehouse Directors, the following will apply. Carphone Warehouse B Shares will first be issued to satisfy valid elections for the Deferred Capital Option and then, if there are any Carphone Warehouse B Shares remaining, to satisfy valid elections for the Immediate Capital Option. To the extent that there are insufficient Carphone Warehouse B Shares to satisfy in full all valid elections for the Immediate Capital Option (including if there are no Carphone Warehouse B Shares to satisfy valid elections for the Immediate Capital Option), the Company will issue Carphone Warehouse C Shares proportionately amongst such elections.

Where Carphone Warehouse B Shares are issued to satisfy valid elections for the Immediate Capital Option, each such Carphone Warehouse B Share will be redeemed by the Company for 172 pence on the First Effective Date. Each such Carphone Warehouse B Share will automatically be cancelled on redemption.

Where Carphone Warehouse C Shares are issued to satisfy valid elections or deemed elections for the Immediate Capital Option, the C Share Dividend will be paid in respect of such shares as under the Income Option.

It is expected that Carphone Warehouse Shareholders entitled to receive payments in respect of the proceeds from the redemption of Carphone Warehouse B Shares issued pursuant to the Immediate Capital Option will be sent cheques or, if Carphone Warehouse Shareholders hold their Carphone Warehouse Ordinary Shares in CREST, will have their CREST accounts credited, on the First Payment Date.

No share certificates will be issued in respect of the Carphone Warehouse B Shares issued pursuant to the Immediate Capital Option, the Carphone Warehouse C Shares or the Carphone Warehouse Deferred Shares and no CREST accounts will be credited with such shares.

The rights and restrictions attached to the Carphone Warehouse B Shares, the Carphone Warehouse C Shares and the Carphone Warehouse Deferred Shares are more fully set out in Sections B, C and D of this Part IV respectively.

The attention of Overseas Shareholders (and, in particular, Overseas Shareholders resident, or with a registered address, in a Restricted Territory) is generally drawn to paragraph 6 of this Section A.

Alternative 3-Deferred Capital Option

Carphone Warehouse Shareholders (other than Overseas Shareholders with a registered address in a Restricted Territory) who elect for the Deferred Capital Option will receive one Carphone Warehouse B Share in respect of each Carphone Warehouse Ordinary Share held at the B/C Share Scheme Record Time and validly elected to such Share Alternative. The circumstances in which Carphone Warehouse Shareholders may receive Carphone Warehouse C Shares under this Deferred Capital Option are described further in paragraph 3 of this Section A.

Where Carphone Warehouse B Shares are issued to satisfy valid elections for the Deferred Capital Option, each such Carphone Warehouse B Share is, subject as below, expected to be redeemed by the Company for 172 pence on the Second Effective Date. Each such Carphone Warehouse B Share will be automatically cancelled on redemption.

The redemption of Carphone Warehouse B Shares must be funded out of the distributable profits of the Company. Although it is expected that the Company will have sufficient distributable profits at the time that the Carphone Warehouse B Shares issued under the Deferred Capital Option are expected to be redeemed, there can be no guarantee that this will be the case at the time, in which case Carphone Warehouse Shareholders who have elected for the Deferred Capital Option may not receive the deferred element of their proceeds under the B/C Share Scheme at the time envisaged until such time (if any) as the Company has sufficient distributable profits available.

The number of Carphone Warehouse B Shares that the Company may issue is subject to a maximum limit as described in paragraph 3 of this Section A. The maximum number of Carphone Warehouse B Shares which may be issued, and the actual number of Carphone

Warehouse B Shares and Carphone Warehouse C Shares to be allotted and issued, will be determined by the Carphone Warehouse Directors (in their absolute discretion) as described above in paragraph 3 of this Section A.

Where the number of Carphone Warehouse B Shares that would, absent the application of such limit, fall to be allotted and issued on the basis of elections made by Carphone Warehouse Shareholders exceeds the actual number of Carphone Warehouse B Shares to be allotted and issued as determined by the Carphone Warehouse Directors, the available Carphone Warehouse B Shares will first be issued to satisfy elections for the Deferred Capital Option. In the highly unlikely event that the Company is not able to issue sufficient Carphone Warehouse B Shares to satisfy in full all valid elections for the Deferred Capital Option, the Company will issue Carphone Warehouse B Shares proportionately amongst such elections with Carphone Warehouse C Shares being issued for the balance of the B/C Share Entitlement for such elections (and the proportion of such elections which are satisfied by the issue of Carphone Warehouse C Shares will be deemed to be elections for the Immediate Capital Option). The proportions in which Carphone Warehouse B Shares and Carphone Warehouse C Shares are issued to satisfy valid elections for the Deferred Capital Option will not affect the total amount expected to be returned to each Shareholder who has validly elected for the Deferred Capital Option.

The arrangements described above for the Immediate Capital Option would apply in respect of the Carphone Warehouse C Shares issued to satisfy valid elections for the Deferred Capital Option.

It is expected that Carphone Warehouse Shareholders entitled to receive payments in respect of the proceeds from the redemption of Carphone Warehouse B Shares issued pursuant to the Deferred Capital Option will be sent cheques or, if Carphone Warehouse Shareholders hold their Carphone Warehouse Ordinary Shares in CREST, will have their CREST accounts credited on the Second Payment Date.

It is expected that the Company will despatch share certificates in respect of Carphone Warehouse B Shares issued pursuant to the Deferred Capital Option by 10 February 2012. Carphone Warehouse Shareholders who hold their Carphone Warehouse Ordinary Shares in CREST will automatically have any Carphone Warehouse B Shares for which they make a valid election issued to them pursuant to the Deferred Capital Option credited to their CREST account. The relevant CREST accounts will be credited at approximately 8.00 a.m. on 10 February 2012. Carphone Warehouse Shareholders should note that, although the Carphone Warehouse B Shares will be transferable, they will not be listed and it is highly unlikely that an active market for them will develop or, if developed, be sustained.

The rights and restrictions to be attached to the Carphone Warehouse B Shares and the Carphone Warehouse C Shares are more fully set out in Sections Band C of this Part IV respectively.

The attention of Overseas Shareholders (and, in particular, Overseas Shareholders resident, or with a registered address, in a Restricted Territory) is generally drawn to paragraph 6 of this Part IV.

5.                      Withdrawal rights

Any election for a Share Alternative, whether made by the signing of a Form of Election or the giving of aTTE Instruction, may be withdrawn by a Carphone Warehouse Shareholder at any time prior to the Election Deadline. Thereafter, such election will be irrevocable. If an election is validly withdrawn, the Carphone Warehouse Shareholder may make a new election during the Election Period, but if a new valid election is not made by the Election Deadline, the Carphone Warehouse Shareholder will be deemed to have elected for the Income Option to the extent the Carphone Warehouse Shareholder has not otherwise made a valid election. After the end of the Election Period, any election made will be irrevocable. If the Election Period is extended, withdrawal rights will be correspondingly extended.

Carphone Warehouse Shareholders wishing to withdraw their election must call the shareholder helpline by calling 0871 384 2955 (from inside the UK) or +44 121 415 0229 (from outside the UK) between the hours of 8.30 a.m. to 5.30 p.m. Monday to Friday (except UK public holidays) and then send written notice of such withdrawal to the name and address advised by the shareholder helpline, as detailed below. Calls to 0871 384 2955 are charged at 8 pence per minute from a BT landline (excluding VAT). Other service providers’ costs may vary. Calls to +44 121 415 0229 from outside the UK are chargeable at applicable international rates. If such Carphone Warehouse Shareholders wish to re-elect in respect of any of the Share Alternatives, they can request a replacement Form of Election or receive instructions on how to re-elect through CREST from the shareholder helpline. Carphone Warehouse Shareholders will need to take into account the postal time necessary for a replacement Form of Election to reach Equiniti by the Election Deadline (expected to be 4.30 p.m. on 27 January 2012).

For a withdrawal of any election to be effective, a written notice of withdrawal signed by the person(s) who signed the relevant Form of Election or who gave the relevant TTE Instruction must:

(i)                    specify the name(s) and address(es) of the person(s) who tendered the election to be withdrawn, the account number (which, for Carphone Warehouse Shareholders who hold their Carphone Warehouse Ordinary Shares in certificated form, appears on the front page of the relevant Form of Election) and the exact number of their Carphone Warehouse Ordinary Shares to be withdrawn; and

(ii)                 in the case of an election originally made by a TTE Instruction, be accompanied by a valid ESA Message given by the person(s) who gave the relevant TTE Instruction, and be received by Equiniti no later than at least two hours before the Election Deadline (that is, by 2.30 p.m. on 27 January 2012).

Telex, facsimile, electronic mail or other electronic means of transmission or any form of copy of written notice will not constitute a written instruction of withdrawal.

Withdrawals may not be rescinded, but re-elections may be made at any time prior to the end of the Election Period. Withdrawals must be received by Equiniti no later than the Election Deadline (that is, by 4.30 p.m. on 27 January 2012). Any re-elections that are received by Equiniti after the end of the Election Period will be deemed invalid for the purposes of the Share Alternatives. Any Carphone Warehouse Shareholder who withdraws their election in accordance with this paragraph 5 before the end of the Election Period and does not validly re-elect will be deemed to have elected for the Income Option to the extent the Carphone Warehouse Shareholder has not otherwise made a valid election.

The Carphone Warehouse Directors shall determine all questions as to the form and validity (including time and place of receipt) of any notice of withdrawal, in their absolute discretion, which determination shall be final and binding. The Carphone Warehouse Directors also reserve the absolute right to waive any defect or irregularity in relation to, or in relation to the receipt of, any withdrawal by any Carphone Warehouse Shareholder, and such determination will be binding on such Carphone Warehouse Shareholder. None of the Company, any other member of the Carphone Warehouse Group, Equiniti or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification or for any reason with regard to withdrawals and re-elections.

6.                       Overseas Shareholders

Carphone Warehouse Shareholders who are not resident in the United Kingdom or who are citizens, residents or nationals of other countries should consult their professional advisers to ascertain whether the return of cash pursuant to the B/C Share Scheme (including, as may be relevant in each case, the issue, holding, redemption or disposal of the Carphone Warehouse B Shares, the Carphone Warehouse C Shares and/or the Carphone Warehouse Deferred Shares) will be subject to any restrictions or require compliance with any formalities imposed by the laws or regulations of, or anybody or authority located in, the jurisdiction in which they are resident or to which they are subject. In particular, it is the responsibility of any Overseas Shareholder to satisfy himself as to full observance of the laws of each relevant jurisdiction in connection with the B/C Share Scheme, including the obtaining of any government, exchange control or other consents which may be required, or the compliance with other necessary formalities needing to be observed and the payment of any issue, transfer or other taxes or duties in such jurisdiction.

The distribution of this document in certain jurisdictions may be restricted by law. Persons into whose possession this document comes should inform themselves about and observe any such restrictions. Neither this document nor any other document issued or to be issued by or on behalf of the Company in connection with the B/C Share Scheme constitutes an invitation, offer or other action on the part of the Company in any jurisdiction in which such invitation, offer or other action is unlawful.

Neither the Immediate Capital Option nor the Carphone Warehouse Deferred Capital Option are being made available to Carphone Warehouse Shareholders who are resident in a Restricted Territory, and Shareholders with a registered address in any of the Restricted Territories may not elect for either the Immediate Capital Option or the Deferred Capital Option. Any purported election by a Carphone Warehouse Shareholder with a registered address in a Restricted Territory for the Immediate Capital Option or the Deferred Capital Option will be deemed by the Company to be an election for the Income Option in respect of the entirety of that Shareholder’s Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time and, accordingly, that Carphone Warehouse Shareholder will receive the C Share Dividend.

Each Carphone Warehouse Shareholder by whom, or on whose behalf, a Form of Election is executed or TTE Instruction is given, irrevocably represents, warrants, undertakes and agrees to and with the Company that such Carphone Warehouse Shareholder has observed the laws of all relevant territories, obtained any requisite governmental or other consents, complied with all requisite formalities and paid any issue, transfer or other taxes due from such Carphone Warehouse Shareholder in any territory in connection with any election for any of the Share Alternatives (or any transaction resulting therefrom) and such Carphone Warehouse Shareholder has not taken or omitted to take any action which may result in the Company, or any other person acting in breach of the legal or regulatory requirements of any territory in connection with the B/C Share Scheme or such Carphone Warehouse Shareholder’s election for any of the Share Alternatives (or any transaction resulting therefrom).

Upon execution of a Form of Election, or the giving of a TTE Instruction, which includes an election (or constitutes a deemed election) to participate in the Immediate Capital Option andl or the Deferred Capital Option, the Carphone Warehouse Shareholder represents and warrants that such Carphone Warehouse Shareholder does not have its registered address in a Restricted Territory and is not resident in a Restricted Territory.

In the event that the Company is advised that it would or might be in breach of legal or regulatory requirements in any jurisdiction, or the Company would or might be required to make filings or take any other action in any jurisdiction as a result of an election made pursuant to a Form of Election or TTE Instruction by an Overseas Shareholder, such Overseas Shareholder shall be deemed to have elected for the Income Option (unless the Carphone Warehouse Directors otherwise determine in their absolute discretion).

The above provisions of this paragraph 6 relating to Overseas Shareholders may be waived, varied or modified as regards specific Overseas Shareholders or on a general basis by the Carphone Warehouse Board in its absolute discretion.

7.                       General Meeting

The Carphone Warehouse General Meeting will be held at the offices of Osborne Clarke, One London Wall, London EC2Y 5EB at 10.00 a.m. on 20 January 2012. A notice convening the Carphone Warehouse General Meeting is set out at the end of this document.

Carphone Warehouse Shareholders will find accompanying this document a Form of Proxy for use at the Carphone Warehouse General Meeting.

Whether or not you intend to attend the Carphone Warehouse General Meeting in person, you are asked to complete the Form of Proxy in accordance with the instructions printed thereon and return it to the Registrars, Equiniti Limited so as to arrive as soon as possible, but in any event by no later than 10.00 a.m. on 18 January 2012. The Form of Proxy can be posted free of charge from inside the United Kingdom using the accompanying reply-paid card. If you do not use the card provided, postage will be payable and the Form of Proxy should be sent to Equiniti Limited at Aspect House, Spencer Road, Lancing, West Sussex BN99 60A. If you have registered for electronic communication, you may complete the proxy form online via your portfolio at www.shareview.co.ukor.ifyouhavenotregisteredforelectroniccommunication.by completing it online at www.sharevote.co.uk so that, in each case, the proxy form is received by Equiniti Limited no later than 10.00 a.m. on 18 January 2012.

If you hold shares in CREST, you may appoint a proxy by completing and transmitting a CREST Proxy Instruction to Equiniti (under CREST participant ID number RA19), so that it is received no later than 10.00 a.m. on 18 January 2012.

Completion and return of a Form of Proxy, the giving of a CREST Proxy Instruction, or the completion of a proxy form online will not prevent you from attending the Carphone Warehouse General Meeting and voting in person (in substitution for your proxy vote) if you wish to do so (and are so entitled).

8.                       Dealings and despatch of documents

The return of cash pursuant to the B/C Share Scheme will be made by reference to holdings of Carphone Warehouse Ordinary Shares on the Company’s register of members as at the B/C Share Scheme Record Time.

In respect of Carphone Warehouse B Shares issued under the Deferred Capital Option, Carphone Warehouse Shareholders who hold their Carphone Warehouse Ordinary Shares in CREST will have their CREST accounts credited with the Carphone Warehouse B Shares issued under the Deferred Capital Option to which they are entitled at approximately 8.00 a.m. on 10 February 2012. Shareholders holding Carphone Warehouse B Shares that are issued under the Deferred Capital Option through the CREST system will not receive any share certificates.

No share certificates will be issued by the Company in respect of Carphone Warehouse C Shares, Carphone Warehouse B Shares issued under the Immediate Capital Option or Carphone Warehouse Deferred Shares. It is expected that the Company will despatch share certificates in respect of any Carphone Warehouse B Shares issued under the Deferred Capital Option by 10 February 2012. Share certificates in respect of Carphone Warehouse B Shares issued pursuant to the Deferred Capital Option will be sent to Carphone Warehouse Shareholders at their own risk.

Temporary documents of title will not be issued in respect of Carphone Warehouse B Shares issued pursuant to the Deferred Capital Option and, pending despatch of definitive share certificates, transfers of Carphone Warehouse B Shares issued pursuant to the Deferred Capital Option held in certificated form will be certified against the register of members held by Equiniti.

It is expected that Carphone Warehouse Shareholders entitled to receive the C Share Dividend will be sent cheques or, if mandate instructions are held in respect of a Sterling bank account, payments will be made by BACS to mandated accounts in respect of the C Share Dividend on the First Payment Date. All payments in respect of the C Share Dividend will be made in Sterling.

It is expected that Carphone Warehouse Shareholders entitled to receive payments in respect of the proceeds from the redemption of Carphone Warehouse B Shares issued pursuant to the Immediate Capital Option, will be sent cheques or, if Carphone Warehouse Shareholders hold their Carphone Warehouse Ordinary Shares in CREST, will have their CREST accounts credited, on the First Payment Date.

It is expected that Carphone Warehouse Shareholders entitled to receive payments in respect of the proceeds from the redemption of Carphone Warehouse B Shares issued pursuant to the Deferred Capital Option will be sent cheques or, if Carphone Warehouse Shareholders hold their Carphone Warehouse Ordinary Shares in CREST, will have their CREST accounts credited, on the Second Payment Date.

All share certificates and cheques will be sent by post, at the risk of the Carphone Warehouse Shareholder(s) entitled thereto, to the registered address of the relevant Carphone Warehouse Shareholder (or, in the case of joint Carphone Warehouse Shareholders, to the address of the joint Carphone Warehouse Shareholder whose name stands first in the register of members in respect of such joint shareholding).

In respect of any dividends payable pursuant to any Share Alternative, your present dividend mandate, where in respect of a Sterling bank account, will (unless revoked or amended) be deemed to be valid for dividends payable by the Company. All payments in respect of any dividend payable pursuant to any Share Alternative will be made in Sterling.

No application has been, or will be, made for the Carphone Warehouse B Shares, Carphone Warehouse C Shares or Carphone Warehouse Deferred Shares to be admitted to listing on the Official List or admitted to trading on the London Stock Exchange’s main market for listed securities, nor will they be listed or admitted to trading on any other investment exchange.

9.                       Discretion of the Carphone Warehouse Directors

The Carphone Warehouse Directors shall have absolute discretion to determine all questions as to the form and validity (including time and place of receipt) of any Form of Election or TTE Instruction. The Carphone Warehouse Directors also reserve the absolute right to waive any defect or irregularity in relation to, or in relation to the receipt of, any Form of Election completed by or on behalf of any Carphone Warehouse Shareholder, and such determination shall be binding on such Carphone Warehouse Shareholder(s). The Carphone Warehouse Directors shall not be liable to Carphone Warehouse Shareholders for any loss arising from the determination of questions as to the form and validity (including time and place of receipt) of any Form of Election or TTE Instruction, unless attributable to their own wilful default, fraud or negligence and the Carphone Warehouse Directors shall not be under any duty to give notification of any defect or irregularity in any Form of Election or incur any liability for failure to give any such notice.

Once the Election Period has ended, any election made is irrevocable. If the Election Period is extended, the period for exercising withdrawal rights will also be extended (these rights are described more fully in paragraph 5 of this Part IV). No authority conferred by or agreed by the signing of a Form of Election will be affected by, and all such authority will survive, the death or incapacity of the Carphone Warehouse Shareholder executing such form or giving such instruction. All obligations of such Carphone Warehouse Shareholder will be binding upon the heirs, personal representatives, successors and assigns of such Carphone Warehouse Shareholder.

10.                Amendments to the Carphone Warehouse Articles

A number of consequential amendments to the Carphone Warehouse Articles are required in order to implement the B/C Share Scheme. The Carphone Warehouse New Articles which incorporate these amendments, together with certain other limited amendments, will be proposed for approval at the Carphone Warehouse General Meeting. These amendments include:

•                         the insertion into the Carphone Warehouse Articles of the rights and restrictions attaching to the Carphone Warehouse B Shares, Carphone Warehouse C Shares and Carphone Warehouse Deferred Shares, as set out in Sections B, C and D respectively of this Part IV;

•                         changes required to Article 144 of the Carphone Warehouse Articles, which confers a power on the Company to capitalise its reserves and funds, in order that the Company can allot and issue the Carphone Warehouse B Shares and Carphone Warehouse C Shares in the manner described in this Part IV;

•                         the removal of the redeemable preference share rights contained in Article 9.3 which date from the time of the Company’s incorporation; and

•                         the insertion of a new Article 65.1 which deals with certain matters relating to voting at general meetings.

The Carphone Warehouse New Articles will be available for inspection from the date of this document until the close of the Carphone Warehouse General Meeting at the offices of Osborne Clarke at One London Wall, London EC2Y 5EB and at the same location for at least 15 minutes before and during the Carphone Warehouse General Meeting.

11.                CarphoneWarehouse employee share schemes

Through various share schemes, the Company has granted options and awards over Carphone Warehouse Ordinary Shares at varying exercise prices and expiry dates. Participants under these share schemes are not the beneficial owners of Carphone Warehouse Ordinary Shares under those schemes and so will not participate in the B/C Share Scheme, other than in their capacity as Carphone Warehouse Shareholders (if applicable).

As at 21 December 2011, being the latest practicable date prior to publication of this document, the total number of options under these share schemes outstanding to subscribe for Carphone Warehouse Ordinary Shares was approximately 2.6 million, with a weighted average exercise price of £1.03. In aggregate, these outstanding options represented approximately 0.6 per cent. of the issued share capital of the Company at that date.

12.                Summary explanation of the B/C Share Scheme resolutions

In order to comply with applicable companies legislation, implementation of the B/C Share Scheme requires the approval of Carphone Warehouse Shareholders at a general meeting of the Company. Accordingly, there is set out at the end of this document a notice convening the Carphone Warehouse General Meeting.

Two of the resolutions to be proposed at the General Meeting are necessary for the implementation of the B/C Share Scheme.  Each of resolutions 2 and 3 will be proposed as a special resolution (the passing of which requires at least 75 per cent. of the votes cast (whether in person or by proxy) to be in favour).

Resolution 2: To adopt the Carphone Warehouse New Articles

This resolution, which is conditional on the passing of the resolution numbered 1 (which relates to the approval of the Best Buy Mobile Disposal and the Option Agreement) being passed, proposes the adoption of the Carphone Warehouse New Articles incorporating the rights and restrictions to be attached to the Carphone Warehouse B Shares, Carphone Warehouse C Shares and the Carphone Warehouse Deferred Shares (as set out in Sections B, C and D of this Part IV).

Resolution 3: To approve the B/C Share Scheme

This resolution, which is conditional on the passing of Resolution 2, authorises the Carphone Warehouse Directors to:

(i)                  capitalise a sum not exceeding £753,991,446 standing to the credit of the Company’s share premium account to pay up in full the Carphone Warehouse B Shares;

(ii)               capitalise a sum not exceeding £47,500 standing to the credit of the Company’s share premium account to pay up in full the Carphone Warehouse C Shares; and

(iii)            pursuant to section 551 of the Act, to exercise all powers of the Company to allot and issue credited as fully paid up the Carphone Warehouse B Shares up to an aggregate nominal amount of £753,991,446 and Carphone Warehouse C Shares up to an aggregate nominal amount of £47,500, to Carphone Warehouse Shareholders on the basis of one Carphone Warehouse B Share or one Carphone Warehouse C Share for each Carphone Warehouse Ordinary Share held and recorded on the register of members of the Company at 6.00 p.m. on 27 January 2012 (or such other time and date as the Carphone Warehouse Board may determine), such authority to expire at the conclusion of the next annual general meeting of the Company or the close of business on 31 March 2013 (whichever is earlier), in accordance with (i) the terms of the circular sent by the Company to its shareholders on 23 December 2011 (the “Circular”), (ii) the Carphone Warehouse Board’s determination (as described in the Circular) as to the number of Carphone Warehouse B Shares and Carphone Warehouse C Shares to be allotted and issued, and (iii) subject to the terms set out in the Circular and the aforementioned directors’ determination, valid elections made (or deemed to be made) by the holders of Carphone Warehouse Ordinary Shares pursuant to the terms of the Circular as to whether to receive Carphone Warehouse B Shares and/or Carphone Warehouse C Shares.

SECTION B: RIGHTS AND RESTRICTIONS ATTACHED TO THE CARPHONE WAREHOUSE B SHARES

The following sets out the rights of the Carphone Warehouse B Shares and the restrictions to which they are subject. These are included in the Carphone Warehouse New Articles proposed to be adopted at the Carphone Warehouse General Meeting.

Wording consistent with the following paragraphs will be inserted as Article 169 in the Carphone Warehouse New Articles.

1.                       Rights and restrictions attached to Carphone Warehouse B Shares

(a)              General

Notwithstanding Article 7, the redeemable preference shares of 172 pence each in the capital of the Company (the “Carphone Warehouse B Shares”) shall have the rights, and be subject to the restrictions, attaching to shares set out in these Articles save that in the event of a conflict between any provision in this Article 169 and any other provision in these Articles, the provisions in this Article 169 shall prevail.

(b)             Form of Election

Together with the circular despatched to Carphone Warehouse Shareholders on 23 December 2011 (the “Circular”), holders of Ordinary Shares in the capital of the Company who held such shares in certificated form were sent a form of election (the “Form of Election”) relating to the Carphone Warehouse B Shares and the noncumulative irredeemable preference shares of 0.01 pence each in the capital of the Company (the “Carphone Warehouse C Shares”) proposed to be issued by the Company, as more fully described in the Circular. By way of the Form of Election or, where Carphone Warehouse Shareholders held such shares in uncertificated form, by following the instructions and taking the actions set out in the Circular, Carphone Warehouse Shareholders could (subject always to the directors’ determination as described in the Circular as to the number of Carphone Warehouse B Shares and Carphone Warehouse C Shares to be allotted and issued) make an election, on and subject to the terms set out in the Circular (an “Election”), inter alia, which would result in the issue to them of Carphone Warehouse B Shares (1) to be redeemed by the Company at the First Effective Date (as defined in Article 169(g)(i) below) (the “Immediate Capital Option”) or (2) to be redeemed by the Company at the Second Effective Date (as defined in Article 169(g)(iv) below) (the “Deferred Capital Option”).

(c)              Income

The B Shares shall confer no right to participate in the profits of the Company save for the right to redemption under Article 169(g) below.

(d)             Capital

(i)                Except as provided in Article 169(f) below, on a return of capital on winding-up (excluding any intra-group reorganisation on a solvent basis), the holders of the Carphone Warehouse B Shares shall be entitled, in priority to any payment to the holders of every other class of share in the capital of the Company (except the Carphone Warehouse C Shares) but pari passu with any payment to the holders of Carphone Warehouse C Shares, to 172 pence per Carphone Warehouse B Share held by them.

(ii)             On a winding up, the holders of the Carphone Warehouse B Shares shall not be entitled to any further right of participation in the profits or assets of the Company in excess of that specified in Article 169(d)(i) above. In the event that there is a winding-up to which Article 169(d)(i) applies and the amounts available for payment are insufficient to pay the amounts due on all the Carphone Warehouse B Shares in full, the holders of the Carphone Warehouse B Shares shall be entitled to their pro-rata proportion of the amounts to which they would otherwise be entitled.

(iii)          The aggregate entitlement of each holder of Carphone Warehouse B Shares on a winding-up in respect of all the Carphone Warehouse B Shares held by him shall be rounded up to the nearest whole penny.

(iv)         The holders of the Carphone Warehouse B Shares shall not be entitled to any further right of participation in the profits or assets of the Company in their capacity as holders of Carphone Warehouse B Shares.

(e)              Attendance and voting at general meetings

(i)                The holders of the Carphone Warehouse B Shares shall not be entitled, in their capacity as holders of such Carphone Warehouse B Shares, to receive notice of any general meeting of the Company nor to attend, speak or vote at any such general meeting unless the business of the meeting includes the consideration of a resolution for the winding-up of the Company (excluding any intra-group reorganisation on a solvent basis), in which case the holders of the Carphone Warehouse B Shares shall have the right to attend the general meeting and shall be entitled to speak and vote on any such resolution only.

(ii)             If the holders of the Carphone Warehouse B Shares are entitled to vote at a general meeting of the Company in their capacity as holders of such Carphone Warehouse B Shares, then, subject to any other provisions of these Articles, each holder thereof shall be entitled to vote at such general meeting whether on a show of hands or on a poll as provided in the Act. For this purpose, where a proxy is given discretion as to how to vote on a show of hands, this shall be treated as an instruction by the relevant holder of Carphone Warehouse B Shares to vote in the way in which the proxy elects to exercise that discretion.

(f)                Class rights

(i)                The Company may from time to time create, allot and issue further shares, whether ranking pari passu with or in priority or subsequent to the Carphone Warehouse B Shares. The creation, allotment or issue of any such further shares (whether or not ranking in any respect in priority to the Carphone Warehouse B Shares) shall be treated as being in accordance with the rights attaching to the Carphone Warehouse B Shares and shall not involve a variation of such rights for any purpose or require the consent of the holders of the Carphone Warehouse B Shares.

(ii)             A reduction by the Company of the capital paid up or credited as paid up on the Carphone Warehouse B Shares and the cancellation of such shares shall be treated as being in accordance with the rights attaching to the Carphone Warehouse B Shares and shall not involve a variation of such rights for any purpose or require the consent of the holders of the Carphone Warehouse B Shares.

(iii)          Without prejudice to the generality of the foregoing, the Company is authorised to reduce (or purchase shares in) its capital of any class or classes and such redemption (or purchase) shall not involve a variation of any rights attaching to the Carphone Warehouse B Shares for any purpose or require the consent of the holders of the Carphone Warehouse B Shares.

(g)             Redemption of Carphone Warehouse B Shares

Subject to the provisions of the Act and these Articles, the Company shall redeem, out of the profits available for a distribution, the Carphone Warehouse B Shares as follows:

(i)                  The Carphone Warehouse B Shares in respect of which a valid Election has been made, or is deemed to have been made, for the Immediate Capital Option in accordance with the terms described in the Circular and (where applicable) the Form of Election shall be redeemed at such time as the directors may in their absolute discretion determine on a date between 30 January 2012 and 5 April 2012 (inclusive) (or such other date as the directors may in their absolute discretion determine) (the “First Effective Date”).

(ii)             On redemption of a Carphone Warehouse B Share at the First Effective Date, the Company shall be liable to pay to a holder of Carphone Warehouse B Shares 172 pence (the “Redemption Amount”) for each Carphone Warehouse B Share in respect of which a valid Election has been made, or is deemed to be made, by such holder for the Immediate Capital Option in accordance with the terms described in the Circular and (where applicable) the Form of Election. The

Company’s liability to pay to such holder the Redemption Amount for each such Carphone Warehouse B Share shall be discharged by the Company by a payment to such holder within 14 days of the First Effective Date of the Redemption Amount for each such Carphone Warehouse B Share.

(iii)          In the absence of bad faith or wilful default, neither the Company nor any of its directors, officers or employees shall have any liability to any person for any loss or damage arising as a result of the determination of the First Effective Date in accordance with Article 169(g)(i) above.

(iv)         The Carphone Warehouse B Shares in respect of which a valid Election has been made or is deemed to be made for the Deferred Capital Option in accordance with the terms described in the Circular and (where applicable) the Form of Election shall be redeemed on a date between 6 April 2012 and 31 March 2013 (inclusive) (or such other date as the directors may in their absolute discretion determine) (the “Second Effective Date”).

(v)            On redemption of a Carphone Warehouse B Share on the Second Effective Date, the Company shall be liable to pay to a holder of Carphone Warehouse B Shares the Redemption Amount for each Carphone Warehouse B Share in respect of which a valid Election has been made, or is deemed to be made, by such holder for the Deferred Capital Option in accordance with the terms described in the Circular and (where applicable) the Form of Election. The Company’s liability to pay to such holder the Redemption Amount for each such Carphone Warehouse B Share shall be discharged by the Company by a payment to such holder within 14 days of the Second Effective Date of the Redemption Amount for each such Carphone Warehouse B Share.

(vi)         In the absence of bad faith or wilful default, neither the Company nor any of its directors, officers or employees shall have any liability to any person for any loss or damage arising as a result of the determination of the Second Effective Date in accordance with Article 169(g)(iv) above.

(vii)      All Carphone Warehouse B Shares redeemed shall be cancelled and the Company shall not be entitled to re-issue them.

(h)             Deletion of Article 169 when no Carphone Warehouse B Shares in existence

Article 169 shall remain in force until there are no longer any Carphone Warehouse B Shares in existence, notwithstanding any provision in these Articles to the contrary. Thereafter Article 169 shall be, and shall be deemed to be, of no effect (save to the extent that the provisions of Article 169 are referred to in other Articles) and shall be deleted and replaced with the wording “Article 169 has been deleted”, and the separate register for the holders of Carphone Warehouse B Shares shall no longer be required to be maintained by the Company; but the validity of anything done under Article 169 before that date shall not otherwise be affected and any actions taken under Article 169 before that date shall be conclusive and not be open to challenge on any grounds whatsoever.

SECTION C: RIGHTS AND RESTRICTIONS ATTACHED TO THE C SHARES

The following sets out the rights of the Carphone Warehouse C Shares and the restrictions to which they are subject. These are included in the Carphone Warehouse New Articles proposed to be adopted at the Carphone Warehouse General Meeting.

Wording consistent with the following paragraphs will be inserted as Article 170 in the Carphone Warehouse New Articles.

1.                      Rights and Restrictions Attached to Carphone Warehouse C Shares

(a)              General

Notwithstanding Article 7, the Carphone Warehouse C Shares (as defined in Article 169 above) shall have the rights, and be subject to the restrictions, attaching to shares set out in these Articles save that in the event of a conflict between any provision in this Article 170 and any other provision in these Articles, the provisions in this Article 170 shall prevail.

(b)             Form of Election

Together with the Circular, holders of Ordinary Shares in the capital of the Company who held such shares in certificated form were sent a Form of Election relating to the Carphone Warehouse B Shares and Carphone Warehouse C Shares proposed to be issued by the Company, as more fully described in the Circular. By way of the Form of Election or, where Carphone Warehouse Shareholders held such shares in uncertificated form, by following the instructions and taking the actions set out in the Circular, Carphone Warehouse Shareholders could make an Election, on and subject to the terms set out in the Circular, inter alia, which would result in the issue to them of (1) Carphone Warehouse C Shares in respect of which the C Share Dividend (as defined in Article 170(c)(i) below) would be paid

(c)              Income

(i)                Subject to the provisions of the Act and these Articles, out of the profits of the Company available for distribution, a single dividend of 172 pence per Carphone Warehouse C Share (the “c Share Dividend”) shall automatically become payable (without the need for such dividend to be declared by the Company, the Board or any other person and notwithstanding any provision to the contrary in these Articles (including Articles 132, 133 and 134)) at the First Effective Date to holders of Carphone Warehouse C Shares:

(A)           in respect of which a valid Election to receive the C Share Dividend has been made, or is deemed to have been made, in accordance with the terms described in the Circular and (where applicable) the Form of Election; and

(B)             who are registered on the Company’s relevant register as holding such Carphone Warehouse C Shares (that is, Carphone Warehouse C Shares within (a) above) at the First Effective Date.

(ii)             The Company’s liability to pay the C Share Dividend to such holder of Carphone Warehouse C Shares shall be discharged by the Company by a payment to such holder within 14 days of the First Effective Date of an amount equal to the C Share Dividend.

(iii)          Each Carphone Warehouse C Share in respect of which the C Share Dividend becomes payable shall immediately thereupon (but without prejudice to the accrued right to receive such dividend) be reclassified as a deferred share of 0.01 pence in the capital of the Company having the rights and being subject to the restrictions described in Article 171 (a “Carphone Warehouse Deferred Share”).

(iv)         For the avoidance of doubt, the provisions of Article 140 (Unclaimed Dividends) shall apply in respect of any and all C Share Dividends payable on or in respect of any Carphone Warehouse C Shares which remain unclaimed.

(v)            In the absence of fraud or wilful default, neither the Company nor any of its Directors, officers or employees shall have any liability to any person for any loss or damage arising as a result of the determination of the First Effective Date in accordance with Article 169(g)(i) above.

(d)             Capital

(i)                Except as provided in Article 170(f) below, on a return of capital on winding-up (excluding any intra-group reorganisation on a solvent basis), the holders of each C Share shall be entitled, in priority to any payment to the holders of every other class of share in the capital of the Company (except the Carphone Warehouse B Shares) but pari passu with any payment to the holders of Carphone Warehouse B Shares, to the aggregate of the amount of the nominal capital paid up or credited as paid up on such C Share and an amount of 171.99 pence per C Share held by them.

(ii)             On a winding-up, the holders of the Carphone Warehouse C Shares shall not be entitled to any further right of participation in the profits or assets of the Company in excess of that specified in Article 170(d)(i) above. In the event that there is a winding-up to which Article 170(d)(i) applies and the amounts available for payment are insufficient to pay the amounts due on all the Carphone Warehouse C Shares in full, the holders of the Carphone Warehouse C Shares shall be entitled to their pro-rata proportion of the amounts to which they would otherwise be entitled.

(iii)          The aggregate entitlement of each holder of Carphone Warehouse C Shares on a winding-up in respect of all the Carphone Warehouse C Shares held by him shall be rounded up to the nearest whole penny.

(iv)         The holders of the Carphone Warehouse C Shares shall not be entitled to any further right of participation in the profits or assets of the Company in their capacity as holders of Carphone Warehouse C Shares.

(e)              Attendance and voting at general meetings

(i)                The holders of the Carphone Warehouse C Shares shall not be entitled, in their capacity as holders of such Carphone Warehouse C Shares, to receive notice of any general meeting of the Company nor to attend, speak or vote at any such general meeting unless the business of the meeting includes the consideration of a resolution for the winding-up of the Company (excluding any intra-group reorganisation on a solvent basis), in which case the holders of the Carphone Warehouse C Shares shall have the right to attend the general meeting and shall be entitled to speak and vote only on any such resolution only.

(ii)             If the holders of the Carphone Warehouse C Shares are entitled to vote at a general meeting of the Company in their capacity as holders of such Carphone Warehouse C Shares, then, subject to any other provisions of these Articles, each holder thereof shall be entitled to vote at such general meeting whether on a show of hands or on a poll as provided in the Act. For this purpose, where a proxy is given discretion as to how to vote on a show of hands, this shall be treated as an instruction by the relevant holder of Carphone Warehouse C Shares to vote in the way in which the proxy elects to exercise that discretion.

(f)                Class rights

(i)                The Company may from time to time create, allot and issue further shares, whether ranking pari passu with or in priority or subsequent to the Carphone Warehouse C Shares. The creation, allotment or issue of any such further shares (whether or not ranking in any respect in priority to the Carphone Warehouse C Shares) shall be treated as being in accordance with the rights attaching to the Carphone Warehouse C Shares and shall not involve a variation of such rights for any purpose or require the consent of the holders of the Carphone Warehouse C Shares.

(ii)             A reduction by the Company of the capital paid up or credited as paid up on the Carphone Warehouse C Shares and the cancellation of such shares shall be treated as being in accordance with the rights attaching to the Carphone Warehouse C Shares and shall not involve a variation of such rights for any purpose or require the consent of the holders of the Carphone Warehouse C Shares.

(iii)          Without prejudice to the generality of the foregoing, the Company is authorised to reduce (or purchase shares in) its capital of any class or classes and such redemption (or purchase) shall not involve a variation of any rights attaching to the Carphone Warehouse C Shares for any purpose or require the consent of the holders of the Carphone Warehouse C Shares.

(g)             Transfer

The Carphone Warehouse C Shares are not transferable.

(h)             Deletion of Article 170 when no Carphone Warehouse C Shares in existence

Article 170 shall remain in force until there are no longer any Carphone Warehouse C Shares in existence, notwithstanding any provision in these Articles to the contrary. Thereafter Article 170 shall be, and shall be deemed to be, of no effect (save to the extent that the provisions of Article 170 are referred to in other Articles) and shall be deleted and replaced with the wording “Article 170 has been deleted”, and the separate register for the holders of Carphone Warehouse C Shares shall no longer be required to be maintained by the Company; but the validity of anything done under Article 170 before that date, and accrued rights in respect of the payment of dividends arising before that date, shall not otherwise be affected and any actions taken under Article 170 before that date shall be conclusive and not be open to challenge on any grounds whatsoever.

SECTION D: RIGHTS AND RESTRICTIONS ATTACHED TO THE CARPHONE WAREHOUSE DEFERRED SHARES

The following sets out the rights of the Carphone Warehouse Deferred Shares and the restrictions to which they are subject. These are included in the Carphone Warehouse New Articles of Association proposed to be adopted at the Carphone Warehouse General Meeting.

Wording consistent with the following paragraphs will be inserted as Article 171 in the Carphone Warehouse New Articles.

1.                       Rights and Restrictions Attached to the Carphone Warehouse Deferred Shares

(a)              General

Notwithstanding Article 7, the Carphone Warehouse Deferred Shares (as defined in Article 170(c) above) shall have the rights, and be subject to the restrictions, attaching to shares set out in these Articles save that in the event of a conflict between any provision in this Article 171 and any other provision in these Articles, the provisions in this Article 171 shall prevail.

(b)             Income

The Carphone Warehouse Deferred Shares shall confer no right to participate in the profits of the Company.

(c)              Capital

On a return of capital on a winding-up (excluding any intra-group reorganisation on a solvent basis), there shall be paid:

(i)                firstly, to the holders of the Carphone Warehouse B Shares and the holders of the Carphone Warehouse C Shares pari passu as if the same were consolidated as one class, the amounts they are entitled to receive on a winding-up in accordance with their terms;

(ii)             secondly to the holders of the Carphone Warehouse Deferred Shares, one pound in aggregate, the payment of which to any holder of Carphone Warehouse Deferred Shares shall satisfy this requirement; and

(iii)          thirdly, distributed amongst the holders of Carphone Warehouse Ordinary Shares according to the amount paid up or credited as being paid up on each such Carphone Warehouse Ordinary Share.

The holders of the Carphone Warehouse Deferred Shares shall not be entitled to any further right of participation in the assets of the Company.

(d)             Attendance and voting at general meetings

The holders of the Carphone Warehouse Deferred Shares shall not be entitled, in their capacity as holders of such shares, to receive notice of any general meeting of the Company or to attend, speak or vote at any such meeting.

(e)              Class rights

(i)                The Company may from time to time create, allot and issue further shares, whether ranking pari passu with or in priority to the Carphone Warehouse Deferred Shares, and on such creation, allotment or issue any such further shares (whether or not ranking in any respect in priority to the Carphone Warehouse Deferred Shares) shall be treated as being in accordance with the rights attaching to the Carphone Warehouse Deferred Shares and shall not involve a variation of such rights for any purpose or require the consent of the holders of the Carphone Warehouse Deferred Shares.

(ii)             No reduction by the Company of the capital paid up on the Carphone Warehouse Deferred Shares shall constitute a variation of such rights for any purpose and the Company shall be authorised at any time to reduce its capital (in accordance with the Act) without obtaining the consent of the holders of the Carphone Warehouse Deferred Shares.

(iii)          Without prejudice to the foregoing, the Company is authorised to reduce (or purchase shares in) its capital of any class or classes and such reduction (or purchase) shall not involve a variation of any rights attaching to the Carphone Warehouse Deferred Shares for any purpose or require the consent of the holders of the Carphone Warehouse Deferred Shares.

(f)                Transfer

The Carphone Warehouse Deferred Shares are not transferable.

(g)             Deletion of Article 171 when no Deferred Shares in existence

Article 171 shall remain in force until there are no longer any Deferred Shares in existence, notwithstanding any provision in these Articles to the contrary. Thereafter Article 171 shall be, and shall be deemed to be, of no effect (save to the extent that the provisions of Article 171 are referred to in other Articles) and shall be deleted and replaced with the wording “Article 171 has been deleted”, and the separate register for the holders of Deferred Shares shall no longer be required to be maintained by the Company; but the validity of anything done under Article 171 before that date shall not otherwise be affected and any actions taken under Article 171 before that date shall be conclusive and not be open to challenge on any grounds whatsoever.

SECTION E: COMPLETION OF A FORM OF ELECTION

To make an election, for the Share Alternatives, Carphone Warehouse Shareholders who hold their Carphone Warehouse Ordinary Shares in certificated form must complete the Form of Election sent to them with this document. Carphone Warehouse Shareholders who hold their Carphone Warehouse Ordinary Shares in CREST will not be sent a Form of Election and instead should make their election by means of a TTE Instruction and should refer to Section F of this Part IV for further information.

Carphone Warehouse Shareholders wishing to receive the C Share Dividend (i.e. the Income Option) in respect of ALL of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time and Overseas Shareholders resident, or with a registered address, in a Restricted Territory should NOT complete or return the Form of Election or make an election through CREST. Carphone Warehouse C Shares will be issued and the C Share Dividend paid automatically in respect of all of the Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time in relation to which a Carphone Warehouse Shareholder has not elected (or is deemed not to have elected) for any of the other Share Alternatives.

The following instructions describe what Carphone Warehouse Shareholders should do when completing a Form of Election. Carphone Warehouse Shareholders need to make their own decision regarding any election(s) they make under the B/C Share Scheme and are recommended to consult their own independent professional adviser.

References to “Boxes” are to the boxes on the Form of Election.

Number of Carphone Warehouse Ordinary Shares held

Box A shows the number of Carphone Warehouse Ordinary Shares registered in the name(s) of the Carphone Warehouse Shareholder(s) at close of business on 19 December 2011 and is for information purposes only. If Carphone Warehouse Shareholders do not sell or transfer any Carphone Warehouse Ordinary Shares registered in their name(s) or purchase additional Carphone Warehouse Ordinary Shares between that date and the B/C Share Scheme Record Time (expected to be 6.00 p.m. on 27 January 2012), then this number will also be the same as their B/C Share Entitlement in respect of which they may make an election. If Carphone Warehouse Shareholders sell or transfer any Carphone Warehouse Ordinary Shares registered in their name(s) and/or purchase additional Carphone Warehouse Ordinary Shares, they should ensure that their election corresponds to the number of Carphone Warehouse Ordinary Shares that will be registered in their name(s) at the B/C Share Scheme Record Time.

How Carphone Warehouse Shareholders may elect for one Share Alternative in respect of all of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time

To elect for the Income Option in respect of ALL of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time, Carphone Warehouse Shareholders should take no further action. Carphone Warehouse Shareholders who do not complete or return the Form of Election will automatically receive only Carphone Warehouse C Shares in respect of all of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time, on which the C Share Dividend is expected to be paid.

To elect for the Immediate Capital Option in respect of ALL of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time, Carphone Warehouse Shareholders should mark an “X” where indicated in Box 2.

To elect for the Deferred Capital Option in respect of ALL of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time, Carphone Warehouse Shareholders should mark an “X” where indicated in Box 3.

How Carphone Warehouse Shareholders may split their B/C Share Entitlement between more than one Share Alternative

To split their election between more than one Share Alternative, a Carphone Warehouse Shareholder should enter (in numbers) the number (if any) of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time they wish to elect for the Income Option in Box 1, the number (if any) of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time they wish to elect for the Immediate Capital

Option in Box 2 and the number (if any) of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time they wish to elect for the Deferred Capital Option in Box 3.

The default position where a Carphone Warehouse Shareholder makes an election which exceeds their total Carphone Warehouse Ordinary Share holding at the B/C Share Scheme Record Time

If a Carphone Warehouse Shareholder enters a number or numbers in Boxes 1, 2 and/or 3 of the Form of Election which together exceeds their total Carphone Warehouse Ordinary Share holding at the B/C Share Scheme Record Time, or if they mark an “X” in more than one Box, or if they mark an “X” in one or more Boxes and enter any number in any other Box or Boxes, their election will be disregarded to the extent of such excess in the following order:

•          first, their election (if any) in respect of the Deferred Capital Option;

•          second, their election (if any) in respect of the Immediate Capital Option; and

•          third, their election (if any) in respect of the Income Option.

The default position where a Carphone Warehouse Shareholder makes an election which is less than their total Carphone Warehouse Ordinary Share holding at the BlC Share Scheme Record Time

If a Carphone Warehouse Shareholder enters a number or numbers in Boxes 1, 2 and/or 3 of the Form of Election, which together is/are less than their total Carphone Warehouse Ordinary Share holding at the B/C Share Scheme Record Time, they will be deemed to have elected for the Income Option in respect of the balance of their holding.

Dematerialisation of Carphone Warehouse Ordinary Shares following an election

If the Carphone Warehouse Ordinary Shares to which any election made on the Form of Election relates are currently held in certificated form and are “dematerialised” into uncertificated form (i.e. held in CREST) after the relevant Form of Election has been submitted but before the Election Deadline, such election will become invalid. Carphone Warehouse Shareholders who subsequently hold such Carphone Warehouse Ordinary Shares in uncertificated form in CREST will need to give a valid TTE Instruction in place of the submitted Form of Election by the Election Deadline.

Signing the Form of Election

The Form of Election shows the name of the Carphone Warehouse Shareholder, or names of joint Carphone Warehouse Shareholders, of Carphone Warehouse Ordinary Shares by reference to which an election can be made in respect of the corresponding Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time. The Carphone Warehouse Shareholder, or all joint Carphone Warehouse Shareholders, must sign the Form of Election (in Box 4). The signatures of Carphone Warehouse Shareholders who are individuals signing need to be witnessed. The witness must be over 18 years of age and cannot be the Carphone Warehouse Shareholder, or one of the joint Carphone Warehouse Shareholders, or otherwise have any financial interest in the relevant shares or in the proceeds resulting from the execution of the Form of Election. However, one person may separately witness the signatures of all joint Carphone Warehouse Shareholders. If the Form of Election is signed under a power of attorney, the original power of attorney should be sent to Equiniti with the Form of Election.

Final instructions on completing a Form of Election

Carphone Warehouse Shareholders returning a Form of Election must sign where applicable in Box 4.

All Carphone Warehouse Shareholders named on a Form of Election must sign the Form of Election. Once completed, signed and witnessed, this Form of Election should be returned in the reply-paid envelope provided. No stamps will be needed if posted in the United Kingdom. To be valid, Forms of Election must be returned so as to be received by Equiniti by the Election Deadline (expected to be 4.30 p.m. on 27 January 2012). If Carphone Warehouse Shareholders do not use the envelope provided, postage will be payable and the Form of Election should be sent to Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, England.

Carphone Warehouse Shareholders should note that there is no requirement to return their share certificates with their Form of Election.

Carphone Warehouse Shareholders who do not validly complete and return their Form of Election will be deemed to have elected for the Income Option in respect of all of their Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time.

Carphone Warehouse Shareholders who need assistance in completing the Form of Election or have any queries relating to it should telephone the Shareholder helpline on 0871 384 2955 (+44 121 415 0229 if calling from outside the United Kingdom) between 8.30 a.m. and 5.30 p.m. Monday to Friday (except UK public holidays). Calls to 0871 384 2955 are charged at 8 pence per minute from a BT landline (excluding VAT). Other service providers’ costs may vary. Calls to +44 121 415 0229 from outside the UK are chargeable at applicable international rates.

Please note that the shareholder helpline will not give advice on the merits of the B/C Share Scheme or the Share Alternatives or provide financial, investment or taxation advice.

SECTION F: B/C SHARE SCHEME ELECTIONS IN CREST

Carphone Warehouse Shareholders holding their Carphone Warehouse Ordinary Shares in CREST will not be sent a Form of Election with this document. Their election will be by means of a TTE Instruction.

Such Carphone Warehouse Shareholders should take (or procure to be taken) the action set out below to transfer by means of a TTE Instruction the number of Carphone Warehouse Ordinary Shares held at the B/C Share Scheme Record Time (expected to be 6.00 p.m. on 27 January 2012) in respect of which they are making an election to an escrow balance, specifying Equiniti in its capacity as a CREST receiving agent (under participant ID 6RA64) as the escrow agent, as soon as possible and in any event so that the transfer to escrow settles not later than 4.30 p.m. on 27 January 2012. If Carphone Warehouse Shareholders sell or transfer any Carphone Warehouse Ordinary Shares registered in their name(s) before the B/C Share Scheme Record Time or purchase additional Carphone Warehouse Ordinary Shares, they should take care to ensure that their election is in respect of the number of Carphone Warehouse Ordinary Shares that will be registered in their name(s) at the B/C Share Scheme Record Time.

If Carphone Warehouse Shareholders are CREST personal members, they should refer to their CREST sponsor before taking any action. CREST sponsors will be able to confirm details of Carphone Warehouse Shareholders’ participant ID and the member account ID under which their Carphone Warehouse Ordinary Shares are held. In addition, only CREST sponsors will be able to give the TTE Instruction to Euroclear by which Carphone Warehouse Shareholders are making their election.

To make an election, Carphone Warehouse Shareholders should give (or, if they are a CREST personal member, procure that their CREST sponsor gives) a TTE Instruction, which must be properly authenticated in accordance with Euroclear’s specifications and which must contain, in addition to the other information that is required for the TTE Instruction to settle in CREST, the following details:

•                          the number(s) of Carphone Warehouse Ordinary Shares to be transferred to the escrow account;

•                          the member account I D;

•                          the participant I D;

•                          the corporate action ISIN, which is GBOOB4Y7R145;

•                          the corporate action number of the B/C Share Scheme. This is allocated by Euroclear and can be found by viewing the relevant corporate action details in CREST;

•                          the intended settlement date for the transfer to escrow, which should be as soon as possible and in any event not later than 4.30 p.m. on 27 January 2012;

•                          the standard delivery instruction priority of 80; and

•                          the name and contact number inserted in the shared note field.

In order for an uncertificated election to be valid, the TTE Instruction must comply with the requirements as to authentication and contents set out above and must settle by 4.30 p.m. on 27 January 2012.

Electing for the Income Option

Carphone Warehouse Shareholders who hold their Carphone Warehouse Ordinary Shares in CREST and who wish to elect for the Income Option in respect of all their B/C Share Entitlement need take no action. Carphone Warehouse Shareholders who do not give a TTE Instruction will automatically receive the C Share Dividend.

Electing for the Immediate Capital Option

Carphone Warehouse Shareholders who hold their Carphone Warehouse Ordinary Shares in CREST and who wish to elect for the Immediate Capital Option in respect of some or all of their B/C Share Entitlement, should give (or, if they are a CREST personal member, procure that their CREST sponsor gives) a TTE Instruction with the following information, in addition to the information listed above:

•                         the participant ID of Equiniti, which is 6RA64; and

•          the member account ID of Equiniti, which for these purposes is CPWALT02.

Electing for the Deferred Capital Option

Carphone Warehouse Shareholders who hold their Carphone Warehouse Ordinary Shares in CREST and who wish to elect for the Deferred Capital Option in respect of some or all of their B/C Share Entitlement should give (or, if they are a CREST personal member, procure that their CREST sponsor gives) a TTE Instruction with the following information, in addition to the information listed above:

•          the participant ID of Equiniti, which is 6RA64; and

•          the member account ID of Equiniti, which for these purposes is CPWALT03.

Overseas Shareholders and Carphone Warehouse Shareholders with a registered address in a Restricted Territory

Overseas Shareholders should note that, by making a valid election for either the Immediate Capital Option or the Deferred Capital Option, such Carphone Warehouse Shareholders will be deemed to represent, warrant, undertake and/or agree (as applicable) in the terms set out in paragraph 6 of Section A of Part IV of this document. Furthermore, Carphone Warehouse Shareholders resident, or with a registered address, in a Restricted Territory will only be eligible to receive the C Share Dividend under the Income Option, and as a result do not need to take any action.

Equiniti will arrange as soon as practicable on 30 January 2012 to return the Carphone Warehouse Ordinary Shares submitted by TTE instruction to the original CREST stock account of the Carphone Warehouse Shareholder concerned.

Validity of elections

Carphone Warehouse Shareholders who do not make a valid election will be deemed to have elected for the Income Option in respect of ALL of their B/C Share Entitlement.

The default position where a Carphone Warehouse Shareholder makes an election which in total is less than their holding of Carphone Warehouse Ordinary Shares at the B/C Share Scheme Record Time

If Carphone Warehouse Shareholders send a TTE Instruction which details, or TTE Instructions which together detail, a number of Carphone Warehouse Ordinary Shares to be transferred to the escrow account which in total is less than their holding of Carphone Warehouse Ordinary Shares at the B/C Share Scheme Record Time, they will be deemed to have elected for the Income Option in respect of the balance of their holding.

Dematerialisation of Carphone Warehouse Ordinary Shares following election

If the Carphone Warehouse Ordinary Shares to which any election made are currently held in certificated form and are dematerialised into uncertificated form after the relevant Form of Election has been submitted but before the Election Deadline, such election will become invalid. Carphone Warehouse Shareholders who subsequently hold such Carphone Warehouse Ordinary Shares in uncertificated form in CREST will need to give a valid TTE Instruction in place of the submitted Form of Election by the Election Deadline.

SECTION G: THE CARPHONE WAREHOUSE CAPITAL REDUCTION

Following completion of the B/C Share Scheme, the Company will have no Carphone Warehouse B Shares or Carphone Warehouse C Shares in issue. The Company’s issued share capital will consist of Carphone Warehouse Ordinary Shares and Carphone Warehouse Deferred Shares. A capital redemption reserve, arising from the redemption of the Carphone Warehouse B Shares will appear in the financial statements of the Company.

In order to simplify the Company’s share capital position and create distributable reserves, the Carphone Warehouse Directors intend for all of the issued Carphone Warehouse Deferred Shares to be cancelled as part of the Carphone Warehouse Capital Reduction.

Pursuant to the Carphone Warehouse Capital Reduction:

(a)               all of the Carphone Warehouse Deferred Shares will be cancelled; and

(b)              the capital redemption reserve of Carphone Warehouse will be cancelled.

The Carphone Warehouse Capital Reduction is conditional upon:

(a)               the passing of the Carphone Warehouse Resolution numbered 4 at the Carphone Warehouse General Meeting;

(b)              the Carphone Warehouse Capital Reduction having been confirmed by the Court; and

(c)               an office copy of the Carphone Warehouse Court Order (together with the associated statement of capital) having been delivered to the Registrar of Companies for registration and having been registered by him.

The Carphone Warehouse Court Hearing to confirm the Carphone Warehouse Capital Reduction is expected to be held in May 2012. Holders of Carphone Warehouse Ordinary Shares will have the right to attend the Carphone Warehouse Court Hearing in person or through counselor other suitably qualified persons to support or oppose the sanction of the Carphone Warehouse Capital Reduction.

Prior to confirming the Carphone Warehouse Capital Reduction, the Court will need to be satisfied that the creditors of the Company are not thereby prejudiced. The Company will put in place such form of creditor protection as it may be advised is appropriate to satisfy the Court in this regard.

SECTION H: CARPHONE WAREHOUSE GROUP PLC PARTICIPATION PLAN 2011

The principal features of the Carphone Warehouse Group plc Participation Plan 2011 (the “Participation Plan”) are outlined below.

(a)                 General

The Best Buy Europe LTIP was introduced in 2010 to provide long-term incentives to employees of the Best Buy Europe Group. Under the Best Buy Europe LTIP, participants receive options over A shares in Best Buy Europe and each of Best Buy and the Company has an obligation to acquire such A shares at a value based on earnings over the vesting period.

In order to align the interests of participants with those of the Company, it is proposed that the value of the A shares be assessed at defined points during the vesting period, and that nil-priced options in Carphone Warehouse Ordinary Shares be granted to participants to match this value, so that participants benefit from growth in the market capitalisation of the Company during the vesting period.

In order to put this intention into effect, it is proposed that the Participation Plan will be introduced to allow the Company to grant these options and that the Participation Plan will operate in tandem with the Best Buy Europe LTIP.

The Participation Plan will not be an approved share scheme for UK tax purposes.

(b)                Operation

The Carphone Warehouse Board (or a duly authorised committee of the Carphone Warehouse Board) will be responsible for granting options under and administering the Participation Plan.

The aggregate number of Carphone Warehouse Ordinary Shares to be offered to employees under the Participation Plan will be determined by reference to two factors: the value of 50 per cent. of the value of awards under the Best Buy Europe LTIP and the average price of a Carphone Warehouse Ordinary Share over defined periods.

The value of the awards under the Best Buy Europe L TIP is based on the Headline EBIT of CPW Europe, together with the net interest charge of the Best Buy Europe Group (together, the “Relevant Earnings”). The Relevant Earnings must exceed a threshold based on achieving a minimum growth on the earnings for the year ended 31 March 2009. Participants are able to share in any Relevant Earnings over and above this threshold (the “Pool”). The Company and Best Buy have agreed a minimum value of the Pool, in recognition of the value that had already accrued in the scheme in relation to the Best Buy Mobile Profit Share.

The Company has obligations in respect of 50 per cent. of the Pool. In April 2012, 50 per cent. of the minimum value of the Pool will be converted into nil-priced options over Carphone Warehouse Ordinary Shares based on the average price of a Carphone Warehouse Ordinary Share for the period from the B/C Share Scheme Record Time to 31 March 2012.

The cumulative value of the Pool will be reassessed annually from June 2012 to June 2015 and any incremental value will be converted into nil-priced options over Carphone Warehouse Ordinary Shares, based on the average price of a Carphone Warehouse Ordinary Share over the previous financial year.

None of the options granted under the Participation Plan shall vest before June 2015.

(c)                 Eligibility

Any employee (including an executive director) of the Best Buy Europe Group who is also a participant in the Best Buy Europe L TIP will be eligible to participate in the Participation Plan at the discretion of the Carphone Warehouse Board.

(d)                Grant of options

Options may be granted within the period of 42 days following the date on which the value of the Best Buy Europe L TIP is assessed.

Options may be granted over newly issued shares, treasury shares and shares purchased in the market in conjunction with or otherwise held by an employee benefit trust.

No payment will be required for the grant of an option. Options are not transferable (other than on the death of a participant) without the consent of the Carphone Warehouse Board. Options will not be pensionable.

(e)                 Limits on the issue of Carphone Warehouse Ordinary Shares

The Participation Plan is subject to the following overall limit on the number of new Carphone Warehouse Ordinary Shares which may be subscribed: in any 10 year period, not more than 10 per cent. of the issued ordinary share capital of the Company from time to time may be issued or issuable pursuant to rights acquired under the Participation Plan and any employee share plans adopted by the Company.

For the purposes of these limits, options or other rights to acquire shares which lapse or have been released, or options or awards which were granted prior to the Company’s admission to trading on the London Stock Exchange’s main market do not count. However, shares subscribed by the trustees of an employee benefit trust to satisfy rights granted under any employee share plans adopted by the Company and shares transferred from treasury do count towards these limits. Where, instead of paying the exercise price, an option exercise is satisfied by the number of shares representing the growth in value of a share between the exercise price and the market value at the date of exercise, only the number of shares actually issued shall count towards these limits.

(f)                   Exercise of options

Options granted over newly issued shares will be granted with an exercise price equal to the shares’ nominal value. No payment will be required on exercise of an option over shares purchased in the market or treasury shares.

Subject to the participant discharging any relevant tax liability, for awards made up to 2015 an option will normally be exercisable between 2015 and the tenth anniversary of its grant, subject to the continued employment of the participant.

(g)                Performance conditions

It is not intended that the future exercise of options granted under the terms of the Participation Plan will be subject to any further performance condition above and beyond those already satisfied pursuant to the Best Buy Europe LTIP.

(h)                Leavers

If a participant leaves employment with the Carphone Warehouse Group or the Best Buy Europe Group by reason of death, injury, disability, redundancy or retirement, options that have already vested on the date of cessation of employment can be exercised, in the event of death, within 12 months, and in all other circumstances, within six months following the date of cessation of employment.

If a participant leaves employment with the Carphone Warehouse Group or the Best Buy Europe Group by reason of death, injury, disability, redundancy, retirement or the sale of the business for which he/she works to a third party, the Carphone Warehouse Board may determine that any unvested options will vest and become exercisable on the original vesting date, depending on the time which has elapsed between the grant of that award and the date of leaving.

In determining the proportion of an award which vests, in both cases, the Carphone Warehouse Board may take into account such other factors, including the performance of the Carphone Warehouse Group and the conduct of the participant, as it deems relevant. Any options that have so vested can be exercised, in the event of death, within a period of 12 months, and in all other circumstances, within six months from the day on which the options vest.

If a participant ceases to be an employee of the Carphone Warehouse Group or the Best Buy Europe Group for any other reason, his/her options will normally lapse unless and to the extent that the Carphone Warehouse Board decides otherwise.

(i)                    Change of control

In the event of a takeover, reconstruction or winding up of the Company, a proportion of an option will vest and become exercisable, depending on the time which has elapsed between the grant of that option and the date of change of control. Again, in determining the proportion of an option which vests, the Carphone Warehouse Board may take into account such other factors, including the performance of the Carphone Warehouse Group and the conduct of the participant, as it deems relevant.

Alternatively, options may (or, if the Carphone Warehouse Board so determines, shall) be exchanged for new, equivalent options where appropriate. In this case any performance conditions will continue unless the Carphone Warehouse Board determines otherwise.

U)                  Rights attaching to Carphone Warehouse Ordinary Shares

Carphone Warehouse Ordinary Shares allotted or transferred under the Participation Plan will rank equally with all other Carphone Warehouse Ordinary Shares for the time being in issue (except for rights attaching to such shares by reference to a record date prior to the exercise of the option). The Company will apply for any new Carphone Warehouse Ordinary Shares allotted under the Participation Plan to be admitted to listing on the Official List and to trading on the main market of the London Stock Exchange.

The Carphone Warehouse Board may also satisfy options in cash provided the participant receives the same economic value as would have been provided by an option over shares.

(k)                 Variation of capital

In the event of any variation of share capital, demerger or other corporate event the Carphone Warehouse Board may make such adjustments as it considers appropriate to the number of shares subject to options.

(I)                 Alterations to the Participation Plan

The Participation Plan may at any time be altered by the Carphone Warehouse Board in any respect. However, any alterations to the advantage of participants to the rules governing eligibility, terms of exercise and adjustment of options must be approved in advance by the Carphone Warehouse Shareholders in a general meeting unless the alteration or addition is minor in nature and made to benefit the administration of the Participation Plan, to comply with the provisions of any existing or proposed legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants or the Carphone Warehouse Group or Best Buy Europe Group companies.

(m)              Participation Plan available for inspection

The rules of the Participation Plan will be available for inspection from the date of this document until the close of the Carphone Warehouse General Meeting at the offices of Osborne Clarke at One London Wall, London EC2Y 5EB and at the same location for at least 15 minutes before and during the Carphone Warehouse General Meeting.

(n)                Authority to allot

The Company is seeking authority to allot new Carphone Warehouse Ordinary Shares with an aggregate nominal value of £20,000 at the Carphone Warehouse General Meeting in relation to the Participation Plan. This represents approximately 4.4 per cent. of the issued ordinary share capital of the Company as at 21 December 2011 (being the latest practicable date prior to publication of this document). The Company may seek further authorities to allot additional new Carphone Warehouse Ordinary Shares in the future in respect of the Participation Plan.

SECTION I: RESTRICTED SHARE AWARD

General

As detailed in paragraph 3.5 of Part VIII of this document, the Company’s remuneration committee has agreed the award of approximately seven million Carphone Warehouse Ordinary Shares to senior executives of the Best Buy Europe Group, who are expected to play an important role in delivering value to Carphone Warehouse Shareholders. These new Carphone Warehouse Ordinary Shares will be restricted from sale until dates in 2015. It is expected that these awards, subject to the consent of the trustees of the Company’s ESOT, may be satisfied through the Company’s ESOT, which held 8.8 million Carphone Warehouse Ordinary Shares at 21 December 2011 (being the latest practicable date prior to publication of this document), representing approximately 1.9 per cent. of the issued ordinary share capital of the Company at that date. However, in order to give the Company flexibility in relation to the award, Carphone Warehouse Shareholder approval is being sought to allow the issue of up to seven million new Carphone Warehouse Ordinary Shares to these employees. It is intended that the restrictions will be removed during 2015 on dates to be determined by the Carphone Warehouse Board at its absolute discretion.

Details of award

It is proposed to allow an award of approximately seven million Carphone Warehouse Ordinary Shares to be made to the participants at nominal value. Such Carphone Warehouse Ordinary Shares will be held on terms that prevent the participants from selling or otherwise disposing of them until the end of the restricted period in 2015, as determined by the Carphone Warehouse Board. The participants will be entitled to capital distributions and dividends arising on such Carphone Warehouse Ordinary Shares and to exercise any voting rights attaching to them during this period. It is proposed to issue these shares as the Board may decide in its absolute discretion before and/or after the Election Deadline and B/C Share Scheme Record Time.

The maximum number of seven million new Carphone Warehouse Ordinary Shares which may be allotted in relation to the Restricted Share Award represents approximately 1.5 per cent. of the issued ordinary share capital of the Company as at 21 December 2011 (being the latest practicable date prior to publication of this document).

PART V FINANCIAL INFORMATION

Nature of financial information

The linancial information contained in this Part V relates to the Best Buy Mobile Profit Share, the Best Buy Europe Group (excluding the Best Buy Mobile Profit Share) and the Carphone Warehouse Group’s share of each.

The financial information contained in this Part V does not constitute statutory accounts within the meaning of section 434 of the Act. The results of the Best Buy Mobile Profit Share and the Best Buy Europe Group (excluding the Best Buy Mobile Profit Share) have been extracted without material adjustment from the consolidation schedules which support the full audited consolidated accounts of Carphone Warehouse for the financial year ended 31 March 2011 and the audited non-statutory financial statements for the financial year ended 31 March 2010. Copies of the full audited consolidated accounts for the financial year ended 31 March 2011 have been delivered to the Registrar of Companies in England and Wales. As the Carphone Warehouse Group did not exist in its current form prior to 25 March 2010, the Carphone Warehouse Group prepared audited consolidated non-statutory financial statements for the year ended 31 March 2010 which included comparative information for the year ended 31 March 2009. Summary financial information has been extracted without material adjustment from those consolidated non-statutory financial statements and is available on the Carphone Warehouse Group’s website www.cpwplc.com.

An unqualified audit report within the meaning of section 495 of the Act has been given in respect of the audited consolidated accounts for the financial year ended 31 March 2011. The audit report did not contain a statement under section 498 (2) and (3) of the Act. An unqualified non-statutory audit report has been given in respect of the non-statutory financial statements for the financial year ended 31 March 2010.

Business subject to disposal - Best Buy Mobile Profit Share

Consolidated income statement

For the years ended 31 March 2011, 31 March 2010 and 31 March 2009

The income statement is that of the Best Buy Mobile Profit Share. The Carphone Warehouse Group has a 50 per cent. interest in this business and its share is recognised in the Carphone Warehouse Group financial statements within “Share of results of joint ventures”.

	2011	2010	2009
	£m	£m	£m
Other income	98	46	8
Profit before taxation	98	46	8
Taxation	(27)	(13)	(2)
Net profit for the financial period	71	33	6
Carphone Warehouse Group share of profit after tax	35	17	3

Notes

(1) No balance sheet has been presented as the only balance sheet items associated with the Best Buy Mobile Profit Share are receivables and associated tax balances, which will remain with the Best Buy Europe Group (excluding the Best Buy Mobile Profit Share).

(2) Forthe periods reported, the Best Buy Europe Group did not allocate its interest-bearing debt or funds on a divisional basis. As a result, it is not possible to provide a meaningful allocation of interest for the Best Buy Mobile Profit Share.

(3) Taxation has been allocated on a separate stand-alone basis, using the UK corporation tax rate of 28 per cent. which was prevailing in each of the periods reported. Any group relief provided by other companies within the Best Buy Europe Group has been ignored for these purposes.

Business subject to the Best Buy Call Options - Best Buy Europe Group (excluding the Best Buy Mobile Profit Share)

Consolidated income statement

For the years ended 31 March 2011, 31 March 2010 and 31 March 2009

The income statement is that of the Best Buy Europe Group (excluding the Best Buy Mobile Profit Share). The Carphone Warehouse Group has a 50 per cent. interest in this business and its share is recognised in the Carphone Warehouse Group financial statements within “Share of results of joint ventures”.

	2011	2010	2009
	£m	£m	£m
Revenue	3,572	3,529	3,563
Cost of sales	(2,582)	(2,492)	(2,530)
Gross profit	990	1,037	1,033
Operating expenses excluding depreciation and amortisation	(831)	(852)	(856)
Headline EBITDA	159	185	177
Depreciation and amortisation	(87)	(92)	(87)
Headline rofit before interest and taxation	72	93	90
CPW Europe	134	114	97
Best Buy UK	(62)	(21)	(7)
Net finance expense	(15)	(16)	(12)
Headline profit before taxation	57	77	78
Taxation	(7)	(16)	(27)
Headline net profit for the financial period	50	61	51
Exceptional operating expenses excluding amortisation and depreciation			(57)
Taxation associated with exceptional operating expenses			11
Statutory profit for the financial period	50	61	5
Carphone Warehouse Group share of profit after tax	25	30	2

Notes

(1)         For the periods reported, the Best Buy Europe Group did not allocate its interest-bearing debt or funds on a divisional basis. All debt and funds will be retained by the Best Buy Europe Group (excluding the Best Buy Mobile Profit Share) and as such all interest has been allocated to this business.

(2)         Taxation reflects that of the Best Buy Europe Group, adjusted for the taxation of the Best Buy Mobile Profit Share which was allocated on a separate stand-alone basis, using the UK corporation tax rate of 28 per cent. which was prevailing in each of the periods reported. Any group relief provided by other companies within the Best Buy Europe Group has been ignored for these purposes.

(3)         The Global Connect Business is subject to the Options but had no effect on the income statements in the periods reported.

Business subject to the Best Buy Call Options - Best Buy Europe Group (excluding the Best Buy Mobile Profit Share)

Consolidated balance sheet

As at 31 March 2011

The balance sheet is that of the Best Buy Europe Group (excluding the Best Buy Mobile Profit Share). The Carphone Warehouse Group has a 50 per cent. interest in this business and its share is recognised in the Carphone Warehouse Group financial statements within “Interests in joint ventures” .

2011
£m
Non-current assets
Goodwill	226
Other intangible assets	164
Property, plant and equipment	165
Deferred tax assets	17
Trade and other receivables	90
662
Current assets
Stock	282
Trade and other receivables	688
Cash and cash equivalents	147
1,117
Total assets	1,779
Current liabilities
Trade and other payables	(701)
Current tax liabilities	(60)
Loans and other borrowings	(11)
Provisions	(37)
(809)
Non-current liabilities
Trade and other payables	(26)
Loans and other borrowings	(5)
Deferred tax liabilities	(1)
(32)
Total liabilities	(841)
Net assets	938
Carphone Warehouse Group share of net assets	469

Notes

(1)         The balance sheet equals that of the Best Buy Europe Group as no balance sheet items will be retained by the Best Buy Mobile Profit Share.

(2)         The Global Connect Business is subject to the Options but had no effect on the balance sheet at 31 March 2011.

(3)         The total net assets associated with the Best Buy Europe Group in the Carphone Warehouse Group balance sheet at 31 March 2011 were £572 million, being the share of net assets of £469 million and £103 million of goodwill.

PART VI

UNAUDITED PRO FORMA FINANCIAL INFORMATION

SECTION A

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma statement of consolidated net assets of the Carphone Warehouse Group set out below has been prepared to illustrate the effect on the net assets of the Carphone Warehouse Group of the Best Buy Mobile Disposal and the B/C Share Scheme as if they had occurred on 30 September 2011. As described in paragraph 3 of Part III of this document, save in the event of a change of control, the Best Buy Call Options cannot be exercised prior to March 2015 and, as the consideration for these disposals is the fair market value at the time of exercise, the cash received and the resulting profit or loss cannot currently be determined. Consequently, the Best Buy Call Options have not been reflected in this pro forma statement. The unaudited pro forma statement of consolidated net assets has been prepared for illustrative purposes only and, because of its nature, addresses a hypothetical situation and, therefore, does not represent the Carphone Warehouse Group’s actual financial position or results.

The unaudited pro forma statement of consolidated net assets has been prepared on the basis set out in the accompanying notes below.

	Carphone Warehouse Group net assets at 30 September 2011(1)	Best Buy Mobile Disposal(2)	Transaction costs and other adjustments(3)(4)(5)(6)	B/C Share Scheme(7)	Pro forma net assets
	£m	£m	£m	£m	£m
Non-current assets
Property, plant and equipment	67				67
Interests in joint ventures	582		(12)		570
Deferred tax assets	2				2
	651		(12)		639
Current assets
Trade and other receivables	6		(2)		4
Cash and cash equivalents	97	813	9	(813)	106
	103	813	7	(813)	110
Total assets	754	813	(5)	(813)	749

Current liabilities
Trade and other payables	(13)		6		(7)
Current tax liabilities	(2)				(2)
Provisions	(12)				(12)
Total liabilities	(27)		6		(21)
Net assets	727	813		(813)	728

(1)         The net assets of the Carphone Warehouse Group have been extracted without material adjustment from the unaudited interim financial statements of the Carphone Warehouse Group for the six months ended 30 September 2011.

(2)         The Best Buy Mobile Disposal represents the Best Buy Mobile Initial Consideration fixed at £813 million through the Carphone Warehouse Hedge. No net assets are disposed of as a part of the Best Buy Mobile Disposal. The remainder of the Best Buy Mobile Consideration, being the £25 million in Best Buy Mobile Consultancy Payments, has not been reflected in the pro forma statement since there are ongoing performance conditions associated with them. The Best Buy Mobile Consultancy Payments will therefore be recognised over the five year period in which they will arise.

(3)         Transaction costs and other adjustments within “Interests in joint ventures” relate to the Carphone Warehouse Group’s share of transaction-related costs within the Best Buy Europe Group. The value of these items for the Best Buy Europe Group is analysed as follows:

i)                cash compensation of approximately £9 million to the Carphone Warehouse Group in relation to the employee incentives described in paragraph 3.5 of Part VIII of this document;

ii)             employment tax costs of approximately £11 million in relation to these employee incentives;

iii)          current and deferred tax assets of approximately £5 million in relation to these employee incentives;

iv)         a decrease of approximately £9 million in deferred tax assets, which are provisionally expected to be irrecoverable as a result of the Best Buy Proposals; and

v)            transaction-related costs estimated at £1 million.

(4)         Transaction costs and other adjustments within “Cash and cash equivalents” are analysed as follows:

i)                the receipt of approximately £6 million in relation to loans associated with the CPW VES described in paragraph 3.2 of Part VIII of this document;

ii)             cash compensation of approximately £9 million received from the Best Buy Europe Group in relation to the Best Buy Europe Group employee incentives described in paragraph 3.5 of Part VIII of this document;

iii)          employment tax costs of approximately £2 million in relation to the Carphone Warehouse employee incentives described in paragraph 3.5 of Part VIII of this document; and

iv)         transaction-related costs estimated at £4 million.

(5)         Other items within Transaction costs and other adjustments reflect other non-cash movements associated with the CPW VES.

(6)         The employee incentives described in paragraph 3.5 of Part VIII of this document also give rise to accounting charges for share-based payments, but these charges have no effect on net assets. No account has been taken of changes to targets used to measure short-term incentive plans of the Company and the Best Buy Europe Group following the Best Buy Mobile Disposal as there are future performance conditions associated with the schemes.

(7)         The B/C Share Scheme represents the decrease in cash and cash equivalents following the distribution of the Best Buy Mobile Initial Consideration through the B/C Share Scheme described in Part IV of this document.

(8)         No account has been taken of the trading results of the Carphone Warehouse Group since 30 September 2011. As a consequence of the Best Buy Mobile Disposal, the Carphone Warehouse Group will not have an interest in the Best Buy Mobile Profit Share after 1 October 2011 and, as such, the disposal is expected to reduce the Carphone Warehouse Group’s future profits. The Carphone Warehouse Capital Reduction is not expected to affect the net assets of the Carphone Warehouse Group.

SECTION B

ACCOUNTANT’S REPORT ON PRO FORMA FINANCIAL INFORMATION

Deloitte.

Deloitte LLP 2 New
Street Square
London EC4A 3BZ

The Board of Directors

on behalf of Carphone Warehouse Group plc

1 Portal Way

London

W36RS

23 December 2011

Dear Sirs,

Carphone Warehouse Group plc (the “Company”)

We report on the pro forma financial information (the “pro forma financial information”) set out in Section A of Part VI of the circular dated 23 December 2011 (the “Circular”), which has been prepared on the basis described in notes 1 to 8, for illustrative purposes only, to provide information about how the transaction might have affected the financial information presented on the basis of the accounting policies adopted by the Company in preparing the financial statements for the period ended 30 September 2011. This report has been prepared as if required by Annex I item 20.2 of Commission Regulation (EG) No 809/2004 (the “Prospectus Directive Regulation”) as applied by Listing Rule 13.3.3R and is given for the purpose of complying with that requirement, as if it applied and for no other purpose.

Responsibilities

It is the responsibility of the directors of the Company (the “Directors”) to prepare the pro forma financial information and they have determined to do so as if in accordance with Annex I item 20.2 and Annex II items 1 to 6 of the Prospectus Directive Regulation as applied by Listing Rule 13.3.3R.

We have formed our opinion, as if in accordance with Annex I item 20.2 of the Prospectus Directive Regulation, as to the proper compilation of the pro forma financial information and report that opinion to you as if in accordance with Annex II item 7 of the Prospectus Directive Regulation as applied by Listing Rule 13.3.3R.

Save for any responsibility which we may have to those persons to whom this report is expressly addressed to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person.

In providing this opinion we are not updating or refreshing any reports or opinions previously made by us on any financial information used in the compilation of the pro forma financial information, nor do we accept responsibility for such reports or opinions beyond that owed to those to whom those reports or opinions were addressed by us at the dates of their issue.

Basis of Opinion

We conducted our work as if in accordance with the Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom. The work that we performed for the purpose of making this report, which involved no independent examination of any of the underlying financial information, consisted primarily of comparing the unadjusted financial information with the source documents, considering the evidence supporting the adjustments and discussing the pro forma financial information with the Directors.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the pro forma financial information has been properly compiled on the basis stated and that such basis is consistent with the accounting policies of the Company.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in jurisdictions outside the United Kingdom, including the United States of America, and accordingly should not be relied upon as if it had been carried out in accordance with those standards or practices.

Opinion

In our opinion:

(a) the pro forma financial information has been properly compiled on the basis stated; and (b) such basis is consistent with the accounting policies of the Company.

Yours faithfully

Deloitte LLP

Chartered Accountants

Deloitte LLP is a limited liability partnership registered in England and Wales with registered number OC303675 and its registered office at 2 New Street Square, London EC4A 3BZ, United Kingdom. Deloitte LLP is the United Kingdom member firm of Deloitte Touche Tohmatsu Limited (“DTTL”), a UK private company limited by guarantee, whose member firms are legally separate and independent entities. Please see www.deloitte.co.uk/about for a detailed description of the legal structure of DTTL and its member firms.

Member of Deloitte Touche Tohmatsu Limited

PART VII

UK TAXATION

The following comments do not constitute tax advice and are intended only as a guide to current United Kingdom law and HMRC’s published practice (which are both subject to change at any time, possibly with retrospective effect). They relate only to certain limited aspects of the United Kingdom taxation treatment of Carphone Warehouse Shareholders and are intended to apply only to Carphone Warehouse Shareholders who are resident and, if individuals, ordinarily resident in the United Kingdom for United Kingdom tax purposes and who are and will be the absolute beneficial owners of their Carphone Warehouse Ordinary Shares, Carphone Warehouse B Shares, Carphone Warehouse C Shares and Carphone Warehouse Deferred Shares and who hold, and will hold, them as investments (and not as securities to be realised in the course of a trade). They may not apply to certain Carphone Warehouse Shareholders, such as dealers in securities, insurance companies and collective investment schemes, Carphone Warehouse Shareholders who are exempt from taxation and Carphone Warehouse Shareholders who have (or are deemed to have) acquired their Carphone Warehouse Ordinary Shares by virtue of an office or employment. Such persons may be subject to special rules. The position may be different for future transactions and may alter between the date of this document and the implementation of the B/C Share Scheme.

Carphone Warehouse Shareholders who are in any doubt as to their tax position or who are subject to tax in a jurisdiction other than the United Kingdom should consult an appropriate professional adviser.

1.       B/C Share Scheme

For the purposes of the United Kingdom taxation of capital gains and corporation tax on chargeable gains (“CGT”):

(a)      the issue of the Carphone Warehouse B Shares and the Carphone Warehouse C Shares will be treated as a tax free reorganisation of the Company’s share capital;

(b)     the receipt of Carphone Warehouse B Shares and/or Carphone Warehouse C Shares will be a reorganisation of the share capital of the Company. Accordingly, the Carphone Warehouse Shareholder’s resultant holding of the Carphone Warehouse B Shares and Carphone Warehouse C Shares will together be treated as the same asset as the Carphone Warehouse Shareholder’s holding of the Carphone Warehouse Ordinary Shares and as having been acquired at the same time, and for the same consideration, as that of the holding of Carphone Warehouse Ordinary Shares. The Carphone Warehouse Shareholder’s base cost in the existing Carphone Warehouse Ordinary Shares will be split between those shares and the Carphone Warehouse B Shares and/or Carphone Warehouse C Shares; and

(c)      upon a subsequent disposal of all or part of the Carphone Warehouse Shareholder’s Carphone Warehouse B Shares or Carphone Warehouse C Shares a Carphone Warehouse Shareholder’s aggregate CGT base cost in such shareholder’s holding of Carphone Warehouse Ordinary Shares will have to be apportioned between the Carphone Warehouse B Shares and Carphone Warehouse C Shares by reference to their respective values on the first day market values are quoted for the Carphone Warehouse Ordinary Shares immediately after the B/C Share Scheme takes effect.

The issue of the Carphone Warehouse B Shares and the Carphone Warehouse C Shares, and the reclassification of the Carphone Warehouse C Shares into Carphone Warehouse Deferred Shares (where applicable) will not give rise to any liability to United Kingdom income tax (or corporation tax on income) in a Carphone Warehouse Shareholder’s hands.

2.       Alternative 1-lncome Option

The tax treatment of the C Share Dividend will be the same as that of any other dividend paid by the Company. Accordingly, that tax treatment will follow the current tax treatment of dividends, which is as summarised below.

General

There is no United Kingdom withholding tax on dividends paid by the Company.

Individual Carphone Warehouse Shareholders within the charge to United Kingdom income tax When the Company pays a dividend to a Carphone Warehouse Shareholder who is an individual resident (for tax purposes) in the United Kingdom, the Carphone Warehouse Shareholder will be entitled to a tax credit equal to one-ninth of the dividend received. The dividend received plus the related tax credit (the “gross dividend”) will be part of the Carphone Warehouse Shareholder’s total income for United Kingdom income tax purposes and will, generally, be regarded as the top slice of that income. However, in calculating the Carphone Warehouse Shareholder’s liability to income tax in respect of the gross dividend, the tax credit (which equates to 10 per cent. of the gross dividend) is set off against the tax chargeable on the gross dividend.

Basic rate taxpayers

In the case of a Carphone Warehouse Shareholder who is liable to income tax at the basic rate only, the Carphone Warehouse Shareholder will be subject to tax on the gross dividend at the rate of 10 per cent. The tax credit will, in consequence, satisfy in full the Carphone Warehouse Shareholder’s liability to income tax on the gross dividend.

Higher rate taxpayers

To the extent that, after taking into account the Carphone Warehouse Shareholder’s other taxable income, the gross dividend falls above the threshold for the higher rate of income tax but below the threshold for the additional rate of income tax, the Carphone Warehouse Shareholder will be subject to tax on the gross dividend at the rate of 32.5 per cent. This means that the tax credit will satisfy only part of the Carphone Warehouse Shareholder’s liability to income tax on the gross dividend, so that to that extent the Carphone Warehouse Shareholder will have to account for income tax equal to 22.5 per cent. of the gross dividend (which equates to 25 per cent. of the dividend received). For example, assuming the entire gross dividend falls above the higher rate threshold and below the additional rate threshold, a dividend of £90 from the Company would represent a gross dividend of £100 (after the addition of the tax credit of £10) and the Carphone Warehouse Shareholder would be required to account for income tax of £22.50 on the dividend, being £32.50 (i.e. 32.5 per cent. of £100) less £10 (the amount of the tax credit).

Additional rate taxpayers

To the extent that, after taking into account the Carphone Warehouse Shareholder’s other taxable income, the gross dividend falls above the threshold for the additional rate of income tax, the Carphone Warehouse Shareholder will be subject to tax on the gross dividend at the rate of 42.5 per cent. This means that the tax credit will satisfy only part of the Carphone Warehouse Shareholder’s liability to income tax on the gross dividend, so that to that extent the Carphone Warehouse Shareholder will have to account for income tax equal to 32.5 per cent. of the gross dividend (which equates to approximately 36.1 per cent. of the dividend received). For example, assuming the entire gross dividend falls above the additional rate threshold, a dividend of £90 from the Company would represent a gross dividend of £100 (after the addition of the tax credit of £10) and the Carphone Warehouse Shareholder would be required to account for income tax of £32.50 on the dividend, being £42.50 (i.e. 42.5 per cent. of £100) less £10 (the amount of the tax credit).

Corporate Carphone Warehouse Shareholders within the charge to United Kingdom corporation tax

Carphone Warehouse Shareholders within the charge to United Kingdom corporation tax which are “small companies” (for the purposes of United Kingdom taxation of dividends) should not generally expect to be subject to tax on dividends from the Company.

Other Carphone Warehouse Shareholders within the charge to United Kingdom corporation tax will not be subject to tax on dividends from the Company so long as the dividends fall within an exempt class and certain conditions are met. In general, dividends paid to a United Kingdom corporate shareholder holding less than 10 per cent. of the issued share capital of the payer (or any class of that share capital in respect of which the dividend is paid) is an example of a dividend that falls within an exempt class. Carphone Warehouse Shareholders will need to ensure that they satisfy the requirements of any exempt class before treating any dividend as exempt, and seek appropriate professional advice where necessary.

No payment of tax credit

A Carphone Warehouse Shareholder (whether an individual or a company) who is not liable to tax on dividends from the Company will not be entitled to claim payment of the tax credit in respect of those dividends.

Non-residents

The right of a Carphone Warehouse Shareholder who is not resident (for tax purposes) in the United Kingdom to a tax credit in respect of the C Share Dividend and to claim payment from HM Revenue & Customs of any part of that tax credit will depend on the existence and terms of any double tax treaty between the United Kingdom and the country in which the Carphone Warehouse Shareholder is resident for tax purposes. A Carphone Warehouse Shareholder resident outside the United Kingdom (for tax purposes) may also be subject to foreign taxation on dividend income under local law. Carphone Warehouse Shareholders who are not resident in the United Kingdom (for tax purposes) should consult their own tax adviser concerning their tax liabilities on dividends received from the Company.

Taxation of chargeable gains

For CGT purposes, the C Share Dividend (and the consequent reclassification of the Carphone Warehouse C Shares into Carphone Warehouse Deferred Shares) should not be treated as giving rise to a disposal or part disposal of the Carphone Warehouse C Shares.

Carphone Warehouse Shareholders who receive the C Share Dividend should note that, consequent to the B/C Share Scheme, a proportion of the base cost, for CGT purposes, of their Carphone Warehouse Ordinary Shares will be attributed to the Carphone Warehouse C Shares; and this amount will continue to be attributed to those Carphone Warehouse C Shares following their reclassification into Carphone Warehouse Deferred Shares (notwithstanding that the Carphone Warehouse Deferred Shares have limited rights or value). Correspondingly, only a proportion of the base cost for CGT purposes of the original holding of Carphone Warehouse Ordinary Shares will be available on a disposal of the Carphone Warehouse Ordinary Shares.

A disposal of the Carphone Warehouse Deferred Shares will be treated in the same way as outlined in paragraph 3 of this Part VII and may result in a Carphone Warehouse Shareholder realising a capital loss. However, Carphone Warehouse Shareholders liable to corporation tax should note that section 30 of the Taxation of Chargeable Gains Act 1992 could be regarded as applying to such a Carphone Warehouse Shareholder on a disposal of the Carphone Warehouse Deferred Shares. If that provision applies, the consideration, if any, actually received on a disposal of Carphone Warehouse Deferred Shares (including on an acquisition by the Company) would be treated for the purpose of corporation tax on chargeable gains as increased by such amount as is just and reasonable having regard to the payment of the C Share Dividend. Carphone Warehouse Shareholders liable to corporation tax should also be aware of recent changes to the legislation in respect of value shifting which may alter the position. Carphone Warehouse Shareholders that are liable to corporation tax and own 10 per cent. or more of the Carphone Warehouse C Shares should note that it is possible that sections 176 and 177 of the Taxation of Chargeable Gains Act 1992 could be regarded as being applicable to such a Carphone Warehouse Shareholder on a disposal of the Carphone Warehouse Deferred Shares. Such Carphone Warehouse Shareholders are advised to consult an appropriate professional adviser.

3.       Alternative 2-lmmediate Capital Option

The redemption of the Carphone Warehouse B Shares should be treated as a disposal of those shares for United Kingdom tax purposes. This may, subject to the Carphone Warehouse Shareholder’s individual circumstances and any available exemption or relief, give rise to a chargeable gain (or allowable loss) for the purposes of CGT.

Any gain or loss will be calculated by reference to the difference between the purchase or redemption price and the element of the Carphone Warehouse Shareholder’s original base cost in their Carphone Warehouse Ordinary Shares that is attributed to the relevant Carphone Warehouse B Shares. The amount of the base cost which will be attributed to the Carphone Warehouse B Shares will be determined as outlined in paragraph 1 of this Part VII.

The amount of CGT, if any, payable by a Carphone Warehouse Shareholder as a consequence of the redemption of the Carphone Warehouse B Shares who is an individual will depend on his or her own personal tax position. No tax will be payable on any gain realised on a redemption of the

Carphone Warehouse B Shares if the amount of the net chargeable gains realised by a Carphone Warehouse Shareholder, when aggregated with other net gains realised by that Carphone Warehouse Shareholder in the year of assessment (and after taking account of allowable losses), does not exceed the annual exemption (£10,600 for 2011/2012). Broadly, any gains in excess of this amount will be taxed at a rate of 18 per cent. for a taxpayer paying tax at the basic rate and 28 per cent. for a taxpayer paying tax at a rate above the basic rate of income tax. Where the gains of a basic rate taxpayer subject to CGT exceed the unused part of his or her basic rate band, that excess is subject to tax at the 28 per cent. rate.

A corporate shareholder is normally taxable on all of its chargeable gains, subject to any reliefs and exemptions. Corporate Carphone Warehouse Shareholders should be entitled to indexation allowance up to the date the chargeable gain is realised.

Where a Carphone Warehouse Shareholder’s election to receive Carphone Warehouse B Shares in accordance with the Immediate Capital Option is scaled back and such a Carphone Warehouse Shareholder is instead deemed to have elected to receive some Carphone Warehouse C Shares (as described in paragraph 4 of Section A of Part IV), the tax position of the Carphone Warehouse C Shares will be the same as outlined in Alternative 1 at paragraph 2 of this Part VII.

4.       Alternative 3-Deferred Capital Option

The redemption (or other sale) of the Carphone Warehouse B Shares should be treated as a disposal of the Carphone Warehouse B Shares for CGT purposes. Accordingly, the CGT consequences of making such a disposal will be the same as outlined in paragraph 3 (above) of this Part VII.

5.        Dividends payable on the Carphone Warehouse Ordinary Shares

Dividends payable on the Carphone Warehouse Ordinary Shares should be subject to United Kingdom income tax or United Kingdom corporation tax on income under the rules applicable to dividends. The current tax treatment of dividends is as outlined in paragraph 2 of Section 1 of this Part VII.

6.       Stamp duty and stamp duty reserve tax (“SDRT”)

No stamp duty or SDRT will be payable on the issue of the Carphone Warehouse B Shares or Carphone Warehouse C Shares or the redemption of the Carphone Warehouse B Shares.

No stamp duty or SDRT will be payable by Carphone Warehouse Shareholders on, or as a result of, the reclassification of the Carphone Warehouse C Shares into Carphone Warehouse Deferred Shares.

An agreement to sell Carphone Warehouse B Shares or Carphone Warehouse Ordinary Shares will normally give rise to a liability on the purchaser to SDRT, at the rate of 0.5 per cent. of the actual consideration paid. If an instrument of transfer of the Carphone Warehouse B Shares or Carphone Warehouse Ordinary Shares is subsequently produced it will generally be subject to stamp duty at the rate of 0.5 per cent. of the actual consideration paid (rounded up to the nearest £5). When such stamp duty is paid, the SDRT charge will be cancelled and any SDRT already paid will be refunded. Stamp duty and SDRT are generally the liability of the purchaser.

7.       Transactions in Securities

Under the provisions of Part 15 of the Corporation Tax Act 2010 (for companies) and Chapter 1 of Part 13 of the Income Tax Act 2007 (for individuals) (the “Transactions in Securities Provisions”), HMRC can in certain circumstances counteract tax advantages arising in relation to a transaction or transactions in securities. If these provisions were to be applied by HMRC to the proposed B/C Share Scheme, in broad terms, those Carphone Warehouse Shareholders who elected to receive a capital return might be liable to taxation as if they had received an income amount.

However, in the opinion of the Company and its taxation advisers, the B/C Share Scheme is such that the Taxation in Securities Provisions should not apply to Carphone Warehouse Shareholders in respect of their redemption proceeds.

PART VIII ADDITIONAL

INFORMATION

1.        Responsibility

The Carphone Warehouse Directors, whose names appear on page 6 of this document, accept responsibility for the information contained in this document. To the best of the knowledge and belief of the Carphone Warehouse Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.        Carphone Warehouse Directors

The Carphone Warehouse Directors and their respective functions are as follows:

Charles Dunstone	Chairman
Roger Taylor Nigel	Chief Executive Officer
Langstaff John	Chief Financial Officer
Gildersleeve	Non-Executive Deputy Chairman and Senior
Independent Director
Baroness Morgan of Huyton	Non-Executive Director
John Allwood	Non-Executive Director

Carphone Warehouse is a public company limited by shares and incorporated in England and Wales under the Act with the registered number 7105905. The registered office of Carphone Warehouse is 1 Portal Way, London W3 6RS. The telephone number of the registered office is +44 (0) 20 8617 6002.

3.        Carphone Warehouse Directors’ interests and employee incentive schemes

3.1     Interests of Carphone Warehouse Directors in relevant securities of Carphone Warehouse As at 21 December 2011 (being the latest practicable date prior to publication of this document), the interests of the Carphone Warehouse Directors (within the meaning of Part 22 of the Act) and their immediate families, related trusts and connected persons for the purposes of section 252 of the Act, all of which are beneficial, in the issued share capital of Carphone Warehouse were as follows:

	Number of Carphone	Percentage of issued
	Warehouse Ordinary	share capital of
Carphone Warehouse Director	Shares	Carphone Warehouse
Charles Dunstone	132,833,481	29.063
Roger Taylor	1,293,829	0.283
Nigel Langstaff	657,501	0.144
John Gildersleeve	123,000	0.027
Baroness Morgan of Huyton	991	0.0002
John Allwood	10,000	0.002

Total	134,918,802	29.519

Following the allotment of additional Carphone Warehouse Ordinary Shares in connection with the CPW VES (as detailed in paragraph 3.2 of this Part VIII), at the B/C Share Scheme Record Time, the interests of the Carphone Warehouse Directors (within the meaning of Part 22 of the Act) and their immediate families, related trusts and connected persons for the purposes of section 252 of the Act, all of which are beneficial, in the issued share capital of the Company will be:

	Number of Carphone	Percentage of issued
	Warehouse Ordinary	share capital of
Carphone Warehouse Director	Shares	Carphone Warehouse
Charles Dunstone	132,833,481	28.098
Roger Taylor	9,693,554	2.050
Nigel Langstaff	3,609,180	0.763
John Gildersleeve	123,000	0.026
Baroness Morgan of Huyton	991	0.0002
John Allwood	10,000	0.002

Total	146,270,206	30.940

3.2              Interests of Carphone Warehouse Directors in relevant securities of CPW Retail

As at 21 December 2011 (being the latest practicable date prior to publication of this document), the interests of the Carphone Warehouse Directors (within the meaning of Part 22 of the Act) and their immediate families, related trusts and connected persons for the purposes of section 252 of the Act, all of which are beneficial, in the issued share capital of CPW Retail (for the purposes of the CPW VES) were as follows:

Number of A ordinary shares
Carphone Warehouse Director	of 1 pence each
Nigel Langstaff	376
Roger Taylor	1,070

The CPW VES was put in place to provide long-term incentives to the Company’s senior management group. The scheme enables participants to share in up to 2.24 per cent. of any increase in the value of the Best Buy Europe Group over an opening valuation determined by the board of Old Carphone Warehouse as at 1 April 2009. The incremental value is measured after a minimum annual rate of return of 7 per cent. on this valuation. The Carphone Warehouse Group advanced loans totalling £5.8 million to participants to enable them to purchase A shares in CPW Retail, which until 12 December 2011 held part of the Carphone Warehouse Group’s investment in Best Buy Europe, at market value. The value of the CPW VES pool is adjusted on vesting for any change in the Company’s market capitalisation since 6 April 2009. The scheme was approved by the shareholders of Old Carphone Warehouse in July 2009 and again as part of the Demerger.

Under the articles of association of CPW Retail, the consent of at least 90 per cent. of the CPW VES participants is needed to enable the Best Buy Mobile Disposal and the Carphone Warehouse Share Proposals to proceed. The Company’s remuneration committee and all of the CPW VES participants have agreed that, in return for such consent being given, the participants’ shares in CPW Retail will be acquired by the Company in return for the Company issuing Carphone Warehouse Ordinary Shares to the participants. The value of the Carphone Warehouse Ordinary Shares being issued is not higher than the value of the participants’ shares in CPW Retail, as agreed by the Company’s remuneration committee, with the support of third party advisers. As part of this agreement, participants will not be permitted (unless the Company’s remuneration committee determines otherwise) to sell the Carphone Warehouse Ordinary Shares issued to them in accordance with the above until June 2015, which is an extension from the vesting dates of July 2013 and July 2014 provided under the CPW VES.

This transaction with the participants will be effected following approval of the Proposals at the Carphone Warehouse General Meeting and will result in the issue of approximately 15.70 million Carphone Warehouse Ordinary Shares to participants. Within this, Roger Taylor and

Nigel Langstaff will be issued with Carphone Warehouse Ordinary Shares of approximately 8.40 million and 2.95 million respectively. These Carphone Warehouse Ordinary Shares will be issued to the participants prior to the Election Deadline and B/C Share Scheme Record Time. The loans of £5.8 million, together with accrued interest, will be repaid in full before 31 March 2012.

3.3                Save as disclosed in paragraphs 3.1 and 3.2 above, none of the Carphone Warehouse Directors nor any member of his/her immediate family or any connected person holds or is beneficially or non-beneficially interested, directly or indirectly, in any shares of, or options to subscribe for, or securities convertible into, shares of Carphone Warehouse or any of its subsidiary undertakings.

3.4                 No Carphone Warehouse Director is or has been interested in any transactions which are or were unusual in their nature or conditions or significant to the business of Carphone Warehouse or the Carphone Warehouse Group during the current or immediately preceding financial year or which were effected during any earlier financial year and remain in any respect outstanding or unperformed.

3.5                Certain other employee and Best Buy Europe Group incentive schemes are also affected by the Proposals.

The Carphone Warehouse LTIP is a share option scheme introduced in March 2010 (following approval by the shareholders of Old Carphone Warehouse as part of the Demerger) to provide incentives to Company employees who do not participate in the CPW VES. The Company’s remuneration committee has allowed the share options to vest early, in order to avoid a substantial loss of value as a result of the Carphone Warehouse Share Proposals. As part of this agreement, participants will not be permitted (unless the Company’s remuneration committee determines otherwise) to sell the Carphone Warehouse Ordinary Shares issued to them in accordance with the above until June 2015, which is an extension from the vesting dates of July 2013 and July 2014 provided under the Carphone Warehouse LTIP.

Certain employees of the Best Buy Europe Group participated in the Best Buy Europe value enhancement scheme and the Best Buy Europe LTIP which were based, in part, on the Best Buy Mobile Profit Share. The value enhancement scheme has been cancelled and the Best Buy Europe LTIP has been modified, in return for which the Company’s remuneration committee has allowed the transfer of approximately seven million Carphone Warehouse Ordinary Shares to participants in these schemes. Further to an agreement reached between the Company and Best Buy, the Best Buy Europe Group will provide cash compensation of approximately £9 million to the Carphone Warehouse Group in respect of this transfer. As part of this agreement, participants will not be permitted (unless the Company’s remuneration committee determines otherwise) to sell the Carphone Warehouse Ordinary Shares which they receive in accordance with the above until dates in 2015, which is an extension from the restrictions until 2014 provided under the previous schemes.

As at 21 December 2011 (being the latest practicable date prior to publication of this document), the Company’s ESOT held approximately 8.8 million Carphone Warehouse Ordinary Shares. It is expected, subject to the consent of the trustees of the Company’s ESOT, that some or all of these shares may be used to cover both the Carphone Warehouse LTIP and the Best Buy Europe Group schemes outlined above. On this basis, it is anticipated that no new Carphone Warehouse Ordinary Shares would be issued in relation to these schemes. However, in order to provide additional flexibility, Carphone Warehouse Shareholder approval is being sought for the allotment of Carphone Warehouse Ordinary Shares pursuant to the Restricted Share Award, which would enable the Company to issue new Carphone Warehouse Ordinary Shares in relation to the Best Buy Europe Group awards, should this for any reason be preferable.

4.                       Major interests in Carphone Warehouse Ordinary Shares

Insofar as is known to Carphone Warehouse by reference to relevant notifications made in accordance with rule 5.1 of the Disclosure and Transparency Rules, as at 21 December 2011 (being the latest practicable date prior to the publication of this document), the only persons (other than the Carphone Warehouse Directors whose interests are set out in paragraph 3.1 above) who held voting rights, whether direct or indirect, and/or holdings, whether direct or indirect, of certain financial instruments which give the holder an unconditional right or a right exercisable in his/her sole discretion to acquire (within the meaning of rule 5 of the Disclosure Rules and Transparency Rules and Part 22 of the Act), three per cent. or more of the issued share capital of Carphone Warehouse are as follows:

	Number of Carphone	Percentage of issued
	Warehouse Ordinary	share capital of
Carphone Warehouse Shareholder	Shares	Carphone Warehouse
D P J Ross	58,204,699	12.735
FMR LLC	45,255,501	9.902
Blackrock, Inc	23,511,130	5.144
Newton Investment Management Ltd	21,959,404	4.805
Government of Singapore Investment Corporation Pte Ltd	13,739,939	3.006

5.                       Carphone Warehouse Directors’ service agreements

Set out below are details of the service agreements or letters of appointment of each of the Carphone Warehouse Directors:

5.1                Charles Dunstone is employed as Chairman pursuant to the terms of a service agreement with Carphone Warehouse dated 28 January 2010, the terms of which took effect on 29 March 2010. Under the terms of the agreement, Charles is paid a basic annual salary of £240,000 and is eligible to receive a discretionary annual bonus based on both individual and Company performance. By a letter dated 26 May 2011, Charles waived his contractual entitlement to receive an annual discretionary bonus in respect of the financial year ended 31 March 2011 and any subsequent financial periods unless he notifies the Company otherwise prior to approval of any such bonus by the Company’s remuneration committee. In addition, he is entitled to contributions towards private medical insurance subscriptions and a pension scheme contribution of five per cent. of his basic annual salary. Charles’s appointment is terminable by either party on not less than 12 months’ written notice. Charles is subject to certain non-competition and non-solicitation covenants for a period of 12 months following the termination of his employment. The agreement is governed by English law.

5.2                Roger Taylor is employed as Chief Executive Officer pursuant to the terms of a service agreement with Carphone Warehouse dated 28 January 2010, the terms of which took effect on 29 March 2010. Under the terms of the agreement, Roger is paid a basic annual salary of £440,000 and is eligible to receive a discretionary annual bonus based on both individual and Company performance. In addition, he is entitled to contributions towards a health insurance scheme, life assurance cover, payment of private medical insurance subscriptions and a pension scheme contribution of five per cent. of his basic annual salary. Roger is also entitled to a monthly car allowance. Roger’s appointment is terminable by either party on not less than six months’ written notice. Roger is subject to certai n non-competition and nonsolicitation covenants for a period of 12 months following the termination of his employment. The agreement is governed by English law.

5.3                 Nigel Langstaff is employed as Chief Financial Officer pursuant to the terms of a service agreement with Carphone Warehouse dated 28 January 2010, the terms of which took effect on 29 March 2010. Under the terms of the agreement, Nigel is paid a basic annual salary of £275,000 and is eligible to receive a discretionary annual bonus based on both individual and Company performance. In addition, he is entitled to contributions towards a health insurance scheme, life assurance cover, payment of private medical insurance subscriptions and a pension scheme contribution of five per cent. of his basic annual salary. Nigel is also entitled to a monthly car allowance. Nigel’s appointment is terminable by either party on not less than six months’ written notice. Nigel is subject to certain non-competition and non-solicitation covenants for a period of 12 months following the termination of his employment. The agreement is governed by English law.

5.4                  John Gildersleeve serves as a Non-Executive Deputy Chairman of Carphone Warehouse for an annual fee of £79,000 pursuant to the terms of a letter of engagement with Carphone Warehouse dated 28 January 2010. This appointment can be terminated by either party on three months’ notice and will terminate automatically if John is removed from office by a resolution of the Carphone Warehouse Shareholders or is not re-elected to office.

5.5                 Baroness Morgan of Huyton serves as a Non-Executive Director of Carphone Warehouse for an annual fee of £55,000 pursuant to the terms of a letter of engagement with Carphone Warehouse dated 28 January 2010. This appointment can be terminated by either party on three months’ notice and will terminate automatically if she is removed from office by a resolution of Carphone Warehouse Shareholders or is not re-elected to office.

5.6                John Allwood serves as a Non-Executive Director of Carphone Warehouse for an annual fee of £62,000 pursuant to the terms of a letter of engagement with Carphone Warehouse dated 28 January 2010. This appointment can be terminated by either party on three months’ notice and will terminate automatically if John is removed from office by a resolution of Carphone Warehouse Shareholders or is not re-elected to office.

Save as disclosed in this document there are no service agreements or agreements for the provision of services existing or proposed between the Carphone Warehouse Directors and Carphone Warehouse or the Carphone Warehouse Group.

6.                     Material contracts

6.1              Continuing Group

The following contracts (not being contracts entered into in the ordinary course of business) have been entered into by Carphone Warehouse or a member of the Continuing Group: (i) within the two years immediately preceding the date of this document and are or may be material to the Continuing Group; or (ii) at any time and contain obligations or entitlements which are or may be material to the Continuing Group at the date of this document.

(a)                  Best Buy Agreement

The Best Buy agreement dated 7 May 2008 (and amended by an amendment agreement dated 30 June 2008) was entered into between Old Carphone Warehouse, CPW Retail, Best Buy and Best Buy Distributions (the “Best Buy Agreement”). The agreement provided for the acquisition by Best Buy Distributions of 50 per cent. of the issued ordinary share capital of Best Buy Europe from Old Carphone Warehouse. The price payable was calculated as £1,052 million after adjustments in relation to debt at completion.

The Best Buy Agreement was novated from Old Carphone Warehouse to Carphone Warehouse on 28 January 2010 pursuant to the Deed of Novation and Assignment. The agreement contained a tax covenant which remains in force. The aggregate liability of Carphone Warehouse in respect of all claims under the agreement (including under the tax covenant) is limited to £1,087.5 million.

The Best Buy Agreement is governed by English law and is subject to the exclusive jurisdiction of the English courts.

(b)                 Best Buy Shareholders’ Agreement

The Best Buy Shareholders’ Agreement sets out matters governing the parties’ respective interests in the Best Buy Europe Group and the management and provision of finance to the Best Buy Europe Group prior to completion of the Best Buy Mobile Disposal.

Under the terms of the Best Buy Shareholders’ Agreement, each of Best Buy and Carphone Warehouse agreed to guarantee the performance by the Carphone Warehouse group (as then constituted and, for this purpose, excluding the Best Buy Europe Group) (in the case of Old Carphone Warehouse) or Best Buy Distributions (in the case of Best Buy) of their respective obligations under the Best Buy Shareholders’ Agreement and to indemnify each other and the Best Buy Europe Group for all losses which they, or the Best Buy Europe Group, may suffer from any failure to perform such obligations.

Save for certain reserved matters, the business and affairs of the Best Buy Europe Group are managed by the board and the management team of Best Buy Europe. The board comprises a minimum of six directors, three of whom are appointed by Best Buy Distributions and three of whom are appointed by Carphone Warehouse. The initial chairman was appointed from one of and by the directors appointed by Best Buy Distributions. The chairman does not have a casting vote. The business and affairs of the Best Buy Europe Group are managed by the board of Best Buy Europe and by an operational management team consisting of a chief executive officer, a chief financial officer and a chief operating officer. The board’s decisions are made by simple majority vote, save in respect of certain reserved matters, where all of the directors appointed by Best Buy must vote in favour. These matters include setting the compensation levels of the chief executive officer, the chief financial officer and chief operating officer and approving the Best Buy Europe Group’s capital expenditure and budget.

Certain matters are also reserved for and require the prior consent of both Best Buy Distributions and Carphone Warehouse as shareholders in Best Buy Europe. These include, among other things, modifications to the share capital of Best Buy Europe, related party transactions and any material decisions relating to an exit. The Best Buy Shareholders’ Agreement contains provisions governing how a deadlock is resolved where a serious issue has arisen or there has been a breakdown in relations of the board that will materially affect the day-to-day operations or the long-term development of the business. While a deadlock exists, and in the event that a deadlock remains unresolved, the management and operation of the Best Buy Europe Group shall continue in a manner consistent with the situation prior to the deadlock. The failure to resolve a deadlock will not give rise to the liquidation of the Best Buy Europe Group.

Each of the Best Buy Group and the Carphone Warehouse Group (excluding, for this purpose, the Best Buy Europe Group) is restricted in certain of their activities while they remain a shareholder in Best Buy Europe. These restrictive covenants include an undertaking not to be involved in any business competing with the business of the Best Buy Europe Group (subject to certain exceptions).

Neither Carphone Warehouse nor Best Buy Distributions may transfer any of its shareholding in Best Buy Europe unless it obtains the consent of the other shareholder or such transfer falls within a limited number of permitted transfers (including to the other shareholder in limited circumstances and for internal reorganisation or tax purposes).

Pursuant to the amendment agreement to the Best Buy Shareholders’ Agreement dated 28 January 2010, the parties agreed that Old Carphone Warehouse was permitted to transfer the shares it held in Best Buy Europe to Carphone Warehouse. Carphone Warehouse agreed to become a party to the Best Buy Shareholders’ Agreement and to take the benefit of all of the rights of, and to assume all of the obligations of, Old Carphone Warehouse under the Best Buy Shareholders’ Agreement and all references in the agreement to Old Carphone Warehouse were deemed to be references to Carphone Warehouse. Each of Best Buy, Best Buy Distributions and CPW Retail on the one hand, and Old Carphone Warehouse on the other hand, agreed to release each other from all obligations and liabilities under the Best Buy Shareholders’ Agreement and waive any claims against the other in respect of Old Carphone Warehouse being a shareholder of Best Buy Europe. Carphone Warehouse agreed to indemnify Old Carphone Warehouse in respect of any claim which any of the other parties may bring in respect of Old Carphone Warehouse being a shareholder of Best Buy Europe or party to the Best Buy Shareholders’ Agreement.

The Best Buy Shareholders’ Agreement is governed by English law. The parties agreed to submit to a dispute resolution procedure and the forums set out therein to the exclusion of the jurisdiction of any other forum.

The Best Buy Shareholders’ Agreement will be terminated upon the New BBEDL Shareholders’ Agreement coming into force although each party to it will retain any rights or claims that may exist thereunder as at the date of such termination.

(c)                  New BBEDL Shareholders’ Agreement

The New BBEDL Shareholders’ Agreement is summarised in paragraph 1.4 of Part III of this document.

(d)                 Consortium Relief Agreement

The Consortium Relief Agreement dated 30 June 2008 was entered into between Old Carphone Warehouse, Best Buy Distributions, and Best Buy Europe. The Consortium Relief Agreement was novated from Old Carphone Warehouse to Carphone Warehouse on 28 January 2010 pursuant to the Deed of Novation and Assignment. The agreement relates to the off-set of trading losses or other amounts eligible for tax reliefs between the Best Buy Europe Group and its shareholders. Under the terms of the Consortium Relief Agreement, Carphone Warehouse and Best Buy Distributions are entitled to offset trading losses and transfer tax reliefs to or from the Best Buy Europe Group in proportion to their shareholdings in Best Buy Europe in consideration for an amount to be agreed, and in default of agreement an amount equal to the amount of losses or reliefs surrendered, multiplied by the corporation tax rate for the relevant period.

The Consortium Relief Agreement contains certain indemnities given by both Carphone Warehouse and Best Buy, to indemnify each other and the Best Buy Europe Group against a liability to tax or interest under paragraph 75A of Schedule 18 to the Finance Act 1998 as a result of their, or a member of their group’s, failure to pay any tax due or for a breach of certain provisions of the Consortium Relief Agreement.

Best Buy agrees unconditionally and irrevocably to guarantee the performance by Best Buy Distributions of its obligations under the Consortium Relief Agreement and to indemnify Carphone Warehouse and the Best Buy Europe Group against all reasonable losses, damages, costs and expenses which they, or the Best Buy Europe Group, may suffer through or arising from any failure to perform such obligations. The Consortium Relief Agreement is governed by English law.

The parties to the Consortium Relief Agreement and New BBEDL will, as part of the Final Steps, enter into a deed of amendment and adherence whereby New BBEDL will adhere to the Consortium Relief Agreement and agree to take over and be bound by the previous obligations of Best Buy Europe. Additionally, where there is an obligation under the Consortium Relief Agreement to procure the acts of companies that leave the Best Buy Europe Group and become members of the New CPWM Group, Best Buy Distributions agrees to procure that these acts are carried out and indemnifies New BBEDL and Carphone Warehouse against any liabilities arising from any failure to carry out such acts.

(e)                 Best Buy Mobile Agreement

The Best Buy Mobile Agreement is summarised in paragraph 1 of Part III of this document.

(f)                   Deed of Novation and Assignment

The deed of novation and assignment dated 28 January 2010 is an agreement between Old Carphone Warehouse, CPW Retail, Best Buy, Best Buy Distributions, Carphone Warehouse and Best Buy Europe which relates, amongst other things, to the Best Buy Agreement and the Consortium Relief Agreement (the “Novated Agreements”) (the “Deed of Novation and Assignment”). Under the Deed of Novation and Assignment, with effect from the date on which the shares in Best Buy Europe held by Old Carphone Warehouse were transferred to Carphone Warehouse (the “Transfer Date”), Old Carphone Warehouse transferred and Carphone Warehouse assumed all of Old Carphone Warehouse’s rights, obligations and liabilities under the Novated Agreements as if Carphone Warehouse was an original party to the Novated Agreements in place of Old Carphone Warehouse. This included obligations where the circumstances or events giving rise to such obligations arose or occurred prior to the Transfer Date. Under the terms of the Deed of Novation and Assignment, from the Transfer Date, each of Best Buy, Best Buy Distributions, CPW Retail and Best Buy Europe released Old Carphone Warehouse from its obligations under each of the Novated Agreements and from any claims they had against Old Carphone Warehouse pursuant to each of the Novated Agreements and accept the liability of Carphone Warehouse in lieu of the liability of Old Carphone Warehouse. Carphone Warehouse will indemnify Old Carphone Warehouse for any loss or costs suffered in connection with each of the Novated Agreements. Save as amended by the Deed of Novation and Assignment, each of the Novated Agreements remains in full force and effect. The Deed of Novation and Assignment is governed by English law.

(g)                Deed of Covenant

The deed of covenant dated 28 January 2010 is an agreement between Carphone Warehouse, Best Buy Distributions, Best Buy Europe and TalkTalk which relates to certain protective covenants provided by Carphone Warehouse, Best Buy Distributions and Best Buy Europe on the one hand, and TalkTalk on the other hand (the “Deed of Covenant”) and which became effective on 26 March 2010. Under the Deed of Covenant, each of Carphone Warehouse, Best Buy Distributions and Best Buy Europe undertakes to TalkTalk to comply with (and to procure that their affiliates comply with) certain restrictions in relation to the solicitation of employees and material customers and suppliers and certain non-compete issues for a period of two years from 26 March 2010. TalkTalk also gives similar undertakings to Carphone Warehouse, Best Buy Distributions and Best Buy Europe. The Deed of Covenant is governed by English law.

(h)                Virgin JV Agreement

The Virgin JV Agreement is an agreement dated 31 March 2006 between Bluebottle, Virgin Group Investments Limited (“VGIL”), Old Carphone Warehouse, CPW Limited, certain management of Virgin Mobile France (“Management”), Omer Telecom Limited (“Omer UK”) and Omer Telecom SAS., as amended and restated on 24 October 2008 and 10 December 2009 (the “Virgin JV Agreement”).

The Virgin JV Agreement relates to a joint venture for the establishment and operation of a mobile virtual network operator in France. Under the terms of the Virgin JV Agreement, CPW Limited and Bluebottle each originally held 48.5 per cent. of Omer UK and Management held the remaining three per cent. On 13 June 2008, CPW Limited transferred its entire shareholding in Omer UK to Old Carphone Warehouse. On 24 October 2008, Management transferred its entire shareholding in Omer UK to Financom SAS. On 10 December 2009, Financom SAS. subscribed for 709,491 new shares in Omer UK, following which Old Carphone Warehouse and Bluebottle each held 47.5 per cent. of Omer UK and Financom SAS. held five per cent. The joint venture business trades primarily under the name “Virgin Mobile”, through a French branch of Omer UK and Omer Mobile SAS.

The Virgin JV Agreement contains certain restrictions, pre-emption rights and compulsory triggers relating to transfers of shares in Omer UK by Bluebottle, Old Carphone Warehouse and Financom S.A.S. and restrictive covenants given by the shareholders including undertakings not to solicit customers, suppliers and employees away from Omer UK.

The Virgin JV Agreement also sets out certain matters which require majority or unanimous shareholder approval.

The Virgin JV Agreement contains non-tax warranties given by Old Carphone Warehouse and Management in favour of VGIL, Bluebottle and Omer UK and tax indemnities given by Old Carphone Warehouse in favour of Omer UK, which was a subsidiary of Old Carphone Warehouse prior to the Virgin JV Agreement.

The Virgin JV Agreement is governed by English law. The parties agreed to submit to the dispute resolution procedure set out in the agreement and the forums set out therein (which includes the English courts) to the exclusion of the jurisdiction of any other forum.

In March 2010, Old Carphone Warehouse transferred its entire share holding in Omer UK to Carphone Warehouse and Carphone Warehouse assumed the rights and obligations of Old Carphone Warehouse under the Virgin JV Agreement.

Since that date, new shares have been issued to the management of Virgin Mobile France, such that at 31 March 2011, the Company’s shareholding in Omer UK had reduced to 47.1 per cent., in line with that of Bluebottle.

In October 2011, the Company and Bluebottle each sold 174,378 shares to Financom SAS, and as a result, the shareholding of Company and Bluebottle has reduced to 46.6 per cent. each.

(i)                    Joint Sponsors’ Agreement

Old Carphone Warehouse, TalkTalk and Carphone Warehouse entered into a joint sponsors’ agreement with Credit Suisse and UBS Limited (“UBS”) on 29 January 2010 (“Joint Sponsors’ Agreement”) pursuant to which:

(i)                     Old Carphone Warehouse appointed Credit Suisse and UBS as joint sponsors in connection with the publication by Old Carphone Warehouse of a circular relating to the Demerger;

(ii)                  TalkTalk appointed Credit Suisse and UBS as joint sponsors in connection with its admission to listing on the Official List and to trading on the London Stock Exchange, main market for listed securities; and

(iii)               Carphone Warehouse appointed Credit Suisse and UBS as joint financial advisers in connection with its admission to listing on the Official List and to trading on the London Stock Exchange, main market for listed securities.

The Joint Sponsors’ Agreement contains, among other things, certain warranties and undertakings given by Old Carphone Warehouse, TalkTalk and Carphone Warehouse to Credit Suisse and UBS which are customary for an agreement of this nature. Old Carphone Warehouse, TalkTalk and New Carphone Warehouse also gave certain customary indemnities to Credit Suisse and UBS. The obligations of each of Credit Suisse and UBS under the Joint Sponsors’ Agreement are conditional upon the satisfaction or waiver of certain conditions, including the accuracy of the warranties referred to above.

The fees of Credit Suisse in connection with the Joint Sponsors’ Agreement were a financial advisory fee of £0.25 million, a sponsor’s fee of £1.5 million and a discretionary fee of £0.25 million. The fees of UBS in connection with the Joint Sponsors’ Agreement were a completion fee of £1.5 million and a discretionary fee of £0.375 million.

(j)                  Demerger Agreement

Old Carphone Warehouse, Carphone Warehouse and TalkTalk entered into the Demerger Agreement on 24 March 2010 in relation to the implementation of the Demerger. Carphone Warehouse gave certain warranties to TalkTalk in respect of its title to, and that there were no encumbrances over, the shares in Old Carphone Warehouse received by TalkTalk. Carphone Warehouse also agreed to indemnify TalkTalk and its subsidiaries after the Demerger became effective (the “TalkTalk Group”) against any amounts paid by any member of the TalkTalk Group after completion of the Demerger in respect of any liability incurred by any member of the Carphone Warehouse Group which related directly or indirectly to the business of the Carphone Warehouse Group prior to such completion. TalkTalk agreed similarly to indemnify the Carphone Warehouse Group in respect of liabilities relating to the business of the TalkTalk Group prior to such completion.

Carphone Warehouse agreed that if, following the Demerger, any assets beneficially owned by any member of the TalkTalk Group remained legally owned by any member of the Carphone Warehouse Group, Carphone Warehouse would transfer, or procure to be transferred, such assets to the relevant member of the TalkTalk Group for a consideration to be agreed between the parties (save to the extent that the value of such assets had been accounted for in calculating the value of the TalkTalk Group) and, pending such transfer, agreed, so far as legally possible, to hold such assets on trust for the relevant member of the TalkTalk Group. TalkTalk agreed similarly in relation to any assets beneficially owned by any member of the Carphone Warehouse Group but which remained legally owned by any member of the TalkTalk Group following the Demerger.

The Demerger Agreement contained provisions in respect of any agreements or contractual arrangements between either the Carphone Warehouse Group or the TalkTalk Group and third parties in relation to matters exclusively affecting the business of the other’s group which remained wholly or partly unperformed. The parties agreed to use all reasonable endeavours to procure the novation of such agreements or arrangements on terms to be agreed with the relevant third party and the Demerger Agreement contained provisions relating to the treatment of such agreements or arrangements pending such novation.

Carphone Warehouse and TalkTalk agreed to take such actions as necessary to establish separate borrowing arrangements with effect from completion of the Demerger and that all indebtedness, guarantees, securities and all other encumbrances between the Carphone Warehouse Group and the TalkTalk Group would be eliminated in so far as they related to each other.

Other matters governed by the Demerger Agreement include, among others, access to financial and other records and information, confidentiality and resolution of disputes between the parties relating to the Demerger Agreement.

(k)                 Tax Sharing and Indemnification Agreement

Old Carphone Warehouse, TalkTalk and Carphone Warehouse entered into the Tax Sharing and Indemnification Agreement that sets forth the rights and obligations of each of the Carphone Warehouse Group and the TalkTalk Group with respect to taxes, including the computation and apportionment of tax liabilities relating to taxable periods before and after the Demerger and the responsibility for payment of those tax liabilities (including any subsequent adjustments to such tax liabilities). In general, under the terms of the Tax Sharing and Indemnification Agreement, the Carphone Warehouse Group and the TalkTalk Group will each be responsible for taxes imposed on their respective businesses for all taxable periods, whether ending on, before or after the date of the Demerger. There are also some specific allocations of tax liabilities between the Carphone Warehouse Group and the TalkTalk Group for certain specific circumstances.

Notwithstanding these tax indemnification obligations of Carphone Warehouse, if the treatment of these transactions as reported were successfully challenged by a taxing authority, TalkTalk generally would be required under applicable tax law to pay the resulting tax liabilities in the event that either (i) Carphone Warehouse were to default on its obligations to TalkTalk, or (ii) TalkTalk breached a covenant or failed, for example, to file tax returns, co-operate or contest tax matters as required by the Tax Sharing and Indemnification Agreement, which breach or failure caused such tax liabilities. Thus, if a taxing authority successfully challenges the treatment of one or more of the transactions forming part of the Demerger-related proposals, and Carphone Warehouse is not required to indemnify TalkTalk, the resulting tax liability could be for significant amounts and could have a material adverse effect on TalkTalk’s results of operations, cash flows and financial condition. The same comments apply to the indemnification obligations of TalkTalk and the effect on Carphone Warehouse in the circumstances set out above.

Furthermore, the Tax Sharing and Indemnification Agreement sets out the rights of the parties in respect of the preparation and filing of tax returns, the control of audits or other tax proceedings and assistance and co-operation in respect of tax matters, in each case, for taxable periods ending on or before or that otherwise include the date of the Demerger.

(l)                 New Tax Sharing and Indemnity Deed

Best Buy, Carphone Warehouse and New BBEDL will enter into the New Tax Sharing and Indemnity Deed as part of the Final Steps. The purpose of the deed is to protect the Carphone Warehouse Group, New BBEDL Group and Best Buy Group against secondary tax liabilities that could be assessed on companies within those groups if a previously connected company does not pay its tax. In addition, the deed gives protection to the Best Buy Group for any tax arising outside the ordinary course of business in companies in the New CPWM Group whilst they were members of the Best Buy Europe Group and any tax arising as a result of the Reorganisation. In accordance with this the parties have agreed the following:

(i)                     Best Buy undertakes that no act will be carried out or to procure that no act is carried out which will create a degrouping charge for tax purposes which could be assessed on a member of the New BBEDL Group;

(ii)                  Best Buy covenants to pay any secondary tax liabilities that arise in the New BBEDL Group or in the Carphone Warehouse Group as a consequence of a failure by any member of the Best Buy Group to pay tax;

(iii)               New BBEDL covenants to pay any secondary tax liabilities that arise in the Best Buy Group, the New CPWM Group or the Carphone Warehouse Group as a consequence of a failure of any member of the New BBEDL Group to pay tax;

(iv)              New BBEDL covenants to pay any tax liabilities arising in the New CPWM Group which arise during any periods up to 30 September 2011 save for those provided in the accounts for the year ended 31 March 2011 or those arising in the ordinary course of business of the relevant company; and

(v)                 New BBEDL covenants to pay any tax liabilities arising in the New CPWM Group which arise as a result of the Reorganisation up to an agreed financial cap.

Additionally, the parties agree obligations in respect of tax compliance (including group relief) for the accounting periods ended before the Final Steps and the period current at the time of the Final Steps in respect of the companies that become part of the New CPWM Group and which were previously part of the Best Buy Europe Group.

(m)              Heads of Terms

Best Buy and Carphone Warehouse entered into the Heads of Terms on 6 November 2011. The Heads of Terms set out the framework for the following elements of the Proposals:

(i)                     the Best Buy Mobile Disposal (details of which are set out in paragraph 1 of Part III of this document);

(ii)                  certain corporate governance matters relating to the conduct of the Best Buy Europe Group (details of which are included in the Global Connect Governance Paper);

(iii)               the Global Connect Arrangements (details of which are set out in paragraph 2 of Part III of this document); and

(iv)              the Options (details of which are set out in paragraph 3 of Part III of this document).

The Heads of Terms are expressed to be legally binding and are governed by English law.

(n)                Best Buy Implementation Agreement

Best Buy and Carphone Warehouse entered into the Best Buy Implementation Agreement on 12 December 2011. The Best Buy Implementation Agreement provides for the detailed implementation of the Best Buy Mobile Disposal. The Best Buy Implementation Agreement also addresses the relationship between Carphone Warehouse and Best Buy in the period between completion of the Preparatory Steps of the Reorganisation (at which time the Best Buy Shareholders’ Agreement will fall away) and signature of the New BBEDL Shareholders’ Agreement at the time of completion of the Best Buy Mobile Disposal.

The Best Buy Implementation Agreement is governed by English law and is subject to the exclusive jurisdiction of the English courts.

(o)              Best Buy Consultancy Agreement

The Best Buy Consultancy Agreement is summarised at paragraph 1.5 of Part III of this document.

6.2               Best Buy Mobile Profit Share

As at the date of this document, save for contracts to implement the Reorganisation and Best Buy Mobile Disposal described in paragraph 1 of Part III of this document, there are no contracts other than entered into in the ordinary course of business that: (i) have been entered into within the immediately preceding two years that are or may be material to the Best Buy Mobile Profit Share; or (ii) contain any obligation or entitlement that is material to the Best Buy Mobile Profit Share.

7.                      Litigation

7.1               Continuing Group

There are no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Company is aware) during the 12 months preceding the date of this document which may have, or have had in the recent past, significant effects on the financial position or profitability of the Continuing Group.

7.2               Best Buy Mobile Profit Share

There are no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Company is aware) during the 12 months preceding the date of this document which may have, or have had in the recent past, significant effects in relation to the Best Buy Mobile Profit Share.

8.                        Related party transactions

Between 30 September 2011 (being the date to which the Carphone Warehouse Group’s last unaudited interim financial statements were prepared) and 21 December 2011 (being the latest practicable date prior to the publication of this document), Carphone Warehouse Group has been party to the following transactions with related parties:

	Best Buy	Virgin
	Europe	Mobile
	Group	France
	£m	£m
Revenue for services provided	0.7	—
Net interest and other finance income	—	0.3
Loans owed to the Carphone Warehouse Group	—	24.8
Other amounts owed to the Carphone Warehouse Group	0.1	—

All of the above transactions took place at market rates.

The Carphone Warehouse Group has, alongside other shareholders in the business, provided guarantees to third party suppliers of Virgin Mobile France. The Company’s maximum potential exposure on these guarantees at 21 December 2011 (being the latest practicable date prior to publication of this document) was £20 million.

At 21 December 2011 (being the latest practicable date prior to publication of this document), the Carphone Warehouse Group had provided loans of £10.2 million to key management in relation to the CPW VES and a value enhancement scheme relating to the TalkTalk group. Within this, loans of £7.4 million were provided to Carphone Warehouse Directors.

9.                       Working Capital Statement

In the opinion of Carphone Warehouse, the working capital available to the Continuing Group is sufficient for the Continuing Group’s present requirements, that is for at least the next 12 months following the date of this document.

10.               Significant change

10.1        Continuing Group

There has been no significant change in the financial or trading position of the Continuing Group since 30 September 2011, being the date to which the Carphone Warehouse Group’s last unaudited interim financial statements were prepared, except in relation to the intended closure of Best Buy UK, as detailed in paragraph 9 of Part I of this document.

10.2        Best Buy Mobile Profit Share

There has been no significant change in the financial or trading position of the Best Buy Mobile Profit Share since 30 September 2011, being the date to which the Carphone Warehouse Group’s last unaudited interim financial statements were prepared.

11.                 Consents

11.1             Credit Suisse has given and has not withdrawn its written consent to the issue of this document with the inclusion of the references to its name in the form and context in which they are included.

11.2             Deloitte LLP has given and has not withdrawn its written consent to the inclusion in this document of its report set out in Part VI and the references to its name in the form and context in which they are included.

12.                 Documents available for inspection

The following documents will be available for inspection during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) at the offices of Osborne Clarke, One London Wall, London EC2Y 5EB from the date of this document up to and including 20 January 2012:

(a)                  the existing memorandum and articles of association of the Company;

(b)                 the Carphone Warehouse New Articles;

(c)                  the annual report and accounts for the Carphone Warehouse Group for the financial year ended 31 March 2011;

(d)                the accountant’s report on the unaudited pro forma financial information by Deloitte LLP set out in section B of Part VI of this document;

(e)                  the Best Buy Implementation Agreement;

(f)                   the Option Agreement;

(g)                 the Participation Plan: and

(h)                 this document.

Dated: 23 December 2011

PART IX

DEFINITIONS

In this document, the following words and expressions have the following meanings, unless the context requires otherwise:

“Act”	the Companies Act 2006

“B/C Share Entitlement”

the entitlement of Carphone Warehouse Shareholders to receive one Carphone Warehouse B Share or one Carphone Warehouse C Share for each Carphone Warehouse Ordinary Share held at the B/C Share Scheme Record Time and, where the context requires, the aggregate entitlement of a Carphone Warehouse Shareholder to receive Carphone Warehouse B and/or Carphone Warehouse C Shares

“B/C Share Scheme Record Time”	6.00 p.m. on 27 January 2012 (or such other time and date as the Carphone Warehouse Board may determine)

“B/C Share Scheme”	the proposed transactions comprising the return of 172 pence per Carphone Warehouse Ordinary Share by way of the Share Alternatives

“BBY BBEDL Call Option”	the option exercisable at the discretion of Best Buy to acquire all of the Company’s interests in New BBEDL at fair market value pursuant to the provisions of the Option Agreement

“BBY C&M Call Option A”

the option exercisable at the discretion of Best Buy (following the exercise of the BBY BBEDL Call Option) to acquire all of the Company’s interests in the Global Connect Businesses in China and Mexico at fair market value pursuant to the provisions of the Option Agreement

“BBY C&M Call Option B”

the option exercisable at the discretion of Best Buy to acquire all of the Company’s interests in the Global Connect Businesses in China and Mexico at fair market value pursuant to the provisions of the Option Agreement

“BBY C&M/GC Call Option”

the option exercisable at the discretion of Best Buy to acquire all of the Company’s interests in the Global Connect Businesses in China and Mexico (if the BBY C&M Call Option A has not been exercised and completed) and/or all of the Company’s interests in all other Global Connect Businesses at fair market value pursuant to the provisions of the Option Agreement

“Best Buy”	Best Buy Co., Inc. (incorporated in the state of Minnesota), whose registered office is at 7001 Penn Avenue, South Richfield, MN 55423, United States of America

“Best Buy Call Options”

each and any of the BBY BBEDL Call Option, the BBY C&M Call Option A, the BBY C&M/GC Call Option and the BBY C&M Call Option B, each exercisable in accordance with the Option Agreement, giving Best Buy the right to buy the Company’s interests in New BBEDL and the Global Connect Businesses at certain times

“Best Buy Distributions”	Best Buy Distributions Limited (incorporated in England and Wales under the Companies Act 1985 with registered number 06576708), whose registered office is at 100 New Bridge Street, London EC4V 6JA

“Best Buy Europe”	Best Buy Europe Distributions Limited (incorporated in England and Wales under the Companies Act 1985 with registered number 06534088), whose registered office is at 1 Portal Way, London W3 6RS

“Best Buy Europe Group”	Best Buy Europe and its subsidiaries and interests in joint ventures and associates from time to time

“Best Buy Europe LTIP”	the Best Buy Europe Long Term Incentive Plan 2010

“Best Buy Group”

Best Buy and any parent company and any subsidiary or joint venture undertakings of Best Buy, or such companies, from time to time, including, unless otherwise stated, New BBEDL and any of its subsidiaries from time to time and, where the context so permits, each of them

“Best Buy Implementation Agreement”	the implementation agreement dated 12 December 2011 between Best Buy and Carphone Warehouse

“Best Buy Mobile” or “Best Buy Mobile Business”	the business in the United States and Canada in respect of which Best Buy Europe is entitled to the Best Buy Mobile Profit Share pursuant to the Best Buy Mobile Agreement

“Best Buy Mobile Agreement”	the amended and restated agreement dated 30 June 2008 between Best Buy Stores, LP, Old Carphone Warehouse and CPW Mobile

“Best Buy Mobile Consideration”

the total amount of £838 million payable by Best Buy pursuant to the Best Buy Mobile Disposal, consisting of the Best Buy Mobile Initial Consideration (which has been fixed at £813 million through the Carphone Warehouse Hedge) and £25 million in Best Buy Mobile Consultancy Payments

“Best Buy Consultancy Agreement”

the consultancy agreement to be entered into between CPW Consultancy and Best Buy in relation to the provision by Carphone Warehouse of consultancy services, principally in respect of the Best Buy Mobile Business

“Best Buy Mobile Consultancy Payments”

the consultancy payments of £5 million per annum to be made by Best Buy to Carphone Warehouse until the fifth anniversary of completion of the Best Buy Mobile Disposal pursuant to the Best Buy Consultancy Agreement

“Best Buy Mobile Disposal”	the disposal by Carphone Warehouse of its interest in the Best Buy Mobile Profit Share, as described in Part III of this document

“Best Buy Mobile Initial Consideration”

the $1,303,401,600 of cash consideration payable by Best Buy to Carphone Warehouse through the structure outlined in the Final Steps at completion of the Best Buy Mobile Disposal (which has been fixed at £813 million through the Carphone Warehouse Hedge)

“Best Buy Mobile Profit Share”

the entitlement of the Best Buy Europe Group to receive a variable royalty payment in respect of Best Buy Mobile in return for the licensing of UK-based know-how by CPW Mobile pursuant to the Best Buy Mobile Agreement, as described in paragraph 1.1 of Part III of this document

“Best Buy Proposals”	the Reorganisation, the Best Buy Mobile Disposal, the Global Connect Arrangements and the Options

“Best Buy Shareholders’ Agreement”

the shareholders’ agreement dated 30 June 2008 and made between Old Carphone Warehouse, CPW Retail, Best Buy and Best Buy Distributions in relation to the operation of the Best Buy Europe Group, as amended by an amendment agreement dated 28 January 2010 and made between Old Carphone Warehouse, CPW Retail, Best Buy, Best Buy Distributions and Carphone Warehouse

“Best Buy UK”	the “Best Buy” branded stores and online platform focusing on a broad range of consumer electronics, which was launched in the UK in April 2010

“Bluebottle”	Bluebottle UK Limited (incorporated in England and Wales under the Companies Act 1985 with registered number 3744190), whose registered office is at The School House, 50 Brook Green, London W6 7RR

“business day”	a day (excluding Saturdays, Sundays and public holidays) on which banks are generally open for business in the City of London

“C Share Dividend”	the proposed dividend of 172 pence per Carphone Warehouse C Share

“Carphone Warehouse” or the “Company”	Carphone Warehouse Group Public Limited Company (incorporated in England and Wales under the Act with registered number 7105905), whose registered office is at 1 Portal Way, London W3 6RS

“Carphone Warehouse Articles”	the existing articles of association of Carphone Warehouse

“Carphone Warehouse B Shares”	the redeemable preference shares of 172 pence each in the capital of Carphone Warehouse, carrying the rights and restrictions set out in Section B of Part IV of this document

“Carphone Warehouse Board” or “Carphone Warehouse Directors”	the board of directors of Carphone Warehouse and “Carphone Warehouse Director” means any member of the Carphone Warehouse Board

“Carphone Warehouse C Shares”	the non-cumulative irredeemable preference shares of 0.01 pence each in the capital of Carphone Warehouse, carrying the rights and restrictions set out in Section C of Part IV of this document

“Carphone Warehouse Capital Reduction”

the proposed reduction of the share capital of Carphone Warehouse, to be undertaken following completion of the B/C Share Scheme, involving the cancellation of the Carphone Warehouse Deferred Shares and the capital redemption reserve of the Company in accordance with Chapter 10 of Part 17 of the Act, as described in Section G of Part IV of this document

“Carphone Warehouse Court Hearing”	the hearing by the Court of the claim form to confirm the Carphone Warehouse Capital Reduction under section 648 of the Act

“Carphone Warehouse Court Order”	the order of the Court confirming the Carphone Warehouse Capital Reduction

“Carphone Warehouse Deferred Shares”	the deferred shares of 0.01 pence each in the capital of the Carphone Warehouse, carrying the rights and restrictions set out in Section D of Part IV of this document

“Carphone Warehouse General Meeting”

the general meeting of Carphone Warehouse, to be held at the offices of Osborne Clarke, One London Wall, London EC2Y 5EB at 10.00 a.m. on 20 January 2012, notice of which is set out at the end of this document, and any adjournment of such meeting

“Carphone Warehouse Group”

Carphone Warehouse and any parent company and any subsidiary or joint venture undertakings of Carphone Warehouse, or such companies, from time to time, including (unless otherwise stated) New BBEDL and any of its subsidiaries from time to time and, where the context so permits, each of them

“Carphone Warehouse Hedge”

the hedging arrangement entered into by Carphone Warehouse with Credit Suisse in respect of the Best Buy Mobile Initial Consideration of $1,303,401,600 whereby the conversion rate has been fixed to provide £813 million

“Carphone Warehouse LTIP”	the Carphone Warehouse Group plc Long-Term Incentive Plan 2010

“Carphone Warehouse New Articles”	the new articles of association of Carphone Warehouse to be adopted at the Carphone Warehouse General Meeting

“Carphone Warehouse Ordinary Shares”	the ordinary shares of 0.1 pence each in the capital of Carphone Warehouse

“Carphone Warehouse Resolutions”	the resolutions to be proposed at the Carphone Warehouse General Meeting, as set out in the Notice of Carphone Warehouse General Meeting

“Carphone Warehouse Share Proposals”	the B/C Share Scheme, the Carphone Warehouse Capital Reduction, the Participation Plan and the Restricted Share Award

“Carphone Warehouse Shareholders”	holders of Carphone Warehouse Ordinary Shares

“certificated” or in “certificated form”	where a share or other security is not in uncertificated form (that is, not in CREST)

“Change of Control Call Option”

the option exercisable at the discretion of the Company to acquire all of Best Buy’s interests in the Global Connect Businesses (other than in China and Mexico) at fair market value pursuant to the provisions of the Option Agreement

“connected persons”	as defined in section 839 of the Income and Corporation Taxes Act 1988

“Consortium Relief Agreement”

the agreement entered into on 30 June 2008 between Old Carphone Warehouse, CPW Retail, Best Buy Europe and Best Buy Distributions in relation to consortium tax relief, as to be amended following completion of the Best Buy Mobile Disposal

“Continuing Group”

the Carphone Warehouse Group as it will exist immediately following completion of the Best Buy Mobile Disposal, including the Global Connect Businesses and, for the avoidance of doubt, prior to the exercise of any option under the Option Agreement

“Controlling Interest”

a direct or indirect interest in shares (as defined in Schedule 1 of the Act) in a company conferring in aggregate 50 per cent. or more of the total voting rights conferred by the issued shares in that company acquired by the acquisition or issue of shares or otherwise or any other interest conferring actual working control over all or substantially all the assets of a company

“Court”	the High Court of Justice in England and Wales

“CPW BBEDL Call Option”	the option exercisable at the discretion of Carphone Warehouse to acquire all of Best Buy’s interests in New BBEDL pursuant to the provisions of the Option Agreement

“CPW Brands 2”	CPW Brands 2 Limited (incorporated in England and Wales under the Act with registered number 7135355) whose registered office is at 1 Portal Way, London W3 6RS

“CPW Consultancy”	CPW Consultancy Limited (incorporated in England and Wales under the Act with registered number 7881879), whose registered office is at 1 Portal Way, London W3 6RS

“CPW Europe”	the business of the Best Buy Europe Group, excluding Best Buy UK and the Best Buy Mobile Profit Share, principally being the provision of mobile and other wireless technology and services

“CPW Licence Agreement”	the licence agreement entered into on 25 June 2008 between CPW Limited and CPW Mobile

“CPW Limited”	The Carphone Warehouse Limited (incorporated in England and Wales under the Companies Act 1985 with registered number 2142673), whose registered office is at 1 Portal Way, London W3 6RS

“CPW Mobile”	CPW Mobile Limited (incorporated in England and Wales under the Companies Act 1985 with registered number 6330995), whose registered office is at 1 Portal Way, London W3 6RS

“CPW Put Option A”

the option exercisable at the discretion of the Company to require Best Buy to acquire all of the Company’s interests in the Global Connect Businesses in China and Mexico and/or all of the Company’s interests in all other Global Connect Businesses (to the extent not acquired by Best Buy under either the BBY C&M Call Option A or the BBY C&M/GC Call Option) at fair market value pursuant to the provisions of the Option Agreement

“CPW Put Option B”

the option exercisable at the discretion of the Company to require Best Buy to acquire all of the Company’s interests in the Global Connect Businesses in China and Mexico and/or all of the Company’s interests in all other Global Connect Businesses at fair market value pursuant to the provisions of the Option Agreement

“CPW Retail”	CPW Retail Holdings Limited (incorporated in England and Wales under the Act with registered number 6585729), whose registered office is at 1 Portal Way, London W3 6RS

“CPW VES”	the Carphone Warehouse Best Buy Europe Value Enhancement Scheme

“Credit Suisse”	Credit Suisse Securities (Europe) Limited (incorporated in England and Wales under the Companies Act 1985 with registered number 6330995), whose registered office is One Cabot Square, London E14 4QJ

“CREST”	the relevant system (as defined in the CREST Regulations) of which Euroclear is the Operator (as defined in the CREST Regulations)

“CREST Manual”	the CREST Manual referred to in agreements entered into by Euroclear

“CREST payment”	has the meaning given in the CREST Manual

“CREST Proxy Instruction”	the appropriate CREST message to make a proxy appointment by means of CREST

“CREST Regulations”	the Uncertificated Securities Regulations 2001 (Sl 2001 No. 3755)

“CREST sponsor”	a CREST participant admitted to CREST as a CREST sponsor

“Deferred Capital Option”	the allotment of Carphone Warehouse B Shares to be redeemed by Carphone Warehouse on the Second Effective Date

“Demerger”	the demerger of the UK fixed line telecommunications division of Old Carphone Warehouse to TalkTalk which became effective on 26 March 2010

“Disclosure and Transparency Rules”	the disclosure and transparency rules made by the FSA pursuant to section 73A of FSMA

“EBIT”	earnings before interest and taxation

“Election Deadline”	4.30 p.m. on 27 January 2012 (or such other date/time as the Carphone Warehouse Directors may in their absolute discretion determine)

“Election Period”

the period from the date of this document until the Election Deadline, during which time Carphone Warehouse Shareholders (other than Overseas Shareholders resident, or with a registered address, in a Restricted Territory) may make elections for one or more of the Share Alternatives

“Equiniti” or “Registrars”	Equiniti Limited, a company incorporated under the laws of England and Wales

“ESOT”	employee share ownership trust

“Euroclear”	Euroclear UK & Ireland Limited, a company incorporated under the laws of England and Wales

“EVA”	economic value added

“Final Steps”	the steps of the Reorganisation which are to be undertaken following the Carphone Warehouse General Meeting, as described in paragraph 1.3(b) of Part III of this document

“First Effective Date”

such date as the Carphone Warehouse Directors in their absolute discretion may determine between 30 January 2012 and 5 April 2012, being the date on which (a) the C Share Dividend will become payable and (b) the Carphone Warehouse B Shares issued under the Immediate Capital Option will be redeemed

“First Payment Date”

such date as the Carphone Warehouse Directors in their absolute discretion may determine between 30 January 2012 and 5 April 2012 (inclusive) (or such other date as the Carphone Warehouse Directors in their absolute discretion may determine but being, in any event, a date within 14 days of the First Effective Date) being the date on which funds are expected to be sent to Carphone Warehouse Shareholders under the Income Option and/or the Immediate Capital Option

“Form of Election”

the form of election by which Carphone Warehouse Shareholders (other than Overseas Shareholders resident, or with a registered address, in a Restricted Territory) holding Carphone Warehouse Ordinary Shares in certificated form may elect for the Share Alternatives, which accompanies this document

“Form of Proxy”	the form of proxy for use at the Carphone Warehouse General Meeting which accompanies this document

“FSA”	the UK Financial Services Authority

“FSMA”	the Financial Services and Markets Act 2000 (as amended)

“Global Connect Agreement”	the agreement or agreements proposed to be entered into between Carphone Warehouse and Best Buy in connection with the Global Connect Businesses

“Global Connect Arrangements”	the arrangements between Carphone Warehouse and Best Buy in respect of the conduct of the Global Connect Businesses, to be set out in the Global Connect Agreement

“Global Connect Board”	the non-statutory board responsible for the governance of the Global Connect Business in accordance with the Global Connect Governance Paper

“Global Connect Business” or “Global Connect Businesses”

the businesses which the Company and Best Buy intend to deploy and carry out in territories other than those in which the Best Buy Europe Group carries on business and the United States and Canada pursuant to the terms of the Global Connect Agreement, including the sale and/or connection of communication products to MNOs and fixed line networks, including mobile handsets, connected tablets, tethered products and associated accessories

“Global Connect Governance Paper”	the agreed form paper which sets out the rules for the governance of the Global Connect Business

“Global Connect Subsidiaries”	the subsidiaries of Carphone Warehouse through which Carphone Warehouse will hold its interests in the Global Connect Businesses in each of the Global Connect Territories

“Global Connect Territories”	any territory outside of Europe, Canada and the United States in which the Global Connect Business will operate

“Headline results”

results before the amortisation of acquisition intangibles and goodwill expense and before exceptional items which are considered to be one-off and so material that they require separate disclosure to avoid distortion of underlying performance. The Headline EBIT and EBITDA of Best Buy Europe includes the unwinding of discounts for the time value of money on network commissions receivable, which is included as interest income in its statutory results. The Headline revenue of Virgin Mobile France excludes contributions towards subscriber acquisition costs from network operators and customers, which is instead netted off against acquisition costs within EBITDA. The phrases “Headline earnings”, “Headline EPS”, “Headline EBIT”, “Headline EBITDA” and “Headline revenue” should be interpreted in the same way

“Heads of Terms”	the binding heads of terms dated 6 November 2011 between Carphone Warehouse and Best Buy

“HMRC”	Her Majesty’s Revenue & Customs

“IFRS”	International Financial Reporting Standards as adopted by the European Union

“Immediate Capital Option”	the allotment of Carphone Warehouse B Shares to be redeemed by Carphone Warehouse on the First Effective Date, or such later date as the Carphone Warehouse Directors may determine

“Income Option”	the allotment of Carphone Warehouse C Shares in respect of which the C Share Dividend will become payable on the First Effective Date

“Listing Rules”	the listing rules made by the FSA pursuant to section 73A of FSMA

“London Stock Exchange”	London Stock Exchange plc

“MNO”	mobile network operator

“MVNO”	mobile virtual network operator

“New BBEDL”	New BBED Limited (incorporated in England and Wales under the Act with registered number 7866062), whose registered office is at 1 Portal Way, London W3 6RS

“New BBEDL Group”	New BBEDL and its subsidiaries from time to time which will include the Best Buy Europe Group

“New BBEDL Shareholders’ Agreement”

the amended and restated shareholders’ agreement to be entered into following approval of the Carphone Warehouse Resolutions and made between Carphone Warehouse, Best Buy and Best Buy Distributions relating to the operation of the New BBEDL Group

“New CPWM”	New CPWM Limited (incorporated in England and Wales under the Act with registered number 7866069), whose registered office is at 1 Portal Way, London W3 6RS

“New CPWM Group”	New CPWM and its subsidiaries from time to time

“New IPCo”	Oval (2248) Limited (incorporated in England and Wales under the Act with registered number 7866077), whose registered office is at 1 Portal Way, London W3 6RS

“New Tax Sharing and Indemnity Deed”	the tax sharing and indemnity deed to be entered into following completion of the Best Buy Mobile Disposal between Carphone Warehouse, Best Buy and New BBEDL

“Notice of Carphone Warehouse General Meeting”	the notice of the Carphone Warehouse General Meeting which is set out at the end of this document

“Official List”	the official list of the UK Listing Authority

“Old Carphone Warehouse”

TalkTalk Telecom Holdings Limited (formerly called The Carphone Warehouse Group PLC) (incorporated in England and Wales under the Companies Act 1985 with registered number 03253714), whose registered office is at 11 Evesham Street, London W11 4AR

“Option Agreement”

the option agreement to be entered into between the Company and Best Buy following completion of the Best Buy Mobile Disposal granting each of them various put and call options in respect of their respective interests in New BBEDL and the Global Connect Businesses, as described in Part III of this document

“Options”	the put and call options set out in the Option Agreement, including the Best Buy Call Options

“Overseas Shareholders”

Carphone Warehouse Shareholders who are not resident in the United Kingdom or who are citizens, residents or nationals of a country other than the United Kingdom or who have a registered address which is not in the United Kingdom. For the avoidance of doubt, Carphone Warehouse Shareholders who are not resident in the United Kingdom include Carphone Warehouse Shareholders who are resident in the Channel Islands or the Isle of Man

“Participation Plan”	the Carphone Warehouse Group plc Participation Plan 2011, as described in Section H of Part IV of this document

“persons with information rights”

persons in respect of whom a nomination pursuant to the provisions of section 146 of the Act has been made (and not been suspended, revoked or ceased to have effect) by a Carphone Warehouse Shareholder

“Preparatory Steps”	the steps of the Reorganisation undertaken prior to the date of this document, as described in paragraph 1.3(a) of Part III of this document

“Proposals”	the Best Buy Proposals and the Carphone Warehouse Share Proposals

“Prospectus Rules”	the prospectus rules made by the FSA pursuant to section 73A of the FSMA

“Registrar of Companies”	the Registrar of Companies in England and Wales, within the meaning of the Act

“Regulatory Information Service”	any channel recognised as a channel for the dissemination of regulatory information by listed companies as defined in the Listing Rules

“Reorganisation”	the proposed reorganisation of the Carphone Warehouse Group to be effected prior to completion of the Best Buy Mobile Disposal, as described in Part III of this document

“Reporting Accountants”	Deloitte LLP of 2 New Street Square, London EC4A 3BZ

“Restricted Share Award”	the award of Carphone Warehouse Ordinary Shares to employees of the Best Buy Europe Group, as described in Section I of Part IV of this document

“Restricted Territories”	the United States, Canada, Australia, New Zealand, Japan and the Republic of South Africa and “Restricted Territory” means any of them

“SDRT”	stamp duty reserve tax

“Second Effective Date”

such date as the Carphone Warehouse Directors in their absolute discretion may determine between 6 April 2012 and 31 March 2013 (inclusive) (or such other date as the Carphone Warehouse Directors in their absolute discretion may determine) being the date on which Carphone Warehouse B Shares issued pursuant to the Deferred Capital Option will be redeemed

“Second Payment Date”

such date as the Carphone Warehouse Directors in their absolute discretion may determine between 6 April 2012 and 31 March 2013 (inclusive) (or such other date as the Carphone Warehouse Directors in their absolute discretion may determine but being, in any event, a date within 14 days of the Second Effective Date) being the date on which funds are expected to be sent to Carphone Warehouse Shareholders in respect of the proceeds from the redemption of Carphone Warehouse B Shares issued pursuant to the Deferred Capital Option

“Securities Act”	the United States Securities Act 1933, as amended, and the rules and regulations promulgated under such Act

“Share Alternatives”	the Income Option, the Immediate Capital Option and the Deferred Capital Option, or any of them as the context may require

“Statutory results”

Headline results less amortisation of acquisition intangibles, goodwill expense and exceptional items as applicable. The phrases “statutory earnings”, “statutory EPS”, “statutory EBIT” and “statutory EBITDA” should be interpreted in the same way

“Sterling”	the lawful currency of the United Kingdom

“TalkTalk”	TalkTalk Telecom Group PLC (incorporation in England and Wales under the Act with registered number 7105891), whose registered office is at 11 Evesham Street, London, W11 4AR

“Tax Sharing and Indemnification Agreement”	the tax sharing and indemnification agreement entered into on 24 March 2010 between Old Carphone Warehouse, Carphone Warehouse and TalkTalk

“TTE Instruction”	a Transfer to Escrow instruction (as defined in the CREST Manual) in relation to the Carphone Warehouse Ordinary Shares held in uncertificated form

“UK Listing Authority” or “UKLA”	the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of FSMA

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland

“UKLA Rules”	together, the Listing Rules, the Prospectus Rules and the Disclosure and Transparency Rules

“uncertificated” or in “uncertificated form”

in respect of a share or other security, where that share or other security is recorded on the relevant register of the share or security concerned as being held in uncertificated form in CREST and title to which may be transferred by means of CREST

“US person”	as defined in Regulation S, as promulgated under the Securities Act

“US” or “United States”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia and all other areas subject to its jurisdiction

“VAT”	value added tax as provided under the Value Added Tax Act 1994

“Virgin Mobile France”

the joint venture operating an MVNO in France between, amongst others, Bluebottle, Carphone Warehouse and Financom S.A.S., operated by the French branch of Omer Telecom Limited and by Omer Mobile S.A.S.

CARPHONE WAREHOUSE GROUP PLC

(Incorporated in England and Wales under the Companies Act 2006 with registered number 7105905)

NOTICE OF CARPHONE WAREHOUSE GENERAL MEETING

NOTICE IS HEREBY GIVEN that a general meeting of Carphone Warehouse Group plc (the “Company”) will be held at 10.00 a.m. on 20 January 2012 at the offices of Osborne Clarke, One London Wall, London EC2Y 5EB for the purpose of considering and, if thought fit, passing the following resolutions of which resolutions 1, 5 and 6 will be proposed as ordinary resolutions and resolutions 2, 3, 4 and 7 will be proposed as special resolutions of the Company:

ORDINARY RESOLUTION

1.                                      THAT:

(a)                                  the proposed Best Buy Mobile Disposal (as defined in the circular sent to the shareholders of Carphone Warehouse Group plc on 23 December 2011 (the “Circular”)), be approved and the directors of the Company (or any duly authorised committee thereof) be and they are hereby authorised to take all such steps as they consider necessary to effect the same and to agree such variations or amendments to the Best Buy Mobile Disposal as the directors (or any duly authorised committee thereof) may consider necessary or appropriate, provided that such variations or amendments are non-material in nature; and

(b)                                 the proposed Option Agreement (as defined in the Circular), be approved and the directors of the Company (or any duly authorised committee thereof) be and they are hereby authorised to take all such steps as they consider necessary to effect the same and to agree such variations or amendments to the Option Agreement as the directors (or any duly authorised committee thereof) may consider necessary or appropriate, provided that such variations or amendments are non-material in nature.

SPECIAL RESOLUTIONS

2.                                       THAT, subject to and conditional upon the resolution numbered 1 set out in this notice being approved, the draft articles of association produced to the meeting and initialled for the purposes of identification by the chairman of the meeting be and they are adopted by the Company in substitution for, and to the exclusion of, its existing articles of association.

3.                                       THAT, subject to and conditional upon the resolutions numbered 1 and 2 set out in this notice being approved, the directors of the Company be and they are hereby generally and unconditionally authorised to:

(a)                                  capitalise a sum not exceeding £753,991,446 standing to the credit of the Company’s share premium account to pay up in full the Carphone Warehouse B Shares (as defined in the Circular);

(b)                                 capitalise a sum not exceeding £47,500 standing to the credit of the Company’s share premium account to pay up in full the Carphone Warehouse C Shares (as defined in the Circular); and

(c)                                  pursuant to section 551 of the Companies Act 2006 (the “Act”), to exercise all powers of the Company to allot and issue credited as fully paid up the Carphone Warehouse B Shares up to an aggregate nominal amount of £753,991,446 and Carphone Warehouse C Shares up to an aggregate nominal amount of £47,500 to holders of ordinary shares in the capital of Carphone Warehouse on the basis of one Carphone Warehouse B Share or one Carphone Warehouse C Share for each Carphone Warehouse Ordinary Share (as defined in the Circular) held and recorded on the register of members of the Company at 6.00 p.m. on 27 January 2012 (or such other time and date as the directors of the Company may determine), such authority to expire at the conclusion of the next annual general meeting of the Company or the close of business on 31 March 2013 (whichever is earlier), in accordance with (i) the terms of the Circular, (ii) the determination of the directors of the Company (as described in the Circular) as to the number of Carphone Warehouse B Shares and Carphone Warehouse C Shares to be allotted and issued, and (iii) subject to the terms set out in the Circular and the aforementioned directors’ determination, valid elections made (or deemed to be made)

by the holders of Carphone Warehouse Ordinary Shares pursuant to the terms of the Circular as to whether to receive Carphone Warehouse B Shares and/or Carphone Warehouse C Shares.

4.                                       THAT subject to and conditional upon the resolutions numbered 1, 2 and 3 set out in this notice being approved and subject to and conditional upon the confirmation of the High Court of Justice in England and Wales:

(a)                                  the issued share capital of the Company be reduced by cancelling and extinguishing all of the issued Carphone Warehouse Deferred Shares (as defined in the Circular) in the Company; and

(b)                                 the capital redemption reserve of the Company be cancelled.

ORDINARY RESOLUTIONS

5.                                       THAT subject to and conditional upon the resolutions numbered 1, 2, 3, and 4 set out in this notice being approved, the establishment by the Company of the Carphone Warehouse Group plc Participation Plan 2011 (the “Participation Plan”), the principal terms of which are summarised at paragraph Section H of Part IV of the Circular, be and is hereby approved and:

(a)                                  the directors of the Company be and they are hereby authorised to do all things necessary or expedient to carry the Participation Plan into effect;

(b)                                 subject to the rules of the Participation Plan, the directors of the Company be and they are hereby authorised to make such alteration or addition to the Participation Plan as may be necessary in order to benefit the administration of the Participation Plan at any time; and

(c)                                  the directors of the Company be and they are hereby authorised to establish further employee share schemes based on the Participation Plan but modified to take account of local tax, exchange control or securities laws in any overseas jurisdiction.

6.                                       THAT, subject to and conditional upon the resolutions numbered 1, 2, 3, 4 and 5 set out in this notice being approved, the directors of the Company be and they are hereby unconditionally authorised:

(a)                                  for the purposes of the Participation Plan, pursuant to section 551 of the Act to exercise all powers of the Company to allot Carphone Warehouse Ordinary Shares up to an aggregate nominal amount of £20,000; and

(b)                                 for the purposes of the Restricted Share Award, as defined in the Circular, pursuant to section 551 of the Act to exercise all powers of the Company to allot Carphone Warehouse Ordinary Shares to employees of New BBED Limited and its subsidiaries from time to time up to an aggregate nominal amount of £7,000 provided that, unless previously revoked, varied or extended, this power shall expire on the date falling five years after the date of the passing of this resolution except that the Company may before the expiry of this power make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such an offer or agreement as if this power had not expired.

SPECIAL RESOLUTION

7.                                       THAT, subject to and conditional upon the resolutions numbered 1, 2, 3, 4, 5 and 6 set out in this notice being approved, the directors of the Company be and they are hereby unconditionally authorised:

(a)                                  for the purposes of the Participation Plan pursuant to section 570(1) of the Act to allot equity securities (as defined in section 560(1) of the Act) of the Company wholly for cash pursuant to the authority set out in resolution numbered 6 (a) above as if section 561 (1) of the Act did not apply to such allotment; and

(b)                                 for the purposes of the Restricted Share Award, pursuant to section 570(1) of the Act to allot equity securities (as defined in section 560(1) of the Act) of the Company wholly for cash pursuant to the authority set out in resolution numbered 6 (b) above as if Section 561(1) of the Act did not apply to such allotment provided that, unless previously revoked, varied or extended, this power shall expire on the date falling five years after the date of the passing of this resolution except that the Company may before the expiry of this power make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such an offer or agreement as if this power had not expired.

Dated: 23 December 2011

Registered office:	By Order of the Board
One Portal Way
London	Tim Morris
W36RS	Company Secretary

Notes:

1.               Eligibility to attend

To be entitled to attend and vote at the meeting and for the purpose of the determination by the Company of the votes they may cast, shareholders must be registered in the register of members of the Company as at 6.00 p.m. 18 January 2012 or, in the event that the meeting is adjoumed, in the register of members at 6.00 p.m. on the date two days before the date of any adjoumed meeting. Changes to entries on the register of members after the relevant deadline shall be disregarded in determining the rights of any persons to attend or vote at the meeting.

2.               Proxy voting

A member of the Company is entitled to appoint a proxy to exercise all or any of his or her rights to attend and to speak and vote on his/her behalf at the meeting. A member of the Company may appoint more than one proxy in relation to the meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that member. A proxy need not be a member of the Company.

A form of proxy which may be used to make such appointment and give proxy instructions accompanies this notice. Instructions for use are shown on this form. Lodging a completed proxy form or any CREST Proxy Instruction (as described in paragraph 3 below) will not prevent the member from attending and voting in person if he/she wishes to do so.

To be valid, the form of proxy, together with any power of attomey or other authority under which it is signed, or a duly certified or office copy thereof, must be received by post or (during normal business hours only) by hand at the offices of the Company’s Registrars, Equiniti Limited at Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA not later than 10.00 a.m. on 18 January 2012, or if the meeting is adjoumed, no later than 48 hours before the time fixed for the adjoumed meeting.

If you are a person with information rights under section 146 of the Act you do not have the right to appoint a proxy. You may, however, have specific rights to instruct the member who granted you information rights as to how a member exercise their right to appoint a proxy.

3.               Electronic voting

Instructions for registering your votes on electronically are appended to the form of proxy enclosed with this notice. CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so by using the procedures described in the CREST Manual (available at www.euroclear.comlCREST). CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider(s) should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for such instruction, as described in the CREST Manual. The message, regardless of whether it constitutes the appointment of a proxy or is an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by the Company’s agent (CREST participant ID RA19) not later than 10.00 a.m. on 18 January 2012, or if the meeting is adjourned, not later than 48 hours before the time fixed for the adjoumed meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Application Host) from which the Company’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular message. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concemed to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his or her CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

4.               Nominated Persons

Any person to whom this notice is sent who is a person nominated under section 146 of the Act to enjoy information rights (a “Nominated Person”) may, under an agreement between himlher and the member by whom he/she was nominated, have a right to be appointed (or to have someone else appointed) as a proxy for the meeting. If a Nominated Person has no such proxy appointment right or does not wish to exercise it, he/she may, under any such agreement, have a right to give instructions to the member as to the exercise of voting rights.

The statement of the rights of members in relation to the appointment of proxies in note 2 above does not apply to Nominated Persons. The rights described in that paragraph can only be exercised by members of the Company.

5.               Corporate Representatives

Representatives of shareholders that are corporations will have to produce evidence of their appointment when attending the general meeting. Please contact our registrars, Equiniti if you need any further guidance on this.

6.               Total Voting Rights

As at 21 December 2011 (being the last practicable day prior to the publication of this notice) the Company’s issued share capital consisted of 457,054,122 ordinary shares, carrying one vote each. Therefore the total voting rights in the Company as at such date are 457,054,122.

7.               Proof of Identity

Shareholders and participants may also be required to provide proof of identity. If you have been appointed as a shareholder’s proxy please make this fact known on admission to the Equiniti personnel.

8.               Information available for inspection

The following information is available for inspection at the registered office of the Company (weekends and public holidays excluded). It will also be available for inspection at the place of the general meeting from 9.45 a.m. on the day of the meeting until the conclusion of the meeting:

(a) the new articles of association to be adopted by the Company; and

(b) the rules of the Carphone Warehouse Group plc Participation Plan 2011.

9.               Publication of information

From the date of this notice and for the following two years the following information will be available on the Company’s website and can be accessed at www.cpwplc.com:

(a)          the matters set out in the notice of this meeting;

(b)         the total number of shares in the Company and shares of each class, in respect of which members are entitled to exercise voting rights at the meeting; and

(c)          the totals of the voting rights that members are entitled to exercise at the meeting in respect of the shares of each class.

10.         Asking questions at the meeting

During the meeting the Chairman will give shareholders and eligible participants the opportunity to ask questions. The Company will answer any such questions unless exempted by the provisions of section 319A of the Act.

11.         Enquiries

If you have any questions relating to this document, the general meeting or the completion and return of the form of proxy, please telephone Equiniti Limited on 0871 384 2955 from within the UK, or +44 121 415 0229 if calling from outside the UK. The helpline cannot provide advice on the merits of the proposed resolutions or give any financial, legal or tax advice. You may not use any electronic address provided either in this notice or any related documents (including the form of proxy) to communicate with the Company for any purposes other than those expressly stated.

Calls to 0871 384 2955 are charged at 8p per minute from a BT Landline, other telephone provider costs may apply. Calls to +44 121 4150229 from outside the UK are chargeable at applicable international rates. Lines are open 8.30 a.m. to 5.30 p.m., Monday to Friday.